SECURITIES AND EXCHANGE COMMISSION
                      Washington, D.C. 20549


                         ---------------

                            FORM SB-2
                      REGISTRATION STATEMENT
                              UNDER
                    THE SECURITIES ACT OF 1933

                         ---------------


                       MENTOR ON CALL, INC.
      (Exact name of registrant as specified in its charter)
      ------------------------------------------------------

                 Commission File Number: 0-27739

Nevada, U.S.A.                                         77-0517966
(State or other jurisdiction of                  (I.R.S. Employer
incorporation or organization)                Identification No.)


           40 King Street West, Suite 4900, Toronto,
                     Ontario, Canada M5H 4A2
             (Address of principal executive offices)

                          (416) 777-6714
         (Issuer's telephone number, including area code)


                               N/A
       (Former name, former address and former fiscal year,
                  if changed since last report)


                       MENTOR ON CALL, INC.
                c/o Corporate Legal Advisors, Ltd.
                       2320 Paseo Del Prado
                            Suite B205
                     Las Vegas, Nevada 89109
                          (702)    -
           (Address, including zip code, and telephone number, including area code, of agent for service)


                             COPY TO:

                  Christopher H. Dieterich, Esq.
                      DIETERICH & ASSOCIATES
              11300 W. Olympic Boulevard, Suite 800
                  Los Angeles, California 90064
                          (310) 312-6888

                        ------------------


APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
From time to time after the effective date of this Registration
Statement.

     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: |X|

     If the registrant elects to deliver its latest annual report to security holders, or a complete and legible facsimile thereof, pursuant to Item 11(a)(1)of this form, check the following box.
|_|

     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

     If this form is filed to register additional securities for an offering pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

     If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the effective registration statement for the same offering. |_|

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box: |_|

                        ------------------


                              CALCULATION OF REGISTRATION FEE

-------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------

TITLE OF EACH               AMOUNT TO BE     PROPOSED MAXIMUM   PROPOSED MAXIMUM     AMOUNT OF
CLASS OF SHARES              REGISTERED       OFFERING PRICE     OFFERING PRICE    REGISTRATION
TO BE REGISTERED                                PER SHARE                              FEE(1)
-------------------------------------------------------------------------------------------------

Common Stock, Underlying
  Investment Agreement......19,200,000          $0.17               3,264,000            862
Common Stock Underlying
  Swartz Warrant(1).........   800,000          $1.75               1,400,000            370
        Total Registration
          and Fee...........20,000,000                             $4,664,000          1,232
-------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------

(1) Pursuant to Rule 416 under the Securities Act, such additional number of shares of common stock subject to the Warrants and Options are also being registered to cover any adjustment resulting from the operation of the anti-dilution provisions relating to the Warrants. The indeterminate number of additional shares shall be issuable pursuant to Rule 416 to prevent dilution resulting from stock splits, stock dividends or similar transactions.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------


THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

                        ------------------

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.


                            Prospectus


                     UP TO 20,000,000 SHARES


                     [MENTOR ON CALL's Logo]


                       MENTOR ON CALL, INC.


                           Common Stock
          ----------------------------------------------



     The selling shareholders listed below may use this prospectus in connection with the following resales of our common stock:

        Swartz Private Equity, LLC may offer up to 20,000,000 shares that we may issue to it when we exercise our right to "Put" shares to Swartz under our equity line agreement with Swartz or upon the exercise of warrants.

     The selling shareholders may sell the common stock at prices and on terms determined by the market, in negotiated transactions or through underwriters. Swartz is an "underwriter" within the meaning of Section 2(11) the Securities Act in connection with its sales of our common stock.

     We will not receive any proceeds from the sale of shares by the selling shareholders. However, we will receive proceeds from the sale of shares to Swartz and upon the cash exercise of warrants held by Swartz.

     INVESTING IN THE SHARES INVOLVES A HIGH DEGREE OF RISK.
"RISK FACTORS" BEGIN ON PAGE _.

     Our common stock is presently listed and traded on the National Association of Securities Dealers' Over-The-Counter Bulletin Board exchange under the symbol "MNOC." The last reported sales price of our common stock on January 11, 2001 was $0.20 per share.

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE
SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE
SECURITIES OR DETERMINED IF THIS PROSPECTUS IS ACCURATE OR
COMPLETE.  ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL
OFFENSE.



          SUBJECT TO COMPLETION, DATED JANUARY 11, 2001


         The date of this prospectus is __________, 2001



                        TABLE OF CONTENTS


                                                            Page
                                                            ----

Prospectus Summary..............................................
Risk Factors....................................................
Special Note Regarding Forward-Looking Statements..............
Use of Proceeds................................................
Determination of Offering Price................................
Dilution.......................................................
The Investment Agreement.......................................
Selling Security Holders.......................................
Plan Of Distribution...........................................
Legal Proceedings..............................................
Directors, Executive Officers, Promoters and
  Control Persons...
Security Ownership of Certain Beneficial Owners
  and Management.
Description of Securities......................................
Interest of Named Experts and Counsel..........................
Disclosure of Commission Position on Indemnification
  for Securities Act Liabilities...............................
Organization Within Last Five Years............................
Description of Business........................................
Management's Discussion and Analysis or Plan
  of Operation.................................................
Description of Property........................................
Certain Relationships and Related Transactions.................
Market for Common Equity and Related Stockholder
  Matters......................................................
Executive Compensation.........................................
Financial Statements...........................................
Changes in and Disagreements With Accountants on
  Accounting and Financial Disclosure..........................
Information Incorporated by Reference..........................
Where You Can Find More Information............................
Indemnification of Directors and Officers......................
Other Expenses of Issuance and Distribution....................
Recent Sales of Unregistered Securities........................
Exhibits.......................................................
Undertakings...................................................
Signatures.....................................................



     You should only rely on the information contained in this prospectus or any supplement. We have not authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer of these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front cover of this prospectus or any supplement.

                        PROSPECTUS SUMMARY

Description of Business.

     Mentor On Call, Inc. will provide a proprietary, web enabled, computer based managed E-learning system along with streaming videos and other proprietary technologies to educational institutions and corporations to enhance learning and corporate training.

     Mentor 7/24/365 call center technology will provide realtime assistance and service to learners and educators.

     Secondary operations will enhance the current "infomercial" marketplace through the detailed, on demand, visual and audio display and digital delivery of products currently marketed through radio and television commercial spots.

     Distribution of interactive video call center services and distance learning will be facilitated by Mentor through broadband connectivity devices aimed at providing residential and small business users with high speed access.

     Our executive offices are located at 40 King Street West, Suite 4900, Toronto, Ontario, Canada M5H 4A2 and our telephone number is (416) 777-6714.

Mentor On Call Products and Services.

     The business of the management of education and training as well as electronic information systems relies on computerized delivery systems more than ever before and the nature of training management and delivery systems has been rapidly changing.

     From early text-only delivery to current combinations of rich text, embedded objects, intelligent forms, file storage and management, increasing demands are being made upon education and training delivery systems. Businesses need a comprehensive training delivery platform that includes the tools necessary to create rich collaboration content and definitive curriculum detail.

RECENT DEVELOPMENTS

     THE SWARTZ TRANSACTION

     On September 8, 2000, we entered into an investment agreement with Swartz Private Equity, LLC (the "Investment Agreement"). Under the Investment Agreement, also referred to as an equity line, we have the option to sell, or "Put," up to $35 million of our common stock to Swartz, subject to a formula based on stock price and trading volume, over a three year period beginning on the effective date of the registration statement, of which this prospectus is a part. In addition, we issued to Swartz a warrant to purchase 800,000 shares of our common stock at a price of $1.75 per share, subject to adjustment, and agreed to provide additional warrants, on an ongoing basis, equal to 10% of each Put amount at a price of 110% of the market price for the applicable Put, subject to adjustment. We may also issue additional warrants to Swartz under the terms of the Investment Agreement. We describe this transaction in more detail under the caption "The Investment Agreement."

     THE OFFERING

     By means of this prospectus, the selling shareholders are offering for sale up to 20,000,000 shares of our common stock. We are required under our contract with Swartz to register 20,000,000 shares plus an indeterminate number of shares above 20,000,000. We have elected to register 20,000,000 shares. The selling shareholders may sell the common stock at prices and on terms determined by the market, in negotiated transactions and through underwriters.


                           RISK FACTORS

     The securities offered for sale hereunder by the Company are highly speculative in nature, involve a high degree of risk and should be purchased only by persons who can afford to lose the entire sum invested in the common shares. You should carefully consider the following risk factors, as well as the other information contained in this prospectus, before purchasing shares of our common stock.

NO SIGNIFICANT OPERATING HISTORY

     We do not have any significant operating history upon which to evaluate our future performance. The Company commenced its current operations on January 18, 2000, and its activities have been primarily directed to research and development of its technologies and administrative and marketing activities.

ABSENCE OF SIGNIFICANT REVENUES

     The Company has had limited revenues and financial results upon which prospective investors may base an assessment of its potential. There is no assurance that the company will become profitable. The Company has experienced in the past and may experience in the future many of the problems, delays and expenses encountered by any early stage business, some of which are beyond the Company's control. These include, but are not limited to substantial delays and expenses related to testing and development of new ASP business model products, production and marketing problems in connection with new products and technologies, unexpectedly high manufacturing costs, competition from larger and more established companies, lack of market acceptance of such products and technologies and other unforeseen difficulties.

ACCUMULATED DEFICIT; WORKING CAPITAL DEFICIT; HISTORY OF LOSSES;
UNCERTAIN PROFITABILITY

     To date, we have incurred significant losses. As of the nine months ended September 30, 2000, our net loss was $4,489,496. Such losses have resulted primarily from significant costs associated with the development and marketing of our products. We expect to incur additional operating losses in the future unless and until we are able to generate operating revenues sufficient to support expenditures. There is no assurance that sales of our products will ever generate sufficient revenues to fund our continuing operations, the we will generate positive cash flow from operations or that we will attain and thereafter sustain profitability in any future period.

NEED FOR ADDITIONAL FINANCING; INSUFFICIENT FUNDS FOR THE NEXT
TWELVE MONTHS

     Based on the potential rate of cash operating expenditures and current plans, management anticipates that our cash requirements for the next twelve months may be satisfied from the proceeds of the Investment Agreement with Swartz, subject to certain conditions, including but not limited to, the effectiveness of this registrations statement covering the shares of the common stock, the price of our common stock and volume limitations related to our common stock. We also anticipate that our future cash requirements may be satisfied by improved product sales, the sale of additional Company equity securities, debt financing and/or the sale or licensing of certain of our technologies. However, we do not have any binding commitment with regard to additional funds, and there can be no assurance that any future funds required would be generated from operations or from the aforementioned or other potential sources. The lack of additional capital could force us to substantially curtail or cease operations and would therefore have a material adverse effect on our business. Further, there can be no assurance that any such required funds, if available, will be available on attractive terms or that they will not have a significantly dilutive effect on our existing shareholders.

TECHNOLOGIES IN VARIOUS STAGES OF DEVELOPMENT; NO ASSURANCE OF
COMPLETION; MAY BE SUBJECT TO ADDITIONAL DELAYS

     Our technologies and products are in various stages of development. There can be no assurance that additional products can be introduced or technologies completed to production or marketability due to the inherent risks of new product and technology development, limitations on financing, competition, obsolescence, loss of key personnel and other factors. Although certain technology of the Company may be licensable at the current stage of development, there can be no assurance thereof. The Company has generated limited revenues from its various technologies to date and has no agreements or arrangements providing any assurance of revenues in the future. The Company's development projects are high risk in nature, where unanticipated technical obstacles can arise at any time and result in lengthy and costly delays or in a determination that further development is not feasible.

FUTURE DEPENDANT ON MARKET ACCEPTANCE OF THE COMPANY'S
TECHNOLOGIES AND PRODUCTS

     The future of the Company is dependent upon the success of the current and future generations of one or more of the Company's technologies and the success of its E-Learning software platform. There can be no assurance the Company can introduce any of its technologies or new products or that, if introduced, they will achieve market acceptance such that in combination with existing products they will sustain the Company or allow it to achieve profitable operations.

INTERNET AND TELECOMMUNICATIONS INFRASTRUCTURE DISRUPTIONS COULD
ADVERSELY AFFECT OUR BUSINESS

     Internet infrastructure failures or disruptions caused by increased traffic on the Web, technical difficulties, vandalism or acts of God, among other factors, may impede our ability to transmit streaming video content to viewers. Repeated failures or disruptions may result in viewer dissatisfaction with the Internet as a viewing medium, which may lead to a diminution of our viewer base and a resultant impairment of our ability to generate advertising and e-commerce transaction revenues.

     We will have to rely on local and long-distance telecommunications companies to provide data communications capacity. These providers may experience service disruptions or have limited capacity, which could disrupt the provision of streaming video content to viewers. We may not be able to replace or supplement these services on a timely basis, if at all. In addition, because we must rely on third-party telecommunications services providers for connection to the Internet, we may not be able to control decisions regarding the availability of, or our access to, services at any given time.

WE RELY ON OUR MANAGEMENT TEAM AND EMPLOYEES

     Our success will depend to a large degree upon the efforts of our management, technical and marketing personnel. Our success will also depend on our ability to attract and retain additional qualified management, technical and marketing personnel. Hiring employees with the combination of skills and attributes required to carry out the strategy is extremely competitive. We do not have "key person" life insurance policies upon any of our of our officers or other personnel. The loss of the services of key personnel together with an inability to attract qualified replacements could adversely affect prospective growth.

SIGNIFICANT COMPETITION AND POSSIBLE OBSOLESCENCE

     Technological competition from other and longer established companies is significant and is expected to increase. Most of the companies with which the Company competes and expects to compete have far greater capital resources and more significant research and development staff. The Company's ability to compete effectively may be adversely affected by the ability of these competitors to devote greater resources to the sale and marketing of their products than are available to the Company. In addition, one or more of the Company's competitors may succeed or may have already succeeded in developing technologies and products that are more effective than any of those offered or being developed by the Company, rendering the Company's technology and products obsolete or noncompetitive.

UNCERTAINTIES REGARDING INTERNATIONAL EXPANSION MAY ADVERSELY
AFFECT OUR GROWTH

     Our intended establishment of operations in foreign countries will entail significant expenditures and some knowledge of each country's national and local laws, including tax and labor laws. Furthermore, there are certain risks inherent in conducting business internationally, including regulatory requirements, legal uncertainty regarding liability, difficulties in staffing and managing foreign operations, longer payment cycles, different accounting practices, currency exchange rate fluctuations, tariffs and other trade barriers, political instability and potentially adverse tax consequences, any of which could adversely affect growth opportunities.

WE RELY ON COPYRIGHTS, TRADE SECRETS AND INTELLECTUAL PROPERTY

     Copyrights, trade secrets and similar intellectual property are significant to our growth and success. We rely upon a combination of patents, trademarks, copyright and trade secret laws, licensing arrangements, confidentiality and non-disclosure agreements and contractual provisions with our employees and with third parties to establish and protect our proprietary rights.
We currently have one patent pending with a priority date in 104 countries including the U.S.A. with a priority date of December 9, 1999. There can be no assurances that the patent pending held by the Company will not be challenged and invalidated, that patents will issue from any of our pending applications or that any claims allowed from existing or pending patents will be sufficient in scope or strength or be issued in all countries where our products can be sold so as to provide meaningful protection or any commercial advantage to the Company. Our competitors may also be able to design around our patents.

NO DIVIDENDS WILL BE PAID IN FORESEEABLE FUTURE

     The Company does not contemplate paying cash dividends in the foreseeable future. Future dividends will depend on the Company's earnings, if any, and its financial requirements.

WE ARE SUBJECT TO LAWS AND REGULATIONS REGARDING THE INTERNET

     Although there are currently few laws and regulations directly applicable to the Internet it is likely that new laws and regulations will be adopted in the United States and elsewhere covering issues such as music licensing, copyrights, privacy, pricing, sales taxes and characteristics and quality of Internet services. The adoption of restrictive laws and regulations could slow Internet growth or its use as a commercial or advertising medium.

TRADING RISK OF LOW-PRICED STOCKS

     The Company's common shares are currently defined as "penny stocks" under the Exchange Act and rules of the Securities and Exchange Commission adopted thereunder. The Exchange Act and such penny stock rules generally impose additional sales practice and disclosure requirements upon broker-dealers who sell the Company's securities to persons other than certain "accredited investors" (generally institutions with assets in excess of $5,000,000 or individuals with net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with spouse) or in transactions not recommended by the broker-dealer. For transactions covered by the penny stock rules, the broker-dealer must make a suitability determination for each purchaser and receive the purchaser's written agreement prior to the sale. In addition, the broker-dealer must make certain mandated disclosures in penny stock transactions, including the actual sale or purchase price and actual bid and offer quotations, and the compensation to be received by the broker-dealer and certain associated persons, and deliver certain disclosures required by the Securities and Exchange Commission. Consequently, the penny stock rules may affect the ability of broker-dealers to make a market in or trade the Company's shares and thus may also affect the ability of purchasers of shares to resell those shares in the public markets.

WE MAY NOT BE ABLE TO DRAW FUNDS FROM THE EQUITY LINE

     We cannot be assured that we will obtain sufficient funds from the equity line agreement with Swartz to continue operations. The future market price and volume of trading of our common stock limits the rate at which we can obtain money under the equity line agreement with Swartz. Further, we may be unable to satisfy the conditions contained in the equity line agreement, which would result in our inability to draw down money on a timely basis, or at all. If the price of our common stock declines, or trading volume in our common stock is low, we will be unable to obtain sufficient funds to meet our liquidity needs.

EQUITY LINE DRAWS MAY RESULT IN SUBSTANTIAL DILUTION

     We will issue shares to Swartz upon exercise of our Put rights at a price equal to the lesser of:

        the market price for each share of our common stock minus
     $.15; or

        91% of the market price for each share of our common stock.

     Accordingly, the exercise of our Put rights may result in substantial dilution to the interests of the other holders of our common stock. Depending on the price per share of our common stock during the three-year period of the Investment Agreement, we may need to register additional shares for resale or seek an amendment to our articles of incorporation, to access the full amount of financing available. Registering additional shares could have a further dilutive effect on the value of our common stock. If we are unable to register the additional shares of common stock, we may experience delays in, or be unable to, access some of the $35 million available under our Put rights.

OUR STOCK PRICE MAY DECREASE DUE TO ADDITIONAL SHARES IN THE
MARKET

     If and when we exercise our Put rights and sell shares of our common stock to Swartz, and if and to the extent that Swartz sells the common stock, our common stock price may decrease due to the additional shares in the market. If the price of our common stock decreases, and if we decide to exercise our right to Put additional shares to Swartz, we must issue more shares of our common stock for any given dollar amount invested by Swartz, subject to a designated minimum Put price that we specify. This may encourage short sales, which could place further downward pressure on the price of our common stock.



        SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

     This prospectus contains "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and
Section 21E of the Securities Exchange Act of 1934. Statements of our intentions, beliefs, expectations or predictions for the future, denoted by the words "believes," "expects," "may," "will," "should," "seeks," "pro forma," "anticipates," "intends" and similar expressions are forward-looking statements that reflect our current views about future events and are subject to risks, uncertainties and assumptions.

     We wish to caution readers that these forward-looking statements are not guarantees of future performance and involve risks and uncertainties. Actual events or results may differ materially from those discussed in the forward-looking statements as a result of various factors, including, without limitation, the risk factors and other matters contained in this prospectus generally. All subsequent written and oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements included in this document. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.



                         USE OF PROCEEDS

     We intend to use the proceeds from the sale of common stock to Swartz and from the exercise of warrants for working capital, strategic alliances (including potential joint ventures, acquisitions and mergers) and general corporate purposes. We will not receive any proceeds from the sale of the shares of common stock by the selling shareholders; rather, the selling shareholders will receive those proceeds directly. However, we will receive cash infusions of capital if and when Swartz purchases our common stock in accordance with the Investment Agreement and upon the exercise of warrants held by Swartz, as described below.



                     THE INVESTMENT AGREEMENT

OVERVIEW

     On September 8, 2000, we entered into an investment agreement with Swartz Private Equity, LLC. The Investment Agreement entitles us to issue and sell up to $35 million of our common stock to Swartz, subject to a formula based upon average stock price and average trading volume, from time to time over a three year period following the effective date of this registration statement. We refer to each election by us to sell stock to Swartz as a "Put."

     In addition, on July 5, 2000, we issued to Swartz a warrant to purchase 800,000 shares of our common stock, exercisable for a period of five years from July 5, 2000, with an initial exercise price equal to $1.75 which was the closing bid price for the day before the execution of the agreement. We will adjust the exercise price of these warrants semi-annually on January 5 and July 5 to equal the lesser of:

        the initial exercise price; or

        100% of the lowest closing bid price of our common stock for the five trading days ending on any six-month anniversary date of the date of issuance.

     We may issue additional warrants under the terms of the Investment Agreement, as described below.

PUT RIGHTS

     We may begin exercising Puts on the date of this prospectus and continue for a three-year period. To exercise a Put, we must have an effective registration statement on file with the Securities and Exchange Commission covering the resale to the public by Swartz of any shares that it acquires under the Investment Agreement. Also, we must give Swartz at least 10, but not more than 20, business days' advance notice of the date on which we intend to exercise a particular Put right. The notice must indicate the date we intend to exercise the Put and the maximum number of shares of common stock we intend to sell to Swartz. At our option, we may also specify a maximum dollar amount (not to exceed $2 million) of common stock that we will sell under the Put. We may also specify a minimum purchase price per share at which we will sell shares to Swartz. The minimum purchase price, if one is designated, cannot exceed the lesser of
(i) 80% of the closing bid price of our common stock on the business day immediately preceding the date we give Swartz advance notice of the Put, or (ii) the closing bid price of our common stock on the business day immediately preceding the date we give Swartz advance notice of the Put minus $.15.

     The number of common shares we sell to Swartz may not exceed 15% of the aggregate daily reported trading volume of our common shares during the 20 business days before or after the date we exercise a Put. Further, we cannot issue additional shares to Swartz that, when added to the shares Swartz previously acquired under the Investment Agreement during the 31 days before the date we exercise the Put, will result in Swartz holding over 9.99% of our outstanding shares upon completion of the Put.

     The number of shares of common stock that we may sell to Swartz in a Put may not exceed the lesser of (i) 1,500,000 shares; (ii) 15% of the aggregate daily reported trading volume of our common shares, excluding certain block trades of our common stock, during the 20 business days after the date of our Put notice, excluding any trading days in which the common stock trades below a price based upon a minimum price, if any, that we specify in our Put notice; (iii) 15% of the aggregate daily reported trading volume of our common shares, excluding certain block trades of our common stock, during the 20 business days before the Put date, or (iv) a number of shares that, when added to the number of shares acquired by Swartz under the Investment Agreement during the 31 days preceding the Put date, would exceed 9.99% of our total number of shares of common stock outstanding (as calculated under Section 13(d) of the Securities Exchange Act of 1934).

     Swartz will pay us a percentage of the market price for each share of common stock under the Put. The market price of the shares of common stock during the 20 business days immediately following the date we exercise a Put is used to determine the purchase price Swartz will pay and the number of shares we will issue in return. This 20 day period is the pricing period. For each share of common stock, Swartz will pay us the lesser of:

        the market price for each share, minus $.15; or

        91% of the market price for each share.

     The Investment Agreement defines market price as the lowest closing bid price for our common stock during the 20 business day pricing period. However, Swartz must pay at least the designated minimum per share price, if any, that we specify in our notice. If the price of our common stock is below the greater of the designated minimum per share price plus $.15 or the designated minimum per share price divided by .91 during any of the 20 days during the pricing period, that day is excluded from the 15% volume limitation described above. Therefore, the amount of cash that we can receive for that Put may be reduced if we elect to designate a minimum per share price and our stock price declines.

     We must wait a minimum of five business days after the end of the 20 business day pricing period for a prior Put before exercising a subsequent Put. We may, however, give advance notice of our subsequent Put during the pricing period for the prior Put. We can only exercise one Put during each pricing period.

     We cannot assure you what the actual price of the shares will be at any time we exercise our right to a Put. As of January 11, 2001, our stock price was $0.20. We are registering 20,000,000 shares of common stock for issuance to Swartz under the Investment Agreement. We believe, based on the anticipated market prices of our shares of common stock and volume in our common stock, that 20,000,000 shares will be sufficient to satisfy our obligations to issue stock and warrants to Swartz in order to fully utilize the $35 million available under the Investment Agreement. If 20,000,000 shares is not sufficient, we will register additional shares for resale by Swartz.

WARRANTS

     Within five business days after the end of each pricing period, we are required to issue and deliver to Swartz a warrant to purchase a number of shares of our common stock equal to 10% of the common shares issued to Swartz in the applicable Put.
Each warrant will be exercisable at a price that will initially equal 110% of the market price for the applicable Put. The warrants will have semi-annual reset provisions similar to the reset provisions for the warrants Swartz currently holds. Each warrant will be immediately exercisable and have a term beginning on the date of issuance and ending five years later.

LIMITATIONS AND CONDITIONS TO OUR PUT RIGHTS

     Our ability to Put shares of our common stock, and Swartz's obligation to purchase the shares, is subject to the satisfaction of certain conditions. These conditions include:

        we have satisfied all obligations under the agreements entered into between us and Swartz in connection with the Investment Agreement;

        our common stock is listed and traded on Nasdaq, the O.T.C. Bulletin Board, or an exchange;

        our representations and warranties in the Investment
     Agreement are accurate as of the date of each Put;

        we have reserved for issuance a sufficient number of shares of our common stock to satisfy our obligations to issue shares under any Put and upon exercise of warrants;

        the registration statement for the shares we will be issuing to Swartz must remain effective as of the Put date and no stop order with respect to the registration statement is in effect;

        other than continuing losses described in an attachment to the Investment Agreement, at the time of a Put, there can be no material adverse change in our business prospects or financial condition.

     Swartz is not required to acquire and pay for any additional shares of our common stock once it has acquired $35 million worth of common stock. Additionally, Swartz is not required to acquire and pay for any shares of common stock with respect to any particular Put for which, between the date we give advance notice of an intended Put and the date the particular Put closes:

        we announced or implemented a stock split or combination of our common stock;

        we paid a dividend on our common stock;

        we made a distribution of all or any portion of our assets or evidences of indebtedness to the holders of our common stock; or

        we consummated a major transaction, such as a sale of all or substantially all of our assets or a merger or tender or exchange offer that results in a change in control.

     We may not require Swartz to purchase any subsequent Put shares if:

        we, or any of our directors or executive officers, have engaged in a transaction or conduct related to us that resulted in:

             a Securities and Exchange Commission enforcement action, administrative proceeding or civil lawsuit; or

             a civil judgment or criminal conviction or for any other offense that, if prosecuted criminally, would constitute a felony under applicable law;

        the aggregate number of days which this registration statement is not effective or our common stock is not listed and traded on Nasdaq, the O.T.C. Bulletin Board, or an exchange exceeds 120 days;

        we file for bankruptcy or any other proceeding for the relief of debtors; or

        we breach covenants contained in the Investment
     Agreement.

COMMITMENT AND TERMINATION FEES

     If we do not Put at least $1,000,000 worth of common stock to Swartz during each six-month period following the effective date of the Investment Agreement, we must pay Swartz a semi-annual non-usage fee. This fee equals the difference between $100,000 and 10% of the value of the shares of common stock we Put to Swartz during the six-month period.

     We may terminate our right to initiate further Puts or terminate the Investment Agreement at any time by providing Swartz with notice of our intention to terminate. However, any termination will not affect any other rights or obligations we have concerning the Investment Agreement or any related agreement.

     If the Investment Agreement is terminated, we must pay Swartz the greater of (i) the non-usage fee described above, or
(ii) the difference between $200,000 and 10% of the value of the shares of common stock Put to Swartz during all Puts to date.

SHORT SALES

     The Investment Agreement prohibits Swartz and its affiliates from engaging in short sales of our common stock unless Swartz has received a Put notice and the amount of shares involved in the short sale does not exceed the number of shares we specify in the Put notice.

CANCELLATION OF PUTS

     We must cancel a particular Put if:

       we discover an undisclosed material fact that would require the registration statement to be amended in order to remain current and effective;

        the registration statement registering resales of the common shares becomes ineffective; or

        our shares of common stock are delisted from Nasdaq, the O.T.C. Bulletin Board, or an exchange.

     If we cancel a Put, it will continue to be effective, but the pricing period for the Put will terminate on the date we notify Swartz that we are canceling the Put. Because the pricing period will be shortened, the number of shares Swartz will be required to purchase in the canceled Put may be smaller than it would have been had we not cancelled the Put.

RESTRICTIVE COVENANTS

     During the term of the Investment Agreement and for a period of one year after termination of the Investment Agreement, we are prohibited from engaging in certain transactions. These include the issuance of any of our equity securities, or debt securities convertible into equity securities, for cash in a private transaction without obtaining the prior written approval of Swartz. The Investment Agreement also prohibits us, during this period, from entering into any private equity line agreements similar to the Investment Agreement without obtaining Swartz's prior written approval.

     There are important exceptions to this limitation. We can issue our shares without Swartz's prior approval in the following transactions:

        in connection with a merger, consolidation, acquisition or sale of assets;

        in connection with a strategic partnership or joint venture, the primary purpose of which is not simply to raise money;

        in connection with our disposition or acquisition of a business, product or license;

        upon exercise of options by employees, consultants or directors;

        in an underwritten offering of our common stock;

        upon conversion or exercise of currently outstanding options, warrants or other convertible securities; or

        under any option or restricted stock plan for the benefit of employees, directors or consultants.

     In addition, we may issue debt securities with no equity feature for working capital purposes.

SWARTZ'S RIGHT OF INDEMNIFICATION

     We have agreed to indemnify Swartz, including its shareholders, officers, directors, employees, investors and agents, from all liability and losses resulting from any misrepresentations or breaches we make in connection with the Investment Agreement, the registration rights agreement, other related agreements, or the registration statement. We have also agreed to indemnify these persons for any claims based on violation of Section 5 of the Securities Act caused by the integration of the private sale of our common stock to Swartz and the public offering pursuant to the registration statement.

EFFECT ON OUTSTANDING COMMON STOCK

     The issuance of common stock under the Investment Agreement will not affect the rights or privileges of existing holders of common stock except that the issuance of shares will dilute the economic and voting interests of each shareholder. See "Risk Factors."

     As noted above, we cannot determine the exact number of shares of our common stock issuable under the Investment Agreement and the resulting dilution to our existing shareholders, which will vary with the extent to which we utilize the Investment Agreement, the market price of our common stock, and exercise of the related warrants. The potential effects of any dilution on our existing shareholders include the significant dilution of the current shareholders' economic and voting interests in us.



                     SELLING SECURITY HOLDERS

     Common stock registered for resale under this prospectus constitutes approximately 144.4% of our current issued and outstanding common shares as of the date of this filing, assuming that all securities registered under this prospectus are sold. Assuming that we Put the entire 20,000,000 shares to Swartz pursuant to the Investment Agreement, and assuming that Swartz does not sell any of the shares, Swartz will then own approximately 59.1% of our issued and outstanding common stock. Notwithstanding the foregoing, we anticipate that Swartz will not own more than 9.99% of our issued and outstanding common stock at any one time.

SWARTZ

     This prospectus covers 20,000,000 shares of common stock issuable to Swartz under the Investment Agreement and shares issuable upon exercise of the warrants we previously issued to Swartz. Swartz is engaged in the business of investing in publicly-traded equity securities for its own account.

     Swartz does not beneficially own any of our common stock or any other of our securities as of the date of this prospectus other than 800,000 shares underlying the warrants we issued to Swartz in connection with the negotiation and closing of the Investment Agreement. Other than its obligations to purchase common stock under the Investment Agreement and the warrant, it has no other commitments or arrangements to purchase or sell any of our securities.

     The table below includes information regarding ownership of our common stock by the selling shareholders on September 30, 2000 and the number of shares that they may sell under this prospectus. The actual number of shares of our common stock issuable upon exercise of warrants to Swartz and our Put rights is subject to adjustment and could be materially less or more than the amount contained in the table below, depending on factors which we cannot predict at this time, including, among other factors, the future price of our common stock.

     Other than as described above, none of the selling shareholders has had within the past three years any material relationship with our company or any of our predecessors or affiliates. None of the selling shareholders is or was affiliated with registered broker-dealers. The selling shareholders have advised us that they possess sole voting and investment power with respect to the shares being offered.


                         Shares Beneficially                          Shares Beneficially
                       Owned Prior to Offering                        Owned After Offering
                       -----------------------        Shares        ------------------------
Selling shareholders    Number        Percent         Offered        Number         Percent
--------------------   -----------------------        -------       ------------------------

Swartz Private
Equity, LLC            800,000(1)      5.8%           19,200,000    20,000,000(2)    59.1%


----------

(1)  This number includes 800,000 shares of common stock issuable upon the exercise of outstanding warrants which are currently exercisable, which represent approximately 5.8%
of our issued and outstanding common stock as of September 30, 2000.  Exercise of the warrants is limited to the extent that such exercise would result in Swartz's beneficial ownership of more than 4.99% of our issued and outstanding common stock at any time.  This number does not include (solely for purposes of this prospectus) up to an aggregate of
19,200,000 shares of our common stock that we may Put to Swartz under the Investment
Agreement and warrants issuable in connection with the Investment Agreement.  These shares would not be deemed beneficially owned within the meaning of Sections 13(d) and 13(g) of the Exchange Act before their acquisition by Swartz.  We anticipate that Swartz will not beneficially own more than 9.99% of our outstanding common stock at any time.  Eric S.
Swartz holds investment and voting control of the shares held by Swartz.

(2)  Assumes that we will Put the entire 19,200,000 shares to Swartz pursuant to the
Investment Agreement, and that the selling shareholders will not sell any of the shares of common stock offered by this prospectus.  We cannot assure you that the selling shareholders will not sell all or any of these shares.



                       PLAN OF DISTRIBUTION

     The selling shareholders and their successors, which includes their transferees, pledgees or donees or their successors may sell the common stock directly to one or more purchasers. They may also sell through brokers, dealers or underwriters who may act solely as agents or may acquire common stock as principals, at market prices prevailing at the time of sale, at prices related to prevailing market prices, at negotiated prices or at fixed prices, which may be changed. The selling shareholders may effect the distribution of the common stock by one or more of the following methods:

        ordinary broker's transactions, which may include long or short sales;

        transactions involving cross or block trades or otherwise on the Nasdaq National Market;

        purchases by brokers, dealers or underwriters as principals and resale by these purchasers for their own accounts under this prospectus;

        "at the market" to or through market makers or into an existing market for the common stock;

        in other ways not involving market makers or established trading markets, including direct sales to purchasers or sales effected through agents;

        through transactions in options, swaps or other derivatives (whether exchange listed or otherwise); or

        any combination of the above, or by any other legally available means.

     In addition, the selling shareholders or successors in interest may enter into hedging transactions with broker-dealers who may engage in short sales of common stock in the course of hedging the positions they assume with the selling shareholders. The selling shareholders or successors in interest may also enter into option or other transactions with broker-dealers that require delivery by these broker-dealers of the common stock, which may be subsequently resold under this prospectus.

     Brokers, dealers, underwriters or agents participating in the distribution of the common stock may receive compensation in the form of discounts, concessions or commissions from the selling shareholders and/or the purchasers of common stock for whom such broker-dealers may act as agent or to whom they may sell as principal, or both (which compensation as to a particular broker-dealer may be in excess of customary commissions).

     Swartz is, and each remaining selling shareholder and any broker-dealers acting in connection with the sale of the common stock by this prospectus may be deemed to be, an underwriter within the meaning of Section 2(11) of the Securities Act. Any commissions received by them and any profit realized by them on the resale of common stock as principals may be underwriting compensation under the Securities Act. Neither we nor the selling shareholders can presently estimate the amount of such compensation. We do not know of any existing arrangements between the selling shareholders and any other shareholder, broker, dealer, underwriter or agent relating to the sale or distribution of the common stock.

     The selling shareholders and any other persons participating in a distribution of securities will be subject to applicable provisions of the Securities Exchange Act and the rules and regulations thereunder, including, without limitation, Regulation M, which may restrict certain activities of, and limit the timing of purchases and sales of securities by, the selling shareholders and other persons participating in a distribution of securities. Furthermore, under Regulation M, persons engaged in a distribution of securities are prohibited from simultaneously engaging in market making and certain other activities with respect to such securities for a specified period of time prior to the commencement of such distributions subject to specified exceptions or exemptions. Swartz has, before any sales, agreed not to effect any offers or sales of the common stock in any manner other than as specified in this prospectus and not to purchase or induce others to purchase common stock in violation of Regulation M under the Exchange Act. All of the foregoing may affect the marketability of the securities offered by this prospectus.

     Any securities covered by this prospectus that qualify for sale under Rule 144 under the Securities Act may be sold under that Rule rather than under this prospectus.

     We cannot assure you that the selling shareholders will sell any or all of the shares of common stock offered by the selling shareholders.

     In order to comply with the securities laws of certain states, if applicable, the selling shareholders will sell the common stock in jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states, the selling shareholders may not sell the common stock unless the shares of common stock have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.



                        LEGAL PROCEEDINGS

     We are subject to claims and suits arising in the ordinary course of business, and as such, it is not possible to estimate the final outcome of these legal matters or the ultimate loss or gain, except as otherwise stated. At the time of this filing, there are no legal proceedings threatened or pending, except such ordinary routine matters which may be incidental to the business currently being conducted by the Company.



            DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS
                      AND CONTROL PERSONS

(a) Directors and Executive Officers:

     All directors are elected annually by the shareholders and hold office until the next annual general meeting of shareholders or until their successors are duly elected and qualified, unless they sooner resign or cease to be directors in accordance with the Articles of Incorporation of the Registrant. Executive officers are appointed and serve at the pleasure of the Board of Directors.

     The following persons are the current directors and executive officers of the Company:

JAMES N. RODGERS - Chairman, President and C.E.O
Date Position Commenced: January 18, 2000
Term of Office: Expires January 18, 2005
Address: 40 King St. West, Suite 4900, Toronto, Ontario, Canada
Age: 48

     A lawyer by profession, Jim Rodgers has an extensive senior management background and has undertaken a plethora of entrepreneurial initiatives during his more than 23-year career. He has been responsible for publicly listing and financing over 200 companies in Canada, the U.S. and England and has held management positions ranging from President to CEO of national and international organizations. More recently he took a smart card company called Net1 UEPS public and negotiated technology agreements between the company and Visa wherein Visa acquired certain rights to Net1's patented technology. Prior to joining Mentor On Call, Inc. as C.E.O. in January of this year, Mr. Rodgers took Crystel Telecommunications.com, an Internet telephone company, public and served as C.E.O. until spring of 1999.

EDWIN W. AUSTIN - Chief Operating Officer, Chief Financial
Officer and Director
Date Position Commenced: January 18, 2000
Term of Office: Expires January 18, 2005
Address: 40 King St. West, Suite 4900, Toronto, Ontario, Canada
Age: 62

     A Chartered Accountant by profession and an international business executive by vocation, Edwin Austin has a 30 year management career that spans the oil, financial services, steel and technology industries. He has held management positions ranging from Chief Financial Officer to President to Chairman of a variety of companies, both national and international, and has extensive directorship experience. More recently he served as Chief Financial Officer for Net1 UEPS Technologies and Crystel Telecommunications.com, both of which are Nasdaq-listed public companies.

(b) There are no significant employees who are not described as executives above, and there are no family relationships among directors, executive officers or any nominees to these positions.

     During the past five years, no present or former director, executive officer or person nominated to become a director or an executive officer of the Company:

     (1) was a general partner or executive officer of any business against which any bankruptcy petition was filed, either at the time of the bankruptcy or two years prior to that time;

     (2) was convicted in a criminal proceeding or named subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);

     (3) was subject to any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; or

     (4) was found by a court of competent jurisdiction (in a civil action), the Securities and Exchange Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended or vacated.



        SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
                         AND MANAGEMENT

(a) Security ownership of certain beneficial owners. The table below identifies any individual (including any "group") who is known to the Company, as of the date of this filing, to be the beneficial owner of more than five percent of any class of our voting securities:

Title of       Name and address           Amount and nature   Percentage
class          of beneficial              of beneficial       of class
               Owner                      ownership (1)

Common         Swartz Private              800,000 (2)          5.6%
               Equity, LLC                (affiliate)
               1080 Holcomb Bridge Road
               200 Roswell Summit, Suite 285
               Roswell, Georgia 30076


     (1) Unless otherwise indicated, the Company believes that all persons named in the above table have sole voting and investment power with respect to all shares of common stock beneficially owned by them.

     (2) This number includes 800,000 shares of common stock issuable upon exercise of outstanding warrants which are currently exercisable, which represents approximately 5.8% of our issued and outstanding common stock as of September 30, 2000. Exercise of these warrants is limited to the extent that Swartz may not exercise the warrants if such exercise would result in Swartz's beneficial ownership of more than 4.99% of our issued and outstanding common stock at any time.



(b) Security ownership of management. The table below sets for the ownership, as of the date of this filing, by all directors and nominees, and each of the named executive officers of the Company, and directors and executive officers of the registrant as a group.

Title of       Name and address           Amount and nature   Percentage
class          of beneficial              of beneficial       of class
               owner                      ownership (1)

Common         James N. Rodgers (2)       4,675,000 (3)       33.75%
               40 King St. West           (affiliate)
               Suite 4900
               Toronto, Ontario
               Canada

Common         Edwin W. Austin (2)        4,675,000 (3)       33.75%
               40 King St. West           (affiliate)
               Suite 4900
               Toronto, Ontario
               Canada

Common         All Officers and           9,350,000           67.5%
               Directors as a
               Group

     (1) Unless otherwise indicated, the Company believes that all persons named in the above table have sole voting and investment power with respect to all shares of common stock beneficially owned by them.

     (2) Rodgers and Austin beneficially own their shares in Mentor On Call, Inc. through their equity ownership in Mentor On Call Holdings, Inc., an International
          Business Corporation organized pursuant to the laws of the Country of Barbados, West Indies (hereinafter referred to as "Holdings"). Holdings owns 9,350,000 shares of Mentor On Call, Inc. which it acquired as part of the Asset Acquisition Agreement entered into with the Company in January, 2000.

     (3)  Pursuant to the terms of the Unanimous Shareholders
          Agreement of Mentor On Call Holdings, Inc., John
          Pritchard and Jason Figueroa have contingent equity interests of 2,337,500 shares each in Mentor On Call
          Holdings, Inc.  Section 2.7 of the Unanimous
          Shareholders Agreement states, in pertinent part, that "the interest of Pritchard and Figueroa in Holdings shall not vest until all deliverables are presented and accepted after successful third party adjudication as follows: Functional Specifications, Functional
          Prototype, Proof of Concept, Detailed Design,
          Development, User Acceptance, Testing, Implementation plus full User and Technical Documentation and Source
          Code." As of the date of this filing, the interests of Pritchard and Figueroa have not vested. The Unanimous
          Shareholders Agreement is incorporated herein by reference herein as Exhibit 10.2.


     Except as otherwise set forth herein, there are no agreements between or among any of the shareholders which would restrict the issuance of shares in a manner that would cause any change of control of the registrant. There are no voting trusts, pooling arrangements or similar agreements in place between or among any of the shareholders, nor do the shareholders anticipate the implementation of such an agreement in the near term.



                    DESCRIPTION OF SECURITIES

     Our Articles of Incorporation authorize capital stock consisting of one class of stock, Common Stock. Each share has equal and identical rights to every other share for purposes of dividends, liquidation preferences, voting rights and any other attributes of a company's common stock. No voting trusts or any other arrangement for preferential voting exist among any of the shareholders, and there are no restrictions in the bylaws or articles of incorporation precluding issuance of further common stock or requiring any liquidation preferences, voting rights or dividend priorities with respect to this class of stock. As of September 30, 2000, there were approximately 13,850,000 shares of the Company's Common Stock issued and outstanding. Each share of Common Stock entitles the holder thereof to one vote, either in person or by proxy, at a meeting of shareholders. The holders are not entitled to vote their shares cumulatively. Accordingly, the holders of more than 50% of the issued and outstanding shares of Common Stock can elect all of the directors of the Company.

     All shares of Common Stock are entitled to participate ratably in dividends when and as declared by our Board of Directors out of the funds legally available therefor. Any such dividends may be paid in cash, property or additional shares of Common Stock.

     Holders of Common Stock have no preemptive rights or other subscription rights, conversion rights, redemption or sinking fund provisions. If there is a dissolution, whether voluntary or involuntary, of the Company, each share of Common Stock is entitled to share ratably in any assets available for distribution to holders of the equity securities of the Company after satisfaction of all liabilities.

Dividend Policy

     To the best of our knowledge, we have not declared or paid any dividends on the Company's outstanding Shares since its inception and do not anticipate that we will do so in the foreseeable future. The declaration of dividends on the Shares is within the discretion of our Board of Directors and will depend upon the assessment of, among other factors, our earnings, capital requirements and operating and financial condition. At the present time our anticipated capital requirements are such that we intend to follow a policy of retaining earnings in order to finance the further development of our business.

     We are further limited in our ability to pay dividends on the Company's Shares by regulation under Nevada law relating to the sufficiency of profits from which dividends may be paid.



                          LEGAL MATTERS

     Dieterich & Associates, in Los Angeles, California, will pass upon the validity of the shares of Common Stock offered by this prospectus for us.



                             EXPERTS

     Robison, Hill & Co., independent certified public accountants, have audited our consolidated financial statements for the year ended December 31, 1999, included in our Annual Report on Form 10-K for the year ended December 31, 1999, filed on April 12, 2000, as set forth in their report. Our financial statements and schedules are included in reliance on Robison, Hill & Co.'s report, based on their authority as experts in accounting and auditing.



              INTEREST OF NAMED EXPERTS AND COUNSEL

     None of the experts named in this prospectus owns any of our securities, nor were they hired on a contingent basis. These experts will not receive any direct or indirect interest in our Company and none were promoters, underwriters, voting trustees, directors, officers, or employees.



    DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR
                   SECURITIES ACT LIABILITIES

     Mentor On Call, Inc. has no insurance or other instrument of indemnity against liability under the Securities Act of 1933. We have taken the general position that the United States Securities and Exchange Commission considers such indemnification not to be in the public interest.



               ORGANIZATION WITHIN LAST FIVE YEARS

     Mentor On Call, Inc., a Nevada corporation was incorporated on October 22, 1996 under the name PSM Corp. and was formed specifically to be a "clean public shell" and for the purpose of either merging with or acquiring an operating company with operating history and assets. We had no operations at that time and as such were considered a development stage company.

     The Board of Directors authorized the Asset Acquisition Agreement with Mentor On Call, Inc., a Barbadian International Business Corporation, on January 7, 2000. The name of the Company was changed to Mentor On Call, Inc. to reflect the Company's new direction, and, effective January 15, 2000, the Company declared a nine-for-one forward stock split of its common stock.



                     DESCRIPTION OF BUSINESS

     Mentor On Call, Inc. will provide a proprietary, web enabled, computer based managed E-learning system along with streaming videos and other proprietary technologies to educational institutions and corporations to enhance learning and corporate training.

     Mentor 7/24/365 call center technology will provide realtime assistance and service to learners and educators.

     Secondary operations will enhance the current "infomercial" marketplace through the detailed, on demand, visual and audio display and digital delivery of products currently marketed through radio and television commercial spots.

     Distribution of interactive video call center services and distance learning will be facilitated by Mentor through broadband connectivity devices aimed at providing residential and small business users with high speed access.

     Our executive offices are located at 40 King Street West, Suite 4900, Toronto, Ontario, Canada M5H 4A2 and our telephone number is (416) 777-6714.

Mentor On Call Website.

Our Internet website is located at www.mentoroncall.com.

Bandwidth Growth.

     In order to view good quality film and video files over the Internet, subscribers will require a cable modem, DSL or comparable high-bandwidth connection. Research indicates that cable companies will be the leading provider of residential broadband service. By 2004, the industry expects a total of 31.8 million North American subscribers with high-bandwidth access.

     The following table identifies current and expected trends in the adoption of high bandwidth Internet access. These high-end bandwidth users represent computer users with the capacity to use services provided by us (Source: Paul Kagen and Associates)


Year      Cable Modem    DSL Subscriber      Total High
          Users          Users               Bandwidth Users

1999       1,460,000       420,000            1.880,000
2000       3,600,000     2,400,000            6,000,000
2001       7,590,000     4,170,000           11,760,000
2002      12,950,000     7,090,000           20,040,000
2003      15,840,000    10,590,000           26,430,000
2004      18,980,000    12,910,000           31,890,000


     A quickening pace of development in both technology and content available to users of the World Wide Web parallels this increase in Internet access speed. New technologies such as video and audio streaming enable the creation of new forms of content, combining aspects of traditional, narrowband web design (including text, graphics, and hyper-links) with the video-based production concepts of television. While this market is growing rapidly, it presently accounts for a small percentage of the Internet users online today. Accordingly, most companies involved in the development of technology and content for the Web are focusing on solutions that are intended to provide an acceptable experience for the predominant narrowband customer, while offering an improved version of the same experience to broadband users.

Growth of Online Commerce.

     The Internet is dramatically affecting the methods by which consumers and businesses are buying and selling goods and services. The Web provides the ability to reach a global audience and to operate with minimal infrastructure, reduced overhead and greater economies of scale, while providing consumers with a broad selection, increased pricing power and unparalleled convenience. As a result, a growing number of consumers are transacting business on the Web, including buying consumer goods, trading securities, paying bills and purchasing airline tickets. International Data Corporation estimates that approximately 28% of Web users purchased goods or services over the Web in 1998 and that approximately 40% of Web users will make online purchases in 2002. Jupiter Communications estimates that retail consumer purchases of goods and services over the Internet will increase from $5.0 billion in 1998 to $29.4 billion in 2002. We believe that as electronic commerce expands, advertisers and direct marketers will increasingly use the Web to advertise products, drive traffic to their websites, attract customers and facilitate transactions.

Growth of Internet Advertising.

     The Web is evolving into an important medium for advertisers due to its interactive nature, global reach, rapidly growing audience and the expected increase in online commerce. Unlike more traditional advertising methods, the Web gives advertisers the potential to target advertisements to broad audiences or to selected groups of users with specific interests and characteristics. The Web also allows advertisers and direct marketers to measure the effectiveness and response rates of advertisements and to track the demographic characteristics of Web users. The interactive nature of Web advertising enables advertisers to better understand potential customers, and to change messages rapidly and cost effectively in response to customer behavior and product availability.

     We anticipate an increase in online advertising. Forrester Research estimates that the dollar value of Internet advertising in the U.S. will increase from $1.3 billion in 1998 to $10.4 billion in 2003, representing a 52% compounded annual growth rate. International online ad spending is expected to grow from $0.2 billion in 1998 to $4.7 billion in 2003, representing an 87% compounded growth rate. By comparison, Broadcasting & Cable estimates that $130 billion was spent in 1998 on traditional media advertising in the U.S., including television, radio, outdoor and print. Until recently, the leading Internet advertisers have been technology companies, search engines and Web publishers. However, many of the largest advertisers utilizing traditional media, including consumer products companies and automobile manufacturers, are expanding their use of online advertising. We believe that online advertising will continue to capture an increasing share of available advertising dollars and that this trend will drive demand for online ad inventory and for sophisticated Internet advertising solutions.

     Driven by the growing online population, the rise in time spent online and increasing digital commerce adoption, online advertising revenues have surpassed outdoor advertising and will exceed spending for cable advertising. By 2003, roughly three-quarters of today's radio spending will be converted to Internet advertising.



            MANAGEMENT'S DISCUSSION AND ANALYSIS OR
                       PLAN OF OPERATION


General

We are in the business to provide quality managed distance learning systems, and we intend to grow and achieve an above-average financial return by maintaining a significant share of the international public school distance and e-learning market, as well as the corporate training, professional continuing education and infomercial marketplaces.

On January 15, 2000, the Company acquired the Mentor On Call Managed E-Learning System which is a proprietary and web-enabled managed distance and e-learning system with patents pending and priority dates set in 105 countries. The assets also include the "Mentor On Call" Trademark and Internet domain name www.MentorOnCall.com. The Mentor On Call system operates on Windows 95, 98 and NT platforms, on Novell and Intranet and will support industry standard web servers and browsers. The system is SQL compliant.

Under the terms of the asset acquisition agreement, we issued
9,350,000 restricted shares as consideration for the acquired assets. We may also incur significant post-acquisition registration costs in the event management wishes to register a portion of these shares for subsequent sale.

We presently do not have sufficient funds (unless we are able to raise funds in a private placement) to undertake any significant development, marketing and manufacturing of the products acquired. Accordingly, we will, in all likelihood, be required to either seek debt or equity financing or obtain funding from third parties, in exchange for which we may be required to give up a substantial portion of our interest in the acquired product. There is no assurance that we will be able either to obtain additional financing or interest third parties in providing funding for the further development, marketing and manufacturing of any products acquired.

Plan of Operation

We have executed an Investment Agreement for a Private Equity Line of Common Stock pursuant to Regulation D and in the amount of $35 million. The Investment Agreement and related documents were executed on September 8, 2000, and will remain in place for a period of 36 months.

Our Plan of Operation calls for us to follow up on Drake
International testing of the Mentor On Call proprietary
E-Learning System.

We shall allocate $300,000 to perfection of patent pending numbers in 105 countries pursuant to the Paris Convention, from proceeds of Private Placement.

We are continuing the customization of our E-Learning System to meet the specific needs of subscribers with prime emphasis targeted to the requirements of Application System Service Providers. We have allocated $1,300,000 towards this goal pursuant to our business plan.

In conjunction with the system refinements, we shall migrate the Mentor On Call E-learning System to industry standard building tools, a project to which we have allocated $100,000.

We shall allocate the balance of the Private Placement funds, as they become available, to complete business contemplated pursuant to executed Letters of Intent and to market the product worldwide and for general working capital purposes.

Competition

Mentor On Call is an insignificant participant among firms which engage in managed distance learning systems, corporate training, professional continuing education and infomercial marketplaces. There are other established companies in these industries which have significantly greater financial and personnel resources, technical expertise and experience than the Company. In view of the Company's limited financial resources and management availability, we will continue to be at a significant competitive disadvantage vis-a-vis our competitors.

Employees

At September 30, 2000, we had 13 full-time employees and independent contractors.



                     DESCRIPTION OF PROPERTY

     The Company's executive offices are located at 40 King Street West, Suite 4900, Toronto, Ontario, Canada M5H 4A2, under a month-to-month lease. The current lease requires rental payments of approximately $900 ($1,350 Canadian Dollars) per month.

     On April 1, 2000, the Company signed a one year noncancellable lease on development center offices in Toronto, Ontario, Canada. This lease expires March 2001. The current lease requires rental payments of approximately $1,076 ($1,560
Canadian Dollars) per month.

     On July 10, 2000, the Company signed a lease on additional development office space in Toronto, Ontario, Canada. This lease expires March 31, 2001. The lease requires rental payments of approximately $914 ($1,325 Canadian Dollars) per month.

     It is expected that in the normal course of business, leases that expire will be renewed or replaced by leases on other properties.



          CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     During 2000, and as of September 30, 2000, shareholders of the Company have loaned us $736,505. The loans are payable on demand and accrue interest at 10% from April 1, 2000.



              MARKET FOR COMMON EQUITY AND RELATED
                      STOCKHOLDER MATTERS

A.   Market Information

     Our common stock is presently listed and traded on the NASD's Over-The-Counter Bulletin Board exchange under the symbol "MNOC." However, there is currently no "established trading market" for the Company's common stock, and no assurance can be given that any current market for the Company's common stock will continue to develop or be maintained. For any market that develops for the Company's common stock, the sale of "restricted securities" (common stock) pursuant to Rule 144 of the Securities and Exchange Commission by members of management, or any other person to whom any such securities may be issued in the future may have a substantial adverse impact on any such public market. A minimum holding period of one year is required for resales under Rule 144, along with other pertinent provisions, including publicly available information concerning the Company (this requirement will be satisfied by the filing and effectiveness of this Registration Statement, the passage of 90 days and the continued timely filing by the Company of all reports required to be filed by it with the Securities and Exchange Commission); limitations on the volume of "restricted securities" which can be sold in any 90 day period; the requirement of unsolicited broker's transactions; and the filing of a Notice of Sale of Form
144. There are approximately 9,350,000 restricted shares of the Company eligible for trading as of the date of this filing.

     The following quotations were provided by Standard and Poor's ComStock and do not represent actual transactions; these quotations do not reflect dealer markups, markdowns or commissions.


                        STOCK QUOTATIONS*

                                              CLOSING BID
                                        -----------------------
Quarter ended:                          High                Low
--------------                          ----                ---

December 31, 2000                       0.80               0.19

September 30, 2000                      2.812              0.55

June 30, 2000                           5.312              1.77

March 31, 2000 (1)                      7.75               3.062


     (1) Effective January 15, 2000, the Company declared a 9-for-1 forward stock split of its Common Stock.


     (i) With the exception of the 800,000 warrants held by Swartz Private Equity, the Option rights set forth in the Company's Employee Option Plan and 50,000 options held by David Smith, a Director, there is currently no Common Stock of the Company which is subject to outstanding options or warrants to purchase.

     (ii) There are currently approximately 9,350,000 shares of the Company's Common Stock which are eligible to be sold under Rule 144 of the Securities Act of 1933 as amended.

     (iii) There is currently no common equity that is being or is proposed to be publicly offered by the Company, the offering of which could have a material effect on the market price of the issuer's common equity.


B.   Holders

     As of September 30, 2000, the Company had approximately 300 shareholders of record.

     Applicability of Low-Priced Stock Risk Disclosure
Requirements.

     Our securities will be considered low-priced or "designated" securities under rules promulgated under the Exchange Act. Penny Stock Regulation Broker-dealer practices in connection with transactions in "Penny Stocks" are regulated by certain rules adopted by the Securities and Exchange Commission. Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system). The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the risk associated with the penny stock market. The broker-dealer must also provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer's account. In addition, the penny stock rules generally require that prior to a transaction in a penny stock, the broker-dealer must make a written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for a stock that becomes subject to the penny stock rules. When the Registration Statement becomes effective and the Company's securities become registered, the stock will likely have a trading price of less than $5.00 per share and will not be traded on any national exchanges. Therefore, the Company's stock will become subject to the penny stock rules and investors may find it more difficult to sell their securities, should they desire to do so.

C.   Dividend Policy

     We have not paid any dividends to date. In addition, we do not anticipate paying dividends in the immediately foreseeable future. The Board of Directors of the Company will review this dividend policy from time to time to determine the desirability and feasibility of paying dividends after giving consideration to the our earnings, financial condition, capital requirements and such other factors as the board may deem relevant.

D.   Reports to Shareholders

     The Company intends to furnish its shareholders with annual reports containing audited financial statements and such other periodic reports as the Company may determine to be appropriate or as may be required by law. We are required to comply with periodic reporting, proxy solicitation and certain other requirements by the Securities Exchange Act of 1934.

E.   Transfer Agent and Registrar

     The Transfer Agent and Registrar for our Common Stock is
Alexis Stock Transfer at 42450 Bob Hope Drive, Suite 225, Rancho
Mirage, California 92270.

                      EXECUTIVE COMPENSATION


                                    SUMMARY COMPENSATION TABLE


                                                                 Long Term Compensation
                            Annual Compensation                      Awards Payouts
                      -------------------------------   ----------------------------------------
Name and       Year   Salary($)    Bonus($)  Other      Restricted    Securities    All other
Principal                                    annual     stock awards  underlying    compensation
position                                     compensation             options/SARs  ($)
                                                                      (#)
  ----------------------------------------------------------------------------------------------

James N.       2001   250,000(1)   125,000(5) 5,400(6)    0            250,000(7)     0
Rodgers        2000   250,000(1)         0        0       0                  0        0
(President,
CEO & Chairman)

Edwin W.       2001   180,000(2)   125,000(5) 4,500(6)    0            250,000(7)     0
Austin         2000   180,000(2)         0        0       0                  0        0
(COO & CFO)

John J.        2000   120,000(3)         0        0       0                  0        0
Pritchard
(former Senior
Vice President)

Jason          2000   100,000(4)         0        0       0                  0        0
Figueroa
(former Vice
President)


     (1) $75,000 of Mr. Rodgers' salary is deferred and shall vest at such time as the Company retains earnings of $750,000 in one quarter, at which point the deferred portion shall be payable in equal monthly amounts over the ensuing six-month period.

     (2) $60,000 of Mr. Austin's salary is deferred and shall vest at such time as the Company retains earnings of $750,000 in one quarter, at which point the deferred portion shall be payable in equal monthly amounts over the ensuing six-month period.

     (3) $25,000 of Mr. Pritchard's salary was deferred and shall vest at such time as the Company retains earnings of $750,000 in one quarter, at which point the deferred portion shall be payable in equal monthly amounts over the ensuing six-month period.

     (4) $15,000 of Mr. Figueroa's salary was deferred and shall vest at such time as the Company retains earnings of $750,000 in one quarter, at which point the deferred portion shall be payable in equal monthly amounts over the ensuing six-month period.

     (5)  A Project Completion Bonus of $125,000 for each of
          Rodgers and Austin shall be payable upon the completion and acceptance of the Learning Management System by outside clients and is conditional upon the receipt of a minimum of $1,500,000 from licensees.

     (6) Automobile allowances shall be payable only when the Company is earning a minimum profit of $750,000 in any one quarter.

     (7) Rodgers and Austin will each be granted 250,000 stock options upon payment of the Project Completion Bonus.
          The options will be exercisable for a period of five years at an exercise price of $2.00 per share.

     No cash compensation, deferred compensation or long-term incentive plan awards were issued or granted to the Company's management during the period ended December 31, 2000, except as set forth in the Summary Compensation Table.

Long-Term Compensation

     As of December 31, 2000, being a date within 135 days of this Registration Statement, we have not implemented an Employee
Option Plan for our officers, directors and certain key consultants.

     There are no employment contracts, compensatory plans or arrangements, including payments to be received from the Company, with respect to any director or executive officer of the Company which would in any way result in payments to any such person because of his or her resignation, retirement or other termination of employment with the Company or its subsidiaries, any change in control of the Company, or a change in the person's responsibilities following a change in control of the Company.

Employment Contracts

     We have entered into employment agreements with two of our key management employees: James Rodgers, Chief Executive Officer and President and Edwin Austin, Chief Operating Officer and Chief Financial Officer. The terms of each contract are as follows:

James Rodgers - Term of contract five years. Annual salary $250,000. Monthly Vehicle allowance of $450. Bonus of $125,000 upon completion and acceptance of the Learning Management System. Stock options of 250,000 with a strike price of $2.00 per share exercisable for a period of five years upon payment of the project completion bonus.

Edwin Austin - Term of contract five years.  Annual salary
$180,000. Monthly Vehicle allowance of $375. Bonus of $125,000 upon completion and acceptance of the Learning Management System.
Stock options of 250,000 with a strike price of $2.00 per share exercisable for a period of five years upon payment of the project completion bonus.

                       FINANCIAL STATEMENTS



                         C O N T E N T S


                   INTERIM FINANCIAL STATEMENTS

                        September 30, 2000


                                                       Page
                                                       ----
Balance Sheets                                         F-2

Statements of Operations                               F-3

Statements of Cash Flows                               F-4 - F-5

Notes to Financial Statements                          F-6 - F-12




                   ANNUAL FINANCIAL STATEMENTS

                        December 31, 2000

                                                       Page
                                                       -----

Independent Auditor's Report                           F-1

Balance Sheets,
  December 31, 1999 and 1998                           F-2

Statements of Income,
  For the Years Ended December 31, 1999 and 1998       F-3

Statements of Changes in Stockholders' Equity,
  For the Years Ended December 31, 1999 and 1998       F-4

Statements of Cash Flows,
  For the Years Ended December 31, 1999 and 1998       F-5

Notes to Financial Statements                          F-6

                INDEPENDENT ACCOUNTANT'S REPORT


Mentor On Call, Inc.
(A Development Stage Company)


     We have reviewed the accompanying balance sheets of Mentor On Call, Inc. (a development stage company) as of September 30, 2000 and December 31, 1999, and the related statements of operations for the three and nine months, and cash flows for the nine month periods ended September 30, 2000 and 1999. These financial statements are the responsibility of the Company's management.

     We conducted our review in accordance with standards established by the American Institute of Certified Public Accountants. A review of interim financial information consists principally of applying analytical procedures to financial data and making inquiries of persons responsible for financial and accounting matters. It is substantially less in scope than an audit conducted in accordance with generally accepted auditing standards, the objective of which is the expression of an opinion regarding the financial statement taken as a whole. Accordingly, we do not express such an opinion.

     Based on our review, we are not aware of any material modifications that should be made to the accompanying financial statements for them to be in conformity with generally accepted accounting principles.

                                     Respectfully submitted



                                     /s/ ROBISON, HILL & CO.
                                     Certified Public Accountants

Salt Lake City, Utah
November 8, 2000


                      MENTOR ON CALL, INC.
                 (A Development Stage Company)
                         BALANCE SHEETS

                                      September 30, December 31,
ASSETS ...............................    2000         1999
                                       ----------   ----------
Current Assets:
Cash & Cash Equivalents .............. $     --     $     --
                                       ----------   ----------
     Total Current Assets ............       --           --

Fixed Assets:
Equipment ................ ...........    123,464         --
Less Accumulated Depreciation ........     (8,907)        --
                                        ----------   ----------
     Total Fixed Assets ..............    114,557         --

Other Assets:
Intangible Assets ....................      5,000         --
Less Accumulated Amortization ........       (209)        --
                                        ----------   ----------
     Total Other Assets ..............      4,791         --
                                        ----------   ----------

     Total Assets .................... $  119,348   $     --
                                        ==========   ==========

LIABILITIES & STOCKHOLDERS' EQUITY
Current Liabilities:
Accounts Payable & Accrued Expenses .. $  678,454   $    4,813
Bank Overdraft .......................      6,519         --
Shareholder Loans ....................    766,072         --
                                        ----------   ----------
     Total Liabilities ...............  1,451,045        4,813

Stockholders' Equity:
  Common Stock, Par value $.001
    Authorized 100,000,000 shares,
    Issued 13,850,000 and 4,500,000
    Shares at September 30, 2000
     and December 31, 1999                 13,850        4,500
  Paid-In Capital ....................  3,163,635         --
  Currency Translation Adjustments ...    (12,389)        --
  Retained Deficit ...................     (1,200)      (3,215)
  Deficit Accumulated During the
    Development Stage ................ (4,495,593)      (6,098)
                                        ----------   ----------
     Total Stockholders' Equity ...... (1,331,697)      (4,813)
                                        ----------   ----------

     Total Liabilities and
       Stockholders' Equity ........... $ 119,348   $     --
                                        ==========   ==========




        See accompanying notes and accountants' report.


                                  MENTOR ON CALL, INC.
                              (A Development Stage Company)
                                STATEMENTS OF OPERATIONS

                                                                              Cumulative
                                                                                since
                                                                               inception
                        For the three months ended  For the nine months ended     of
                                   September 30,        September 30,          development
                                ------------------- ----------------------   -------------
                                  2000       1999      2000         1999       stage
                                ----------  ------- -----------  ---------   -----------

Revenues: ....................  $     --    $  --   $      --    $    --     $      --

Expenses:
  Research & Development .....    260,533      --     3,432,365       --       3,432,365
  General & Administrative ...    312,515      --     1,027,968       --       1,034,066
                                ---------   ------- -----------  ---------   -----------

     Net Operating Loss ......   (573,048)     --    (4,460,333)      --      (4,466,431)

Other Income (Expense)
  Interest, Net ..............    (16,952)     --       (29,163)      --         (29,163)

     Net Loss ................  $(590,000)  $  --   $(4,489,496) $    --     $(4,495,594)
                                =========   ======= ===========  =========   ===========


Basic & Diluted loss per share  $   (0.04)  $  --   $     (0.32) $    --
                                =========   ======= ============ =========


                     See accompanying notes and accountants' report.


                      MENTOR ON CALL, INC.
                 (A Development Stage Company)
                    STATEMENTS OF CASH FLOWS


                                                      Cumulative
                                                      Since
                                                      Inception
                         For the nine months ended    of
                               September 30,          Development
                         -------------------------   ------------
                              2000         1999       Stage
                         -------------  ----------   ------------
CASH FLOWS FROM OPERATING
ACTIVITIES:


Net Loss ............... $  (4,489,496) $   --     $(4,495,594)
Adjustments to reconcile
 net loss to net cash
Provided by operating activities
  Depreciation &
   Amortization ........         9,116      --           9,116
  Accrued Interest on
   Shareholder Loans ...        29,567                  29,567
  Currency Translation
   Adjustment ..........       (12,389)     --         (12,389)
  Stock issued for Research
   & Development .......     2,995,000      --       2,995,000
   Compensation Expense
    on Stock Options ...       175,000      --         175,000
Increase (Decrease) in:
  Accounts Payable &
   Accrued Expenses ....       673,940      --         678,553
                          -------------  --------   -----------
  Net Cash Used in operating
   activities ..........      (619,262)     --        (620,747)
                          -------------  --------   -----------

CASH FLOWS FROM INVESTING
ACTIVITIES:
Purchase of
 Fixed Assets ..........      (123,464)     --        (123,464)
                          -------------  --------   -----------
Net cash provided by
 investing activities ..      (123,464)     --        (123,464)
                          -------------  --------   -----------

CASH FLOWS FROM FINANCING
ACTIVITIES:
Capital contributed by
 shareholder ...........          --        --           1,485
Bank Overdraft .........         6,221      --           6,221
Proceeds from Shareholder
 Loans .................       736,505      --         736,505
                          -------------  --------   -----------
Net Cash Provided by
 Financing Activities ..       742,726      --         744,211
                          -------------  --------   -----------

Net (Decrease) Increase in
  Cash and Cash
  Equivalents ..........          --        --            --
Cash and Cash
 Equivalents at Beginning
 of Period .............          --        --            --
                          -------------  --------   -----------
Cash and Cash Equivalents
  at End of Period .....  $       --     $  --      $     --
                          =============  ========   ===========


        See accompanying notes and accountants' report.


                      MENTOR ON CALL, INC.
                 (A Development Stage Company)
                    STATEMENTS OF CASH FLOWS
                          (Continued)


                                                  Cumulative
                                                  Since
                                                  Inception
                    For the nine months ended     of
                         September 30,            Development
                    -------------------------
                         2000       1999          Stage
                    ------------  -----------     ------------


SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:

Cash paid during the year for:


  Interest ........... $    --    $   --          $   --
  Franchise and
   income taxes ...... $    --    $   --          $   250

SUPPLEMENTAL DISCLOSURE
 OF NON-CASH INVESTING AND
 FINANCING ACTIVITIES:
Common Stock exchanged
 for Intangible
 Assets .............. $  5,000   $   --          $ 5,000



        See accompanying notes and accountants' report.


                      MENTOR ON CALL, INC.
                 (A Development Stage Company)
                 NOTES TO FINANCIAL STATEMENTS
          FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2000


NOTE 1 - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING
POLICIES

     This summary of accounting policies for Mentor On Call, Inc. is presented to assist in understanding the Company's financial statements. The accounting policies conform to generally accepted accounting principles and have been consistently applied in the preparation of the financial statements.

     The unaudited financial statements as of September 30, 2000 and for the nine months then ended reflect, in the opinion of management, all adjustments (which include only normal recurring adjustments) necessary to fairly state the financial position and results of operations for the nine months. Operating results for interim periods are not necessarily indicative of the results which can be expected for full years.

Organization and Basis of Presentation

     The Company was incorporated under the laws of the State of Nevada on October 22, 1996 under the name PSM Corp. The Company ceased all operating activities during the period from October 22, 1996 to July 9, 1999 and was considered dormant. On July 9, 1999, the Company obtained a Certificate of renewal from the State of Nevada. On January 11, 2000, the company changed its name to Mentor On Call, Inc. Since July 9, 1999, the Company is in the development stage, and has not commenced planned principal operations.

Nature of Business

     The company has no products or services as of December 31, 1999. The Company was organized as a vehicle to seek merger or acquisition candidates. On January 15, 2000, the Board of Directors approved the proposed Asset Acquisition Agreement (the "Agreement") with Mentor On Call Holdings, Inc., a Barbadian International Business Corporation.

     The Company is in business to provide managed distance learning systems, corporate training, professional continuing education and infomercial marketplaces.

Cash and Cash Equivalents

     For purposes of the statement of cash flows, the Company considers all highly liquid debt instruments purchased with a maturity of three months or less to be cash equivalents to the extent the funds are not being held for investment purposes.

                      MENTOR ON CALL, INC.
                 (A Development Stage Company)
                 NOTES TO FINANCIAL STATEMENTS
          FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2000
                          (Continued)


NOTE 1 - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING
POLICIES
(Continued)

Depreciation

     Equipment is stated at cost. Depreciation is computed using the straight-line method over the estimated economic useful lives of the related assets as follows:

Equipment                                    5 -  7 years

     Maintenance and repairs are charged to operations;
betterments are capitalized. The cost of property sold or otherwise disposed of and the accumulated depreciation thereon are eliminated from the property and related accumulated depreciation accounts, and any resulting gain or loss is credited or charged to income.

Amortization

     Intangible assets consist of patents and trademarks.
Amortization is computed using straight- line method over the estimated useful lives of the related assets as follows:

Patents and Trademarks                       17 years

Pervasiveness of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles required management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Concentrations of Credit Risk

     The Company has no significant off-balance-sheet concentrations of credit risk such as foreign exchange contracts, options contracts or other foreign hedging arrangements.

                      MENTOR ON CALL, INC.
                 (A Development Stage Company)
                 NOTES TO FINANCIAL STATEMENTS
          FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2000
                          (Continued)


NOTE 1 - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING
POLICIES
(Continued)

Loss per Share

     The reconciliations of the numerators and denominators of the basic loss per share computations are as follows:



Per-Share
                         Income         Shares           Amount
                         ------         ------           ------
                       (Numerator)   (Denominator)

                    For the three months ended September 30, 2000
Basic Loss per Share
Loss to common
 shareholders       $      (590,000)     13,850,000   $   (0.04)
                    ================   =============  ===========

                    For the nine months ended September 30, 2000
Basic Loss per Share
Loss to common
 shareholders       $    (4,489,496)     13,850,000   $   (0.32)
                    ================   =============  ===========

                    For the three months ended September 30, 1999
Basic Loss per Share
Loss to common
 shareholders       $          --         9,000,000   $     --
                    ================   =============  ===========

                    For the nine months ended September 30, 1999

Basic Loss per Share
Loss to common
 shareholders       $          --         9,000,000   $     --
                    ================   =============  ===========

     The effect of outstanding common stock equivalents are anti-dilutive for September 30, 2000 and 1999 and are thus not considered.

NOTE 2 - INCOME TAXES

     As of September 30, 2000, the Company had a net operating loss carryforward for income tax reporting purposes of approximately $1,034,000 that may be offset against future taxable income through 2011. Current tax laws limit the amount of loss available to be offset against future taxable income when a substantial change in ownership occurs. Therefore, the amount available to offset future taxable income may be limited. No tax benefit has been reported in the financial statements,

                      MENTOR ON CALL, INC.
                 (A Development Stage Company)
                 NOTES TO FINANCIAL STATEMENTS
          FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2000
                          (Continued)

NOTE 2 - INCOME TAXES (Continued)

because the Company believes there is a 50% or greater chance the carry-forwards will expire unused. Accordingly, the potential tax benefits of the loss carry-forwards are offset by a valuation allowance of the same amount.

NOTE 3 - DEVELOPMENT STAGE COMPANY

     The Company has not begun principal operations and as is common with a development stage company, the Company has had recurring losses during its development stage.

NOTE 4 - RENT EXPENSE

     The Company occupies certain executive offices in Toronto, Ontario, Canada under a noncancellable leases. This lease is for office space and expires November 2000. The current lease requires rental payments of approximately $1,207 ($1,750 Canadian
Dollars) per month.

     On April 1, 2000, the Company signed a one year noncancellable lease on development center offices in Toronto, Ontario, Canada. This lease expires March 2001. The current lease requires rental payments of approximately $1,076 ($1,560
Canadian Dollars) per month.

     On July 10, 2000, the Company signed a lease on additional development office space in Toronto, Ontario, Canada. This lease expires March 31, 2001. The lease requires rental payments of approximately $914 ($1,325 Canadian Dollars) per month.

     It is expected that in the normal course of business, leases that expire will be renewed or replaced by leases on other properties.

     The minimum future lease payments under these leases for the next five years are:


        Year Ended December 31,
---------------------------------------
          2000                               $          5,928
          2001                                          5,970
          2002                                              -
          2003                                              -
          2004                                              -
          Thereafter                                        -
                                             ----------------

          Total minimum future lease payments     $    11,898
                                             ================

                      MENTOR ON CALL, INC.
                 (A Development Stage Company)
                 NOTES TO FINANCIAL STATEMENTS
          FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2000
                          (Continued)


NOTE 5 - STOCK SPLIT

     On May 6, 1999 the Board of Directors authorized 1,000 to 1 stock split, changed the authorized number of shares to 100,000,000 shares and the par value to $.001 for the Company's common stock. As a result of the split, 999,000 shares were issued. All references in the accompanying financial statements to the number of common shares and per-share amounts for 1999 have been restated to reflect the stock split.

     On January 15, 2000, the Board of Directors authorized 9 to 1 stock split. As a result of the split, 4,000,000 shares were issued. All references in the accompanying financial statements to the number of common shares and per-share amounts for 1999 have been restated to reflect the stock split.

NOTE 6 - STOCK OPTIONS AND WARRANTS

     On March 16, 2000 the Board of Directors authorized and issued stock options to a Director for purchase 50,000 shares of the Company's restricted common stock at a price of $2.00 per share. The options expire March 2002. As of September 30, 2000, no options have been exercised. Compensation in the amount of $175,000 has been recorded in the accompanying financial statements as a result of the issuance of these options.

NOTE 7 - RELATED PARTY TRANSACTIONS

     During 2000, shareholders of the Company have loaned $736,505 to the Company by way of cash advances, provision of office facilities, and payment of services. The services provided are subject to further review and may be subject to reduction during the next quarter. The loans are payable on demand and accrue interest at 10% beginning April 1, 2000.

                      MENTOR ON CALL, INC.
                 (A Development Stage Company)
                 NOTES TO FINANCIAL STATEMENTS
          FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2000
                          (Continued)

NOTE 8 - EMPLOYMENT CONTRACTS

     The Company signed employment contracts with Messrs.
Rodgers, Austin, Pritchard and Figueroa as follows:


                                 Annual                Deferred
       Name                   Remuneration              Amount
-------------------   --------------------   --------------------

Rodgers               $            250,000   $             75,000
Austin                $            180,000   $             60,000
Pritchard             $            120,000   $             25,000
Figueroa              $            100,000   $             15,000

     Deferred Salaries vest when the Company retains earnings of $750,000 in one quarter and are then payable in equal monthly amounts over the ensuing six month period.

     Benefits are in a packaged value at a minimum of ten percent of salary and a maximum of fifteen percent of salary. Fully paid vacation of four weeks per annum each.

     Automobile allowance available when the Company is earning a profit of a minimum of $750,000 in any one quarter as follows:
Rodgers $450 per month, Austin $375 per month, Prichard $300 per month, and Figueroa $300 per month.

     A Project Completion Bonus of $125,000 for each of Rodgers, Austin, Pritchard and Figueroa is available and payable on the completion and acceptance of the Learning Management System by the Chief Executive Officer of the Company and by outside clients and conditional upon receipt of a minimum of $1,500,000 from licences.

     Each of Rodgers, Austin, Pritchard and Figueroa will be granted stock options of 250,000 to each with a strike price of $2.00 per share exercisable for a period of five years upon payment of the project completion bonus.

                      MENTOR ON CALL, INC.
                 (A Development Stage Company)
                 NOTES TO FINANCIAL STATEMENTS
          FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2000
                          (Continued)

NOTE 9 - ASSET ACQUISITION

     The Board of Directors has approved the proposed Asset Acquisition Agreement (the "Agreement") with Mentor On Call Holdings, Inc. (Formerly Mentor On Call, Inc.), a Barbadian International Business Corporation ("Holdings"). The name of the Company has been changed to Mentor On Call, Inc. to reflect the Company's new direction, and, effective January 15, 2000, the Company declared a nine-for-one forward stock split of its common stock.

     The assets acquired include the Mentor On Call Managed E-Learning System which is a proprietary and web-enabled managed distance and e-learning system with patents pending and priority dates set in eighty-nine countries. The Mentor On Call system operates on Windows 95, 98 and NT platforms, on Novell and Intranet and will support industry standard web servers and browsers. The system is SQL compliant. The assets also include the Trademark and domain name "Mentor On Call".

     The Company hopes to provide the best managed distance learning system in the world, and intends to grow and achieve an above-average financial return by maintaining a large share of the public school distance and e-learning market, as well as the corporate training, professional continuing education and infomercial marketplaces.

     Under the terms of the Agreement, signed on January 17, 2000, the Company issued 9,350,000 post-split restricted shares of the Company as consideration for the assets, resulting in a total of 13,850,000 issued and outstanding shares of the Company, of which Holdings controls approximately 67.5%.
Holdings management has stepped in and taken over all day-to-day operations of the Company. James N. Rodgers has agreed to assume the position of President, Chief Executive Officer and Chairman of the Board of Directors, and Edwin W. Austin has agreed to step in as Chief Financial Officer, Chief Operating Officer and Director.

                   INDEPENDENT AUDITOR'S REPORT


Mentor On Call, Inc.
(Formerly PSM Corp.)
(A Development Stage Company)


     We have audited the accompanying balance sheets of Mentor On Call, Inc. (formerly PSM Corp.) (a development stage company) as of December 31, 1999 and 1998, and the related statements of operations, stockholders' equity, and cash flows for the two years ended December 31, 1999. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Mentor On Call, Inc. (formerly PSM Corp.) (a development stage company) as of December 31, 1999 and 1998, and the results of its operations and its cash flows for the two years ended December 31, 1999 in conformity with generally accepted accounting principles.

                                     Respectfully submitted


                                     /S/ ROBISON, HILL & CO
                                     Certified Public Accountants

Salt Lake City, Utah
April 11, 2000

                            F - 1



                      MENTOR ON CALL, INC.
                      (FORMERLY PSM CORP.)
                 (A DEVELOPMENT STAGE COMPANY)
                         BALANCE SHEETS


                                              December 31,

                                        -------------------------
                                             1999          1998
                                        ------------  -----------

Assets: ..............................   $     --      $     --
                                         ==========    ==========

Liabilities - Accounts Payable .......   $    4,813    $      200
                                         ----------    ----------

Stockholders' Equity:
  Common Stock, Par value $.001
    Authorized 100,000,000 shares,
    Issued 500,000 and 1,000,000 shares
    At December 31, 1999 and 1998 ....          500         1,000
  Paid-In Capital ....................        1,985          --
  Retained Deficit ...................       (1,200)      (1,200)
  Deficit Accumulated During the
    Development Stage ................       (6,098)         --
                                         -----------   ----------

     Total Stockholders' Equity ......       (4,813)        (200)
                                         -----------   ----------

     Total Liabilities and

       Stockholders' Equity ..........   $     --      $     --
                                         ===========   ==========



The accompanying notes are an integral part of these financial statements.


                      MENTOR ON CALL, INC.
                      (FORMERLY PSM CORP.)
                 (A DEVELOPMENT STAGE COMPANY)
                    STATEMENTS OF OPERATIONS

                                                       Cumulative
                                                         since
                                                       inception
                              For the year ended          of
                              December 31,            development
                            ------------------------     stage
                               1999          1998
                            ----------    ----------   ----------
Revenues: ................. $     --      $     --      $     --

Expenses: .................     6,098           100         6,098
                            ----------    ----------   ----------

     Net Loss ............. $  (6,098)    $    (100)   $  (6,098)
                            ==========    ==========   ==========

Basic & Diluted Loss
          Per Share ....... $   (0.01)    $     --
                            ==========    ==========



The accompanying notes are an integral part of these financial statements.


                                  MENTOR ON CALL, INC.
                                  (FORMERLY PSM CORP.)
                              (A DEVELOPMENT STAGE COMPANY)
                            STATEMENT OF STOCKHOLDERS' EQUITY
                     FOR THE YEARS ENDED DECEMBER 31, 1999 AND 1998

                                                                              Deficit
                                                                              Accumulated
                                                                              During
                              Common Stock          Paid-In     Retained      Development
                         Shares      Par Value      Capital     Deficit       Stage
                       ----------    ----------    ----------   ----------    ----------
Balance at September 23, 1996


(inception) ........         --      $     --      $     --     $     --      $     --
October 9, 1996 Issuance
 of Stock for Services
 and payment of Accounts
 payable ...........      1,000         1,000            --           --            --
Net Loss ...........         --            --            --         (1,000)         --
                       ----------    ----------    ----------   ----------    ----------

Balance at December 31, 1996
  As originally
  reported .........      1,000         1,000            --         (1,000)         --

Retroactive adjustment
 for 1,000 to 1 stock
 split May 6, 1999 ...  999,000            --            --           --            --
                       ----------    ----------    ----------   ----------    ----------

Restated balance
 January 1, 1997 .    1,000,000         1,000            --         (1,000)         --

Net Loss ...........         --            --            --           (100)         --
                       ----------    ----------    ----------   ----------    ----------

Balance at
 December 31, 1997 .. 1,000,000         1,000            --         (1,100)         --

Net Loss ...........         --            --            --           (100)         --
                       ----------    ----------    ----------   ----------    ----------

Balance at
 December 31, 1998 .. 1,000,000         1,000            --         (1,200)         --

Shares canceled ....   (500,000)         (500)          500           --            --

Capital contributed
 by shareholder              --            --           1,485         --            --
Net Loss ...........         --            --            --           --          (6,098)
                       ----------    ----------    ----------   ----------    ----------

Balance at
 December 31, 1999 ..   500,000      $    500      $    1,985    $  (1,200)   $   (6,098)
                       ==========    ==========    ==========   ==========    ==========




The accompanying notes are an integral part of these financial statements.


                      MENTOR ON CALL, INC.
                      (FORMERLY PSM CORP.)
                 (A DEVELOPMENT STAGE COMPANY)
                    STATEMENTS OF CASH FLOWS


                                                     Cumulative
                                                     Since
                                                     Inception
                         For the years ended         of
                              December 31,           Development
                         ----------------------      Stage
                            1999          1998
                         ----------    ----------    ----------
CASH FLOWS FROM OPERATING
ACTIVITIES:



Net Loss ...........     $   (6,098)   $     (100)   $   (6,098)
Increase (Decrease) in
 Accounts Payable ....        4,613           100         4,613
                         ----------    ----------    ----------
  Net Cash Used
   in operating
   activities ....           (1,485)         --          (1,485)
                         ----------    ----------    ----------

CASH FLOWS FROM INVESTING ACTIVITIES:

Net cash provided
  by investing
  activities .......           --            --            --
                         ----------    ----------    ----------

CASH FLOWS FROM FINANCING ACTIVITIES:

Capital contributed
 by shareholder ....          1,485          --           1,485
                         ----------    ----------    ----------
Net Cash Provided
 by Financing
 Activities ........          1,485          --           1,485
                         ----------    ----------    ----------

Net (Decrease) Increase in

  Cash and Cash
   Equivalents .....           --            --            --
Cash and Cash Equivalents
  at Beginning of
  Period ...........           --            --            --
                         ----------    ----------    ----------
Cash and Cash
 Equivalents at End
 of Period .........     $     --      $     --      $     --
                         ==========    ==========    ==========

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid during the year for:
Interest ...........     $     --      $     --      $     --
Franchise and income
 taxes .............     $      250    $     --      $      250

SUPPLEMENTAL DISCLOSURE OF NON-CASH INVESTING AND FINANCING
ACTIVITIES:
----------------------------------------------------------------

None



The accompanying notes are an integral part of these financial statements.


                      MENTOR ON CALL, INC.
                      (FORMERLY PSM CORP.)
                 (A DEVELOPMENT STAGE COMPANY)
                 NOTES TO FINANCIAL STATEMENTS
           THE YEARS ENDED DECEMBER 31, 1999 AND 1998

NOTE 1 - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING
POLICIES

     This summary of accounting policies for Mentor On Call, Inc. (formerly PSM Corp.) is presented to assist in understanding the Company's financial statements. The accounting policies conform to generally accepted accounting principles and have been consistently applied in the preparation of the financial statements.

ORGANIZATION AND BASIS OF PRESENTATION

     The Company was incorporated under the laws of the State of Nevada on October 22, 1996 under the name PSM Corp.. The Company ceased all operating activities during the period from October 22, 1996 to July 9, 1999 and was considered dormant. On July 9, 1999, the Company obtained a Certificate of renewal from the State of Nevada. On January 11, 2000, the company changed its name to Mentor On Call, Inc. Since July 9, 1999, the Company is in the development stage, and has not commenced planned principal operations.

NATURE OF BUSINESS

     The company has no products or services as of December 31, 1999. The Company was organized as a vehicle to seek merger or acquisition candidates. On January 15, 2000, the Board of Directors approved the proposed Asset Acquisition Agreement (the "Agreement") with Mentor On Call, Inc., a Barbadian International Business Corporation ("Mentor").

     Mentor is in business to provide managed distance learning systems, corporate training, professional continuing education and infomercial marketplaces.

CASH AND CASH EQUIVALENTS

     For purposes of the statement of cash flows, the Company considers all highly liquid debt instruments purchased with a maturity of three months or less to be cash equivalents to the extent the funds are not being held for investment purposes.

PERVASIVENESS OF ESTIMATES

     The preparation of financial statements in conformity with generally accepted accounting principles required management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial

                      MENTOR ON CALL, INC.
                      (FORMERLY PSM CORP.)
                 (A DEVELOPMENT STAGE COMPANY)
                 NOTES TO FINANCIAL STATEMENTS
           THE YEARS ENDED DECEMBER 31, 1999 AND 1998
                          (CONTINUED)

NOTE 1 - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING
POLICIES
(CONTINUED)

statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

LOSS PER SHARE

     The reconciliations of the numerators and denominators of the basic loss per share computations are as follows:


                                                       PER-SHARE
                              INCOME        SHARES     AMOUNT
                              ------        ------     -------
                            (Numerator)  (Denominator)

                          FOR THE YEAR ENDED DECEMBER 31, 1999
Basic Loss per Share
Loss to common
 shareholders ..........  $   (6,098)      909,888    $   (0.01)
                          ===========    ==========   ==========

                          FOR THE YEAR ENDED DECEMBER 31, 1998
Basic Loss per Share
Loss to common
 shareholders ..........  $     (100)    1,000,000    $    --
                          ===========    ==========   ==========

     The effect of outstanding common stock equivalents would be anti-dilutive for August 31, 1999 and December 31, 1999 and 1998 and are thus not considered.

NOTE 2 - INCOME TAXES

     As of December 31, 1999, the Company had a net operating loss carryforward for income tax reporting purposes of approximately $6,000 that may be offset against future taxable income through 2011. Current tax laws limit the amount of loss available to be offset against future taxable income when a substantial change in ownership occurs. Therefore, the amount available to offset future taxable income may be limited. No tax benefit has been reported in the financial statements, because the Company believes there is a 50% or greater chance the carryforwards will expire unused.

     Accordingly, the potential tax benefits of the loss carryforwards are offset by a valuation allowance of the same amount.

                      MENTOR ON CALL, INC.
                      (FORMERLY PSM CORP.)
                 (A DEVELOPMENT STAGE COMPANY)
                 NOTES TO FINANCIAL STATEMENTS
           THE YEARS ENDED DECEMBER 31, 1999 AND 1998
                          (CONTINUED)

NOTE 3 - DEVELOPMENT STAGE COMPANY

     The Company has not begun principal operations and as is common with a development stage company, the Company has had recurring losses during its development stage.

NOTE 4 - COMMITMENTS

     As of December 31, 1999 all activities of the Company have been conducted by corporate officers from either their homes or business offices. Currently, there are no outstanding debts owed by the company for the use of these facilities and there are no commitments for future use of the facilities.

NOTE 5 - STOCK SPLIT

     On May 6, 1999 the Board of Directors authorized 1,000 to 1 stock split, changed the authorized number of shares to 100,000,000 shares and the par value to $.001 for the Company's common stock. As a result of the split, 999,000 shares were issued. All references in the accompanying financial statements to the number of common shares and per-share amounts for 1998 have been restated to reflect the stock split.

NOTE 6 - SUBSEQUENT EVENTS

     The Board of Directors has approved the proposed Asset Acquisition Agreement (the "Agreement") with Mentor On Call, Inc., a Barbadian International Business Corporation ("Mentor"). The name of the Company has been changed to Mentor On Call, Inc. to reflect the Company's new direction, and, effective January 15, 2000, the Company declared a nine-for- one forward stock split of its common stock.

     The assets acquired include the Mentor On Call Managed E-Learning System which is a proprietary and web-enabled managed distance and e-learning system with patents pending and priority dates set in eighty-nine countries. The Mentor On Call system operates on Windows 95, 98 and NT platforms, on Novell and Intranet and will support industry standard web servers and browsers. The system is SQL compliant. The assets also include the Trademark and domain name "Mentor On Call".

     Mentor hopes to provide the best managed distance learning system in the world, and intends to grow and achieve an above-average financial return by maintaining a large share of the public

                      MENTOR ON CALL, INC.
                      (FORMERLY PSM CORP.)
                 (A DEVELOPMENT STAGE COMPANY)
                 NOTES TO FINANCIAL STATEMENTS
           THE YEARS ENDED DECEMBER 31, 1999 AND 1998
                          (CONTINUED)

NOTE 6 - SUBSEQUENT EVENTS (CONTINUED)

school distance and e-learning market, as well as the corporate training, professional continuing education and infomercial marketplaces.

     Under the terms of the Agreement, signed on January 17, 2000, Mentor On Call will be issued 9,350,000 post-split restricted shares of PSM as consideration for the contributed assets, resulting in a total of 13,850,000 issued and outstanding shares of the Company, of which Mentor will control approximately 67.5%. Mentor On Call's present management will step in and take over all day-to-day operations of the Company. James N. Rodgers has agreed to assume the position of President, Chief Executive Officer and Chairman of the Board of Directors, and Edwin W. Austin has agreed to step in as Chief Financial Officer, Chief Operating Officer and Director.

  CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING
                    AND FINANCIAL DISCLOSURE


     None.



               WHERE YOU CAN FIND MORE INFORMATION

     We file annual, quarterly and special reports and other information with the Securities and Exchange Commission. You may read our SEC filings over the Internet at the Commission's website at http://www.sec.gov. You may also read and copy documents at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549 or at its regional offices located at 7 World Trade Center, Suite 1300, New York, New York 10048 and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. Please call the Commission at 1-800-SEC-0330 for further information on the public reference rooms.

     Our common stock is presently listed on the National Association of Securities Dealers' Over-The-Counter Bulletin Board and reports and proxy statements and other information concerning us also can be inspected at the offices of The Nasdaq-Amex Stock Market, Inc. at 1735 K Street, N.W., Washington, D.C. 20006-1500.



              INFORMATION INCORPORATED BY REFERENCE

     The Commission allows us to provide information about our business and other important information to you by "incorporating by reference" the information we file with the Commission, which means that we can disclose the information to you by referring in this prospectus to the documents we file with the Commission.

     We incorporate by reference into this prospectus the following documents that we have filed with the Commission. You should consider each document incorporated by reference an important part of this prospectus:


SEC FILING (FILE NO. 000-27739)  PERIOD COVERED OR DATE OF FILING
-------------------------------  --------------------------------

Annual Report on Form 10-K.......... Year ended December 31, 1999
Quarterly Report on Form 10-Q....... Quarter ended March 31, 2000
Quarterly Report on Form 10-Q........ Quarter ended June 30, 2000
Quarterly Report on Form 10-Q... Quarter ended September 30, 2000
Current Report on Form 8-K......................... April 5, 2000


     We are delivering along with this prospectus a copy of our most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q. You may request a copy of the other filings that we are incorporating by reference in this prospectus, but are not delivering with this prospectus, at no cost, by writing or telephoning us at the following address, telephone or facsimile number:

                       Mentor On Call, Inc.
                    40 King Street, Suite 4900
                             Toronto
                     Ontario, Canada M5H 4A2
                      Phone: (416) 777-6714
                       Fax: (416) 777-6722
                  Attention: Edward Austin, CFO

     We will not provide exhibits to a document unless they are specifically incorporated by reference in that document.



                             PART II

            INFORMATION NOT REQUIRED IN THE PROSPECTUS

            INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Article XI of our By-Laws provide that no director of the Company shall have personal liability to the corporation or to its shareholders for damages for any breach of duty in such capacity, provided, however, that the provisions shall not eliminate or limit:

     (a) acts or omissions which involve intentional misconduct, fraud or a knowing violation of law, or

     (b) the payment of dividends in violation of Section 78.300 of the Nevada Revised Statutes.

     Section 78.751(1) of the Nevada Revised Statutes ("NRS") authorizes a Nevada corporation to indemnify any director, officer, employee, or corporate agent "who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation" due to his or her corporate role.
Section 78.751(1) extends this protection "against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with the action, suit or proceeding if he or she acted in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful."

     Section 78.751(2) of the NRS also authorizes indemnification of the reasonable defense or settlement expenses of a corporate director, officer, employee or agent who is sued, or is threatened with a suit, by or in the right of the corporation. The party must have been acting in good faith and with the reasonable belief that his or her actions were not opposed to the corporation's best interests. Unless the court rules that the party is reasonably entitled to indemnification, the party seeking indemnification must not have been found liable to the corporation.

     To the extent that a corporate director, officer, employee, or agent is successful on the merits or otherwise in defending any action or proceeding referred to in Section 78.751(1) or 78.751(2), Section 78.751(3) of the NRS requires that he be indemnified "against expenses, including attorneys' fees, actually and reasonably incurred by him or her in connection with the defense."

     Section 78.751 (4) of the NRS limits indemnification under Sections 78.751 (1) and 78.751(2) to situations in which either
(1) the stockholders, (2) the majority of a disinterested quorum of directors, or (3) independent legal counsel determine that indemnification is proper under the circumstances.

     Pursuant to Section 78.751(5) of the NRS, the corporation may advance an officer's or director's expenses incurred in defending any action or proceeding upon receipt of an undertaking. Section 78.751(6)(a) provides that the rights to indemnification and advancement of expenses shall not be deemed exclusive of any other rights under any bylaw, agreement, stockholder vote or vote of disinterested directors. Section 78.751(6)(b) extends the rights to indemnification and advancement of expenses to former directors, officers, employees and agents, as well as their heirs, executors, and administrators.

     Regardless of whether a director, officer, employee or agent has the right to indemnity, Section 78.752 allows the corporation to purchase and maintain insurance on his behalf against liability resulting from his or her corporate role.



           OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     We will incur no expenses in connection with any sale or other distribution by the selling shareholders of the common stock being registered other than the expenses of preparation and distribution of this Registration Statement and the Prospectus included in this Registration Statement, which are set forth in the following table. All of the amounts shown are estimates except the Securities and Exchange Commission registration fee.


SEC registration fee...................                   $ 1,232
Legal fees and expenses................                   $25,000
Accounting fees and expenses...........                   $
Miscellaneous expenses.................                   $
                                                          -------
         Total.........................                   $



             RECENT SALES OF UNREGISTERED SECURITIES

     In connection with organizing the Company, on November 12, 1996, persons consisting of the officers, directors, and other individuals were issued a total of 1,000 shares of common stock at a value of $.001 per share. On May 6, 1999, those outstanding shares were forward split 1,000 for 1, resulting in a total of 1,000,000 shares issued and outstanding.

     On October 25, 1999, Mr. Daniel L. Hodges returned 500,000 shares to the treasury and the shares were canceled, resulting in 500,000 remaining shares outstanding.

     On January 15, 2000, the Company declared a 9-for-1 forward stock split, resulting in a total of 4,500,000 shares outstanding.

     On January 17, 2000, the Company issued 9,350,000 shares of post-split restricted common stock in connection with an Asset
Acquisition Agreement, resulting in 13,850,000 shares outstanding.

     On September 8, 2000 the Company entered into an Investment Agreement with an investment bank to register and underwrite shares of its common stock with an aggregate market value not to exceed $35,000,000 to the general public. The company is obligated to issue warrants to purchase 800,000 shares of common stock to the investment bank, whether or not the registration and proposed sale of shares to the public is completed. The Company is also obligated to issue additional warrants to the investment bank upon achieving certain milestones in the registration process.



                             EXHIBITS


     The following is a list of exhibits filed and/or incorporated by reference as part of this Registration Statement:


Exhibit
Number         Exhibit Description
--------       -------------------

     3.1       Articles of Incorporation, filed October 22, 1996.
               (1)

     3.2       Certificate of Amendment of Articles of
               Incorporation, filed July 9, 1999. (1)

     3.3       Certificate of Amendment of Articles of
               Incorporation, filed January 11, 2000.

     3.4       Bylaws, revised and adopted on May 6, 1999. (1)

     4.1 Commitment Warrant Agreement to purchase 800,000 shares between the Company and Swartz Private
               Equity, LLC, dated September 8, 2000.

     4.2       Commitment Warrant Side Agreement between the
               Company and Swartz Private Equity, LLC, dated
               September 8, 2000.

     4.3 Registration Rights Agreement between the Company and Swartz Private Equity, LLC, dated September 8,
               2000.

     5.1 Opinion of Dieterich & Associates regarding the validity of the common stock.

     10.1      Asset Acquisition Agreement, dated January  ,2000.
               (2)

     10.2      Mentor On Call Holdings Unanimous Shareholders
               Agreement, dated January 18, 2000. (2)

     10.3      Executive Employment Contract with James N.
               Rodgers, dated January 18, 2000. (2)

     10.4      Executive Employment Contract with Edwin W.
               Austin, dated January 18, 2000. (2)

     10.7 Mentor On Call Holdings Share Escrow Agreement, dated January 18, 2000. (2)

     10.8      Investment Agreement between the Company and
               Swartz Private Equity, LLC, dated September 8,
               2000.

     10.9      Acknowledgment and Agreement with Swartz Private
               Equity, LLC, dated September 8, 2000

     23.1 Consent of Dieterich & Associates (Included in their opinion filed as Exhibit 5.1 hereto).

     23.2      Consent of Robison, Hill & Co.

     24.1 Power of Attorney (included on signature page to this Registration Statement on Form SB-2).

     27        Financial Data Schedule

------------------

          (1) Incorporated by reference to the Company's registration statement on Form 10-SB filed October
               20, 1999

          (2)  Incorporated by reference to the Company's Form
               10-Q filed on May 8, 2000




                           UNDERTAKINGS

A.   Rule 415 Offering

     The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

          (i)  To include any prospectus required by Section
               10(a)(3) of the Securities Act;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

          (iii)To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B.   Request for Indemnification

     (1) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.



                            SIGNATURES


     Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and has duly caused this Registration Statement on Form SB-2 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Toronto, Province of Ontario, Canada, on the 11th day of January, 2001.


                         Mentor On Call, Inc.



                         By: /s/ James N. Rodgers
                             --------------------------
                             James N. Rodgers
                             President, CEO & Director




                        POWER OF ATTORNEY

     Each person whose signature appears below constitutes and appoints James N. Rodgers and Edwin W. Austin, either one acting alone, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for him and in his name, place and stead in any and all capacities to execute in the name of each such person who is then an officer or director of the Registrant any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same with all exhibits thereto and other documents in connection therewith with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents and each of them full power and authority to do and perform each and every act and thing required or necessary to be done in and about the premises as fully as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their or his substitutes, may lawfully do or cause to be done by virtue thereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated


Signature                Title                    Date
---------                -----                    ----

/s/ James N. Rodgers     President, CEO &         January 11, 2001
James N. Rodgers         Director


/s/ Edwin W. Austin      COO & CFO                January 11, 2001
Edwin W. Austin

EXHIBIT 3.3    CERTIFICATE OF AMENDMENT OF ARTICLES OF
               INCORPORATION, filed January 11, 2000


                    CERTIFICATE OF AMENDMENT

                               OF

                   ARTICLES OF INCORPORATION

                               OF

                       PSM CORP. (NEVADA)



The undersigned, being the president and the Secretary of PSM Corp. (Nevada), a Nevada Corporation, hereby certify that by majority vote of the Board of Directors and Shareholders at a meeting held on January 7, 2000, it was voted and adopted a resolution to amend the original Articles of Incorporation as follows:

RESOLVED: That Article One, the name of the corporation be and is hereby amended to read:

          "Mentor On Call, Inc."

RESOLVED: That the Corporation declare a 9 new shares for 1 existing share forward stock split to be effective
          January 15, 2000.


The undersigned hereby certify that they have on this day January
7, 2000 executed this Certificate Amending that original Articles of Incorporation heretofore filed with the Secretary of State of Nevada.



                                   /s/ Shirley A. Bethurum
                                   President


                                   /s/ Shirley A. Bethurum
                                   Secretary

EXHIBIT 4.1    SWARTZ COMMITMENT WARRANT, dated September 8, 2000


THIS WARRANT AND THE SECURITIES ISSUABLE UPON EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAW, AND MAY NOT BE SOLD, TRANSFERRED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF OR EXERCISED UNLESS (i) A REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS SHALL HAVE BECOME EFFECTIVE WITH REGARD THERETO, OR (ii) AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS IS AVAILABLE IN CONNECTION WITH SUCH OFFER, SALE OR TRANSFER.

AN INVESTMENT IN THESE SECURITIES INVOLVES A HIGH DEGREE OF RISK.
HOLDERS MUST RELY ON THEIR OWN ANALYSIS OF THE INVESTMENT AND
ASSESSMENT OF THE RISKS INVOLVED.  SEE THE RISK FACTORS SET FORTH
UNDER THAT CERTAIN INVESTMENT AGREEMENT BY AND BETWEEN THE
COMPANY AND HOLDER REFERENCED THEREIN AS EXHIBIT J.


Warrant to Purchase
"N" shares                                   Warrant Number ____

                 Warrant to Purchase Common Stock
                                of
                       Mentor On Call, Inc.

     THIS CERTIFIES that Swartz Private Equity, LLC or any subsequent holder hereof ("Holder"), has the right to purchase from Mentor On Call, Inc., a Nevada corporation (the "Company"), up to "N" fully paid and nonassessable shares, wherein "N" is defined below, of the Company's common stock, $0.001 par value per share ("Common Stock"), subject to adjustment as provided herein, at a price equal to the Exercise Price as defined in
Section 3 below, at any time beginning on the Date of Issuance (defined below) and ending at 5:00 p.m., New York, New York time the date that is five (5) years after the Date of Issuance (the "Exercise Period"); provided, that, with respect to each "Put," as that term is defined in that certain Investment Agreement (the "Investment Agreement") by and between the initial Holder and Company, dated on or about September 8, 2000, "N" shall equal ten percent (10%) of the number of shares of Common Stock purchased by the Holder in that Put.

     Holder agrees with the Company that this Warrant to Purchase
Common Stock of the Company (this "Warrant") is issued and all rights hereunder shall be held subject to all of the conditions, limitations and provisions set forth herein.

     1.   Date of Issuance and Term.

     This Warrant shall be deemed to be issued on _____________, _________ ("Date of Issuance"). The term of this Warrant is five
(5) years from the Date of Issuance.

     Notwithstanding anything to the contrary herein, the applicable portion of this Warrant shall not be exercisable during any time that, and only to the extent that, the number of shares of Common Stock to be issued to Holder upon such exercise, when added to the number of shares of Common Stock, if any, that the Holder otherwise beneficially owns at the time of such exercise, would equal or exceed 4.99% of the number of shares of Common Stock then outstanding, as determined in accordance with
Section 13(d) of the Exchange Act (the "4.99% Limitation").   The
4.99% Limitation shall be conclusively satisfied if the applicable Exercise Notice includes a signed representation by the Holder that the issuance of the shares in such Exercise Notice will not violate the 4.99% Limitation, and the Company shall not be entitled to require additional documentation of such satisfaction.

     2.   Exercise.

     (a) Manner of Exercise. During the Exercise Period, this Warrant may be exercised as to all or any lesser number of full shares of Common Stock covered hereby (the "Warrant Shares") upon surrender of this Warrant, with the Exercise Form attached hereto as Exhibit A (the "Exercise Form") duly completed and executed, together with the full Exercise Price (as defined below) for each share of Common Stock as to which this Warrant is exercised, at the office of the Company, Attention: James N. Rodgers, President, Mentor On Call, Scotia Plaza, 40 King Street, West, Suite 4900, Toronto, Ontario, Canada M5H 4A2; Telephone: (604) 532-5357, Facsimile: (604) 532-5662, or at such other office or agency as the Company may designate in writing, by overnight mail, with an advance copy of the Exercise Form sent to the Company and its Transfer Agent by facsimile (such surrender and payment of the Exercise Price hereinafter called the "Exercise of this Warrant").

     (b) Date of Exercise. The "Date of Exercise" of the Warrant shall be defined as the date that the advance copy of the completed and executed Exercise Form is sent by facsimile to the Company, provided that the original Warrant and Exercise Form are received by the Company as soon as practicable thereafter. Alternatively, the Date of Exercise shall be defined as the date the original Exercise Form is received by the Company, if Holder has not sent advance notice by facsimile. The Company shall not be required to deliver the shares of Common Stock to the Holder until the requirements of Section 2(a) above are satisfied.

     (c) Delivery of Shares of Common Stock Upon Exercise. Upon any exercise of this Warrant, the Company shall deliver, or shall cause its transfer agent to deliver, a stock certificate or certificates representing the number of shares of Common Stock into which this Warrant was exercised, within three (3) trading days of the Date of Exercise (as defined above). Such stock certificates shall not contain a legend restricting transfer if a registration statement covering the resale of such shares of Common Stock is in effect at the time of such exercise or if such shares of Common Stock may be resold pursuant to Rule 144 under the Securities Act of 1933. If the Company has not delivered stock certificates representing the requisite number of shares of Common Stock (unlegended, if so required per the above) within three (3) trading days of the Date of Exercise, the Company shall pay to the Holder liquidated damages equal to $1,000 per day until such share certificates (unlegended, if so required per the above) are received by the Holder.

     (d) Cancellation of Warrant. This Warrant shall be canceled upon the Exercise of this Warrant, and, as soon as practical after the Date of Exercise, Holder shall be entitled to receive Common Stock for the number of shares purchased upon such Exercise of this Warrant, and if this Warrant is not exercised in full, Holder shall be entitled to receive a new Warrant (containing terms identical to this Warrant) representing any unexercised portion of this Warrant in addition to such Common Stock.

     (e) Holder of Record. Each person in whose name any Warrant for shares of Common Stock is issued shall, for all purposes, be deemed to be the Holder of record of such shares on the Date of Exercise of this Warrant, irrespective of the date of delivery of the Common Stock purchased upon the Exercise of this Warrant. Nothing in this Warrant shall be construed as conferring upon Holder any rights as a stockholder of the Company.

     3.   Payment of Warrant Exercise Price.

     The Exercise Price ("Exercise Price"), shall initially equal $Y per share ("Initial Exercise Price"), where "Y" shall equal 110% of the Market Price for the applicable Put (as both are defined in the Investment Agreement) or, if the Date of Exercise is more than six (6) months after the Date of Issuance, the lesser of (i) the Initial Exercise Price or (ii) the "Lowest Reset Price," as that term is defined below. The Company shall calculate a "Reset Price" on each six-month anniversary date of the Date of Issuance which shall equal the lowest Closing Bid Price of the Common Stock for the five (5) trading days ending on such six-month anniversary date of the Date of Issuance. The "Lowest Reset Price" shall equal the lowest Reset Price determined on any six-month anniversary date of the Date of Issuance preceding the Date of Exercise, taking into account, as appropriate, any adjustments made pursuant to Section 5 hereof.

     For purposes hereof, the term "Closing Bid Price" shall mean the closing bid price on the O.T.C. Bulletin Board, the National Market System ("NMS"), the New York Stock Exchange, the Nasdaq Small Cap Market, or if no longer traded on the O.T.C. Bulletin Board, the NMS, the New York Stock Exchange, the Nasdaq Small Cap Market, the "Closing Bid Price" shall equal the closing price on the principal national securities exchange or the over-the-counter system on which the Common Stock is so traded and, if not available, the mean of the high and low prices on the principal national securities exchange on which the Common Stock is so traded.

     Payment of the Exercise Price may be made by either of the following, or a combination thereof, at the election of Holder:

     (i) Cash Exercise: cash, bank or cashiers check or wire transfer; or

     (ii) Cashless Exercise: surrender of this Warrant at the principal office of the Company together with notice of cashless election, in which event the Company shall issue Holder a number of shares of Common Stock computed using the following formula:

                         X = Y (A-B)/A

where: X = the number of shares of Common Stock to be issued to Holder.

          Y = the number of shares of Common Stock for which this Warrant is being exercised.

               A = the Market Price of one (1) share of Common Stock (for purposes of this Section 3(ii), the "Market Price" shall be defined as the average closing price of the Common Stock for the five (5) trading days prior to the Date of Exercise of this Warrant (the "Average Closing Price"), as reported by the O.T.C. Bulletin Board, National Association of Securities Dealers Automated Quotation System ("Nasdaq") Small Cap Market, or if the Common Stock is not traded on the Nasdaq Small Cap Market, the Average Closing Price in any other over-the-counter market; provided, however, that if the Common Stock is listed on a stock exchange, the Market Price shall be the Average Closing Price on such exchange for the five (5) trading days prior to the date of exercise of the Warrants. If the Common Stock is/was not traded during the five (5) trading days prior to the Date of Exercise, then the closing price for the last publicly traded day shall be deemed to be the closing price for any and all (if applicable) days during such five (5) trading day period.

               B = the Exercise Price.

               For purposes of Rule 144 and sub-section
(d)(3)(ii) thereof, it is intended, understood and acknowledged that the Common Stock issuable upon exercise of this Warrant in a cashless exercise transaction shall be deemed to have been acquired at the time this Warrant was issued. Moreover, it is intended, understood and acknowledged that the holding period for the Common Stock issuable upon exercise of this Warrant in a cashless exercise transaction shall be deemed to have commenced on the date this Warrant was issued.

     4.   Transfer and Registration.

     (a) Transfer Rights. Subject to the provisions of Section 8 of this Warrant, this Warrant may be transferred on the books of the Company, in whole or in part, in person or by attorney, upon surrender of this Warrant properly completed and endorsed. This Warrant shall be canceled upon such surrender and, as soon as practicable thereafter, the person to whom such transfer is made shall be entitled to receive a new Warrant or Warrants as to the portion of this Warrant transferred, and Holder shall be entitled to receive a new Warrant as to the portion hereof retained.

     (b) Registrable Securities. The Common Stock issuable upon the exercise of this Warrant constitutes "Registrable Securities" under that certain Registration Rights Agreement dated on or about September 8, 2000 between the Company and certain investors and, accordingly, has the benefit of the registration rights pursuant to that agreement.

     5.   Anti-Dilution Adjustments.

     (a) Stock Dividend. If the Company shall at any time declare a dividend payable in shares of Common Stock, then Holder, upon Exercise of this Warrant after the record date for the determination of holders of Common Stock entitled to receive such dividend, shall be entitled to receive upon Exercise of this Warrant, in addition to the number of shares of Common Stock as to which this Warrant is exercised, such additional shares of Common Stock as such Holder would have received had this Warrant been exercised immediately prior to such record date and the Exercise Price will be proportionately adjusted.

     (b) Recapitalization or Reclassification. If the Company shall at any time effect a recapitalization, reclassification or other similar transaction of such character that the shares of Common Stock shall be changed into or become exchangeable for a larger or smaller number of shares, then upon the effective date thereof, the number of shares of Common Stock which Holder shall be entitled to purchase upon Exercise of this Warrant shall be increased or decreased, as the case may be, in direct proportion to the increase or decrease in the number of shares of Common Stock by reason of such recapitalization, reclassification or similar transaction, and the Exercise Price shall be, in the case of an increase in the number of shares, proportionally decreased and, in the case of decrease in the number of shares, proportionally increased. The Company shall give Holder the same notice it provides to holders of Common Stock of any transaction described in this Section 5(b).

     (c) Distributions. If the Company shall at any time distribute for no consideration to holders of Common Stock cash, evidences of indebtedness or other securities or assets (other than cash dividends or distributions payable out of earned surplus or net profits for the current or preceding years) then, in any such case, Holder shall be entitled to receive, upon Exercise of this Warrant, with respect to each share of Common Stock issuable upon such exercise, the amount of cash or evidences of indebtedness or other securities or assets which Holder would have been entitled to receive with respect to each such share of Common Stock as a result of the happening of such event had this Warrant been exercised immediately prior to the record date or other date fixing shareholders to be affected by such event (the "Determination Date") or, in lieu thereof, if the Board of Directors of the Company should so determine at the time of such distribution, a reduced Exercise Price determined by multiplying the Exercise Price on the Determination Date by a fraction, the numerator of which is the result of such Exercise Price reduced by the value of such distribution applicable to one share of Common Stock (such value to be determined by the Board of Directors of the Company in its discretion) and the denominator of which is such Exercise Price.

     (d) Notice of Consolidation or Merger. The Company shall not, at any time after the date hereof, effect a merger, consolidation, exchange of shares, recapitalization, reorganization, or other similar event, as a result of which shares of Common Stock shall be changed into the same or a different number of shares of the same or another class or classes of stock or securities or other assets of the Company or another entity or there is a sale of all or substantially all the Company's assets (a "Corporate Change"), unless the resulting successor or acquiring entity (the "Resulting Entity") assumes by written instrument the Company's obligations under this Warrant, including but not limited to the Exercise Price reset provisions as provided herein during the term of the resultant warrants, and agrees in such written instrument that this Warrant shall be exerciseable into such class and type of securities or other assets of the Resulting Entity as Holder would have received had Holder exercised this Warrant immediately prior to such Corporate Change, and the Exercise Price of this Warrant shall be proportionately increased (if this Warrant shall be changed into or become exchangeable for a warrant to purchase a smaller number of shares of Common Stock of the Resulting Entity) or shall be proportionately decreased (if this Warrant shall be changed or become exchangeable for a warrant to purchase a larger number of shares of Common Stock of the Resulting Entity); provided, however, that Company may not affect any Corporate Change unless it first shall have given thirty (30) days notice to Holder hereof of any Corporate Change.

     (e) Exercise Price Adjusted. As used in this Warrant, the term "Exercise Price" shall mean the purchase price per share specified in Section 3 of this Warrant, until the occurrence of an event stated in subsection (a), (b), (c) or (d) of this
Section 5, and thereafter shall mean said price as adjusted from time to time in accordance with the provisions of this Warrant. No such adjustment under this Section 5 shall be made unless such adjustment would change the Exercise Price at the time by $0.01 or more; provided, however, that all adjustments not so made shall be deferred and made when the aggregate thereof would change the Exercise Price at the time by $0.01 or more. No adjustment made pursuant to any provision of this Section 5 shall have the net effect of increasing the Exercise Price in relation to the split adjusted and distribution adjusted price of the Common Stock. The number of shares of Common Stock subject hereto shall increase proportionately with each decrease in the Exercise Price.

     (f) Adjustments: Additional Shares, Securities or Assets. In the event that at any time, as a result of an adjustment made pursuant to this Section 5, Holder shall, upon Exercise of this Warrant, become entitled to receive shares and/or other securities or assets (other than Common Stock) then, wherever appropriate, all references herein to shares of Common Stock shall be deemed to refer to and include such shares and/or other securities or assets; and thereafter the number of such shares and/or other securities or assets shall be subject to adjustment from time to time in a manner and upon terms as nearly equivalent as practicable to the provisions of this Section 5.


     6.   Fractional Interests.

          No fractional shares or scrip representing fractional shares shall be issuable upon the Exercise of this Warrant, but on Exercise of this Warrant, Holder may purchase only a whole number of shares of Common Stock. If, on Exercise of this Warrant, Holder would be entitled to a fractional share of Common Stock or a right to acquire a fractional share of Common Stock, such fractional share shall be disregarded and the number of shares of Common Stock issuable upon exercise shall be the next higher number of shares.

     7.   Reservation of Shares.

          The Company shall at all times reserve for issuance such number of authorized and unissued shares of Common Stock (or other securities substituted therefor as herein above provided) as shall be sufficient for the Exercise of this Warrant and payment of the Exercise Price. The Company covenants and agrees that upon the Exercise of this Warrant, all shares of Common Stock issuable upon such exercise shall be duly and validly issued, fully paid, nonassessable and not subject to preemptive rights, rights of first refusal or similar rights of any person or entity.

     8.   Restrictions on Transfer.

          (a) Registration or Exemption Required. This Warrant has been issued in a transaction exempt from the registration requirements of the Act by virtue of Regulation D and exempt from state registration under applicable state laws. The Warrant and the Common Stock issuable upon the Exercise of this Warrant may not be pledged, transferred, sold or assigned except pursuant to an effective registration statement or an exemption to the registration requirements of the Act and applicable state laws.

          (b) Assignment. If Holder can provide the Company with reasonably satisfactory evidence that the conditions of (a) above regarding registration or exemption have been satisfied, Holder may sell, transfer, assign, pledge or otherwise dispose of this Warrant, in whole or in part. Holder shall deliver a written notice to Company, substantially in the form of the Assignment attached hereto as Exhibit B, indicating the person or persons to whom the Warrant shall be assigned and the respective number of warrants to be assigned to each assignee. The Company shall effect the assignment within ten (10) days, and shall deliver to the assignee(s) designated by Holder a Warrant or Warrants of like tenor and terms for the appropriate number of shares.

     9.   Benefits of this Warrant.

          Nothing in this Warrant shall be construed to confer upon any person other than the Company and Holder any legal or equitable right, remedy or claim under this Warrant and this Warrant shall be for the sole and exclusive benefit of the Company and Holder.

     10.  Applicable Law.

          This Warrant is issued under and shall for all purposes be governed by and construed in accordance with the laws of the state of Georgia, without giving effect to conflict of law provisions thereof.

     11.  Loss of Warrant.

          Upon receipt by the Company of evidence of the loss, theft, destruction or mutilation of this Warrant, and (in the case of loss, theft or destruction) of indemnity or security reasonably satisfactory to the Company, and upon surrender and cancellation of this Warrant, if mutilated, the Company shall execute and deliver a new Warrant of like tenor and date.

     12.  Notice or Demands.

          Notices or demands pursuant to this Warrant to be given or made by Holder to or on the Company shall be sufficiently given or made if sent by certified or registered mail, return receipt requested, postage prepaid, and addressed, until another address is designated in writing by the Company, to the address set forth in Section 2(a) above. Notices or demands pursuant to this Warrant to be given or made by the Company to or on Holder shall be sufficiently given or made if sent by certified or registered mail, return receipt requested, postage prepaid, and addressed, to the address of Holder set forth in the Company's records, until another address is designated in writing by Holder.


     IN WITNESS WHEREOF, the undersigned has executed this Warrant as of the ______ day of __________, 200_.


                              MENTOR ON CALL, INC.


                              By:________________________________
                                   James N. Rodgers, President


                            EXHIBIT A

                    EXERCISE FORM FOR WARRANT

                     TO: MENTOR ON CALL, INC.

     The undersigned hereby irrevocably exercises the right to purchase ____________ of the shares of Common Stock (the "Common Stock") of Mentor On Call, Inc., a Nevada corporation (the "Company"), evidenced by the attached warrant (the "Warrant"), and herewith makes payment of the exercise price with respect to such shares in full, all in accordance with the conditions and provisions of said Warrant.

1. The undersigned agrees not to offer, sell, transfer or otherwise dispose of any of the Common Stock obtained on exercise of the Warrant, except in accordance with the provisions of
Section 8(a) of the Warrant.

2. The undersigned requests that stock certificates for such shares be issued free of any restrictive legend, if appropriate, and a warrant representing any unexercised portion hereof be issued, pursuant to the Warrant in the name of the undersigned and delivered to the undersigned at the address set forth below:

Dated:

_________________________________________________________________
                            Signature


_________________________________________________________________
                            Print Name


_________________________________________________________________
                             Address

_________________________________________________________________

NOTICE

The signature to the foregoing Exercise Form must correspond to the name as written upon the face of the attached Warrant in every particular, without alteration or enlargement or any change whatsoever.
_________________________________________________________________



                            EXHIBIT B

                            ASSIGNMENT

             (To be executed by the registered holder
                desiring to transfer the Warrant)

FOR VALUE RECEIVED, the undersigned holder of the attached warrant (the "Warrant") hereby sells, assigns and transfers unto the person or persons below named the right to purchase _______ shares of the Common Stock of Mentor On Call, Inc., evidenced by the attached Warrant and does hereby irrevocably constitute and appoint _______________________ attorney to transfer the said Warrant on the books of the Company, with full power of substitution in the premises.

Dated:    _________                ______________________________
                                   Signature


Fill in for new registration of Warrant:

 ___________________________________________
          Name

____________________________________________
          Address

____________________________________________
Please print name and address of assignee
(including zip code number)

_________________________________________________________________

NOTICE

The signature to the foregoing Assignment must correspond to the name as written upon the face of the attached Warrant in every particular, without alteration or enlargement or any change whatsoever.
_________________________________________________________________

EXHIBIT 4.2    SWARTZ COMMITMENT WARRANT SIDE AGREEMENT, dated
               September 8, 2000


                            AGREEMENT

     THIS AGREEMENT (the "Agreement") is entered into as of September 8, 2000, by and among MENTOR ON CALL, INC., a corporation duly organized and existing under the laws of the State of Nevada (the "Company") and Swartz Private Equity, LLC
(hereinafter referred to as "Investor").

                            RECITALS:

     WHEREAS, pursuant to the Company's offering ("Equity Line") of up to Thirty Five Million Dollars ($35,000,000), excluding any funds paid upon exercise of the Warrants, of Common Stock of the Company pursuant to that certain Investment Agreement (the "Investment Agreement") between the Company and Investor dated on or about September 8, 2000, the Company has agreed to sell and Investor has agreed to purchase, from time to time as provided in the Investment Agreement, shares of the Company's Common Stock for a maximum aggregate offering amount of Thirty Five Million Dollars ($35,000,000); and

     WHEREAS, pursuant to the terms of the Investment Agreement, the Company has agreed, among other things, to issue to the Investor Commitment Warrants (the "Commitment Warrants"), as defined in the Investment Agreement, to purchase a number of shares of Common Stock, exercisable for five (5) years from their respective dates of issuance.

                              TERMS:

     NOW, THEREFORE, in consideration of the mutual promises, representations, warranties, covenants and conditions set forth in Agreement and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1. Issuance of Commitment Warrants. As compensation for entering into the Equity Line, Investor received a warrant convertible into 800,000 shares of the Company's Common Stock, in the form attached hereto as Exhibit A (the "Commitment
Warrants").

2. Limitation on Exercise of Warrants. Except as otherwise set forth below, the Investor agrees not to exercise any of the warrants issued to the Investor by the Company pursuant to the Investment Agreement, including but not limited to the Commitment Warrant, the Purchase Warrants or the Additional Warrants, as defined below (collectively referred to as the "Warrants") except to the extent of the Exercisable Amount, defined as follows: For each Calendar Month period (as defined in the Investment Agreement) that passes after the date hereof, the Warrants shall become exercisable as to an additional number of shares equal to 5% (aggregating monthly) of the number of shares of Common Stock represented by all of the Warrants that have been issued as of the last trading day of such Calendar Month, provided that in no event shall more than 30% of the Warrants be exercised in any Calendar Month period. Notwithstanding the Exercisable Amount, the Investor may exercise any or all of the Warrants if either
(i) the highest trade price of the Company's Common Stock on the principal market or exchange on which such shares are traded on the date of exercise of the Warrant is more than $5, or (ii) more than eighteen (18) months have passed since the date of issuance of the Warrant.

3. Issuance of Additional Warrants. At the earlier of (i) July 5, 2001 or (ii) the date of the first Put Notice delivered to Investor pursuant to the Investment Agreement, Investor shall receive additional warrants (the "Additional Warrants"), to purchase a number of shares of Common Stock, if necessary, such that the sum of the number of Commitment Warrants and the number of Additional Warrants issued to Investor shall equal at least 5% of the number of fully diluted shares of Common Stock of the Company as calculated at that time. If the Company shall at any time effect a recapitalization, reclassification or other similar transaction of such character that the shares of Common Stock shall be changed into or become exchangeable for a smaller number of shares (a "Reverse Stock Split"), then on the date of such Reverse Stock Split, and on each six (6) month anniversary (each, a "Six Month Anniversary Date") of the Reverse Stock Split thereafter throughout the term of the Commitment Warrants, the Company shall issue to Investor additional warrants (the "Additional Warrants"), in the form of Exhibit A, to purchase a number of shares of Common Stock, if necessary, such that the sum of the number of Warrants and the number of Additional Warrants issued to Investor shall equal at least 5.0% of the number of fully diluted shares of Common Stock of the Company that are outstanding immediately following the Reverse Stock Split or Anniversary Date, as applicable. The Additional Warrants shall be exerciseable at the same price as the Commitment Warrants (as most recently reset), shall have the same reset provisions as the Commitment Warrants, shall have piggyback registration rights and shall have a 5-year term.

4. Opinion of Counsel. Concurrently with the issuance and delivery of the Commitment Opinion (as defined in the Investment Agreement) to the Investor, or on the date that is six (6) months after the date of this Agreement, whichever is sooner, the Company shall deliver to the Investor an Opinion of Counsel (signed by the Company's independent counsel) covering the issuance of the Commitment Warrants and the Additional Warrants, and the issuance and resale of the Common Stock issuable upon exercise of the Warrants and the Additional Warrants.


[INTENTIONALLY LEFT BLANK].

5. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Georgia applicable to agreements made in and wholly to be performed in that jurisdiction, except for matters arising under the Act or the Securities Exchange Act of 1934, which matters shall be construed and interpreted in accordance with such laws.


     IN WITNESS WHEREOF, the undersigned have executed this Agreement as of this 8th day of September, 2000.


MENTOR ON CALL, INC.               INVESTOR:
                                   SWARTZ PRIVATE EQUITY, LLC.


By: ____________________________   By: __________________________
     James N. Rodgers, President        Eric S. Swartz, Manager


Mentor On Call, Inc.
Scotia Plaza, 40 King Street, West,     1080 Holcomb Bridge Road
Suite 4900                              Bldg. 200, Suite 285
Toronto Ontario, Canada M5H 4A2         Roswell, GA  30076
Telephone: (604) 532-5357               Telephone: (770) 640-8130
Facsimile:  (604) 532-5662              Facsimile: (770) 640-7150

EXHIBIT 4.3    SWARTZ REGISTRATION RIGHTS AGREEMENT, dated
               September 8, 2000


                  REGISTRATION RIGHTS AGREEMENT

     THIS REGISTRATION RIGHTS AGREEMENT (this "Agreement") is entered into as of September 8, 2000, by and among Mentor On Call, Inc., a corporation duly incorporated and existing under the laws of the State of Nevada (the "Company"), and the subscriber as named on the signature page hereto (hereinafter referred to as "Subscriber").

                            RECITALS:

     WHEREAS, pursuant to the Company's offering ("Offering") of up to Thirty-Five Million Dollars ($35,000,000), excluding any funds paid upon exercise of the Warrants, of Common Stock of the Company pursuant to that certain Investment Agreement of even date herewith (the "Investment Agreement") between the Company and the Subscriber, the Company has agreed to sell and the Subscriber has agreed to purchase, from time to time as provided in the Investment Agreement, shares of the Company's Common Stock for a maximum aggregate offering amount of Thirty-Five Million Dollars ($35,000,000);

     WHEREAS, pursuant to the terms of the Investment Agreement, the Company has agreed to issue to the Subscriber the Commitment Warrants and, from time to time, the Purchase Warrants, each as defined in the Investment Agreement, to purchase a number of shares of Common Stock, exercisable for five (5) years from their respective dates of issuance (collectively, the "Warrants"); and

     WHEREAS, pursuant to the terms of the Investment Agreement, the Company has agreed to provide the Subscriber with certain registration rights with respect to the Common Stock to be issued in the Offering and the Common Stock issuable upon exercise of the Warrants as set forth in this Agreement.

                              TERMS:

     NOW, THEREFORE, in consideration of the mutual promises, representations, warranties, covenants and conditions set forth in this Agreement and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

     1.   Certain Definitions.  As used in this Agreement
(including the Recitals above), the following terms shall have the following meanings (such meanings to be equally applicable to both singular and plural forms of the terms defined):

          "Additional Registration Statement" shall have the meaning set forth in Section 3(b).

          "Amended Registration Statement" shall have the meaning set forth in Section 3(b).

          "Business Day" shall have the meaning set forth in the Investment Agreement.

          "Closing Bid Price" shall have the meaning set forth in the Investment Agreement.

          "Common Stock" shall mean the common stock, par value
$0.001, of the Company.

          "Due Date" shall mean the date that is one hundred twenty (120) days after the date of this Agreement.

          "Effective Date" shall have the meaning set forth in
Section 2.3.

          "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, together with the rules and regulations promulgated thereunder.

          "Filing Deadline" shall mean the date that is forty-five (45) days after the date of this Agreement.

          "Ineffective Period" shall mean any period of time after the Effective Date during the term hereof that the Registration Statement or any Supplemental Registration Statement (each as defined herein) becomes ineffective or unavailable for use for the sale or resale, as applicable, of any or all of the Registrable Securities (as defined herein) for any reason (or in the event the prospectus under either of the above is not current and deliverable).

          "Investment Agreement" shall have the meaning set forth in the Recitals hereto.

          "Holder" shall mean Subscriber, and any other person or entity owning or having the right to acquire Registrable
Securities or any permitted assignee.

          "Piggyback Registration" and "Piggyback Registration
Statement" shall have the meaning set forth in Section 4.

          "Put" shall have the meaning as set forth in the Investment Agreement.

          "Register," "Registered," and "Registration" shall mean and refer to a registration effected by preparing and filing a registration statement or similar document in compliance with the Securities Act and pursuant to Rule 415 under the Securities Act or any successor rule, and the declaration or ordering of effectiveness of such registration statement or document.

          "Registrable Securities" shall have the meaning set forth in Section 2.1.

          "Registration Statement" shall have the meaning set forth in Section 2.2.

          "Rule 144" shall mean Rule 144, as amended, promulgated under the Securities Act.

          "Securities Act" shall mean the Securities Act of 1933, as amended, together with the rules and regulations promulgated thereunder.

          "Subscriber" shall have the meaning set forth in the preamble to this Agreement.

          "Supplemental Registration Statement" shall have the meaning set forth in Section 3(b).

          "Warrants" shall have the meaning set forth in the above Recitals.

          "Warrant Shares" shall mean shares of Common Stock issuable upon exercise of any Warrant.


     2.   Required Registration.

          2.1 Registrable Securities. "Registrable Securities" shall mean those shares of the Common Stock of the Company together with any capital stock issued in replacement of, in exchange for or otherwise in respect of such Common Stock, that are: (i) issuable or issued to the Subscriber pursuant to the Investment Agreement, and (ii) issuable or issued upon exercise of the Warrants; provided, however, that notwithstanding the above, the following shall not be considered Registrable
Securities:

               (a) any Common Stock which would otherwise be deemed to be Registrable Securities, if and to the extent that those shares of Common Stock may be resold in a public transaction without volume limitations or other material restrictions without registration under the Securities Act, including without limitation, pursuant to Rule 144 under the Securities Act; and

               (b) any shares of Common Stock which have been sold in a private transaction in which the transferor's rights under this Agreement are not assigned.

          2.2 Filing of Initial Registration Statement. The Company shall, by the Filing Deadline, file a registration statement ("Registration Statement") on Form SB-2 (or other suitable form, at the Company's discretion, but subject to the reasonable approval of Subscriber), covering the resale of a number of shares of Common Stock as Registrable Securities equal to at least Twenty Million (20,000,000) shares of Common Stock and shall cover, to the extent allowed by applicable law, such indeterminate number of additional shares of Common Stock that may be issued or become issuable as Registrable Securities by the Company pursuant to Rule 416 of the Securities Act. In the event that the Company has not filed the Registration Statement by the Filing Deadline, then the Company shall pay to Subscriber an amount equal to $500, in cash, for each Business Day after the Filing Deadline until such Registration Statement is filed, payable within ten (10) Business Days following the end of each calendar month in which such payments accrue.

          2.3 Registration Effective Date. The Company shall use its best efforts to have the Registration Statement declared effective by the SEC (the date of such effectiveness is referred to herein as the "Effective Date") by the Due Date.

          2.4 Shelf Registration. The Registration Statement shall be prepared as a "shelf" registration statement under Rule 415, and shall be maintained effective until all Registrable Securities are resold pursuant to the Registration Statement.

          2.5 Supplemental Registration Statement. Anytime the Registration Statement does not cover a sufficient number of shares of Common Stock to cover all outstanding Registrable Securities, the Company shall promptly prepare and file with the SEC such Supplemental Registration Statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all such Registrable Securities and shall use its best efforts to cause such Supplemental Registration Statement to be declared effective as soon as possible.

     3. Obligations of the Company. Whenever required under this Agreement to effect the registration of any Registrable
Securities, the Company shall, as expeditiously and reasonably possible:

          (a) Prepare and file with the Securities and Exchange Commission ("SEC") a Registration Statement with respect to such Registrable Securities and use its best efforts to cause such Registration Statement to become effective and to remain effective until all Registrable Securities are resold pursuant to such Registration Statement, notwithstanding any Termination or Automatic Termination (as each is defined in the Investment Agreement) of the Investment Agreement.

          (b) Prepare and file with the SEC such amendments and supplements to such Registration Statement and the prospectus used in connection with such Registration Statement ("Amended Registration Statement") or prepare and file any additional registration statement ("Additional Registration Statement," together with the Amended Registration Statement, "Supplemental Registration Statements") as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such Supplemental Registration Statements or such prior registration statement and to cover the resale of all Registrable Securities.

          (c) Furnish to the Holders such numbers of copies of a prospectus, including a preliminary prospectus (if applicable), in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them.

          (d) Use its best efforts to register and qualify the securities covered by such Registration Statement under such other securities or Blue Sky laws of the jurisdictions in which the Holders are located, of such other jurisdictions as shall be reasonably requested by the Holders of the Registrable Securities covered by such Registration Statement and of all other jurisdictions where legally required, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions.

          (e)  [Intentionally Omitted].

          (f) As promptly as practicable after becoming aware of such event, notify each Holder of Registrable Securities of the happening of any event of which the Company has knowledge, as a result of which the prospectus included in the Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, use its best efforts promptly to prepare a supplement or amendment to the Registration Statement to correct such untrue statement or omission, and deliver a number of copies of such supplement or amendment to each Holder as such Holder may reasonably request.

          (g) Provide Holders with notice of the date that a Registration Statement or any Supplemental Registration Statement registering the resale of the Registrable Securities is declared effective by the SEC, and the date or dates when the Registration Statement is no longer effective.

          (h) Provide Holders and their representatives the opportunity and a reasonable amount of time, based upon reasonable notice delivered by the Company, to conduct a reasonable due diligence inquiry of Company's pertinent financial and other records and make available its officers and directors for questions regarding such information as it relates to information contained in the Registration Statement.

          (i) Provide Holders and their representatives the opportunity to review the Registration Statement and all amendments or supplements thereto prior to their filing with the SEC by giving the Holder at least ten (10) business days advance written notice prior to such filing.

          (j) Provide each Holder with prompt notice of the issuance by the SEC or any state securities commission or agency of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceeding for such purpose. The Company shall use its best efforts to prevent the issuance of any stop order and, if any is issued, to obtain the removal thereof at the earliest possible date.

          (k) Use its best efforts to list the Registrable Securities covered by the Registration Statement with all securities exchanges or markets on which the Common Stock is then listed and prepare and file any required filing with the NASD, American Stock Exchange, NYSE and any other exchange or market on which the Common Stock is listed.

     4. Ineffective Period. Within five (5) Business Days of the last day of any calendar month in which any Ineffective Period occurs, the Company will pay to the Investor in cash, for each trading day of such Ineffective Period that has occurred during that calendar month, as liquidated damages for such suspension and not as a penalty, an amount equal to X% of (i) the number of Registrable Securities held by the Investor as of the close of trading on such trading day, multiplied by (ii) the closing bid price of the Company's Common Stock on such trading day, accruing each trading day until the suspension is lifted, where "X%" shall equal 2% for the first twenty (20) trading days, in the aggregate, on which the Registration Statement is subject to any Ineffective Period or Ineffective Periods, and where "X%" shall equal 3% thereafter.

     5. Piggyback Registration. If anytime prior to the date that the Registration Statement is declared effective or during any Ineffective Period (as defined in the Investment Agreement) the Company proposes to register (including for this purpose a registration effected by the Company for shareholders other than the Holders) any of its Common Stock under the Securities Act in connection with the public offering of such securities solely for cash (other than a registration relating solely for the sale of securities to participants in a Company stock plan or a registration on Form S-4 promulgated under the Securities Act or any successor or similar form registering stock issuable upon a reclassification, upon a business combination involving an exchange of securities or upon an exchange offer for securities of the issuer or another entity), the Company shall, at such time, promptly give each Holder written notice of such registration (a "Piggyback Registration Statement"). Upon the written request of each Holder given by fax within ten (10) days after mailing of such notice by the Company, the Company shall cause to be included in such registration statement under the Securities Act all of the Registrable Securities that each such Holder has requested to be registered ("Piggyback Registration") to the extent such inclusion does not violate the registration rights of any other security holder of the company granted prior to the date hereof; provided, however, that nothing herein shall prevent the Company from withdrawing or abandoning such registration statement prior to its effectiveness.

     6. Limitation on Obligations to Register under a Piggyback Registration. In the case of a Piggyback Registration pursuant to an underwritten public offering by the Company, if the managing underwriter determines and advises in writing that the inclusion in the related Piggyback Registration Statement of all Registrable Securities proposed to be included would interfere with the successful marketing of the securities proposed to be registered by the Company, then the number of such Registrable Securities to be included in such Piggyback Registration Statement, to the extent any such Registrable Securities may be included in such Piggyback Registration Statement, shall be allocated among all Holders who had requested Piggyback Registration pursuant to the terms hereof, in the proportion that the number of Registrable Securities which each such Holder seeks to register bears to the total number of Registrable Securities sought to be included by all Holders. If required by the managing underwriter of such an underwritten public offering, the Holders shall enter into an agreement limiting the number of Registrable Securities to be included in such Piggyback Registration Statement and the terms, if any, regarding the future sale of such Registrable Securities.

     7. Dispute as to Registrable Securities. In the event the Company believes that shares sought to be registered under
Section 2 or Section 4 by Holders do not constitute "Registrable Securities" by virtue of Section 2.1 of this Agreement, and the status of those shares as Registrable Securities is disputed, the Company shall provide, at its expense, an Opinion of Counsel, reasonably acceptable to the Holders of the Securities at issue (and satisfactory to the Company's transfer agent to permit the sale and transfer), that those securities may be sold immediately, without volume limitation or other material restrictions, without registration under the Securities Act, by virtue of Rule 144 or similar provisions.

     8. Furnish Information. At the Company's request, each Holder shall furnish to the Company such information regarding Holder, the Registrable Securities held by it, and the intended method of disposition of such securities to the extent required to effect the registration of its Registrable Securities or to determine that registration is not required pursuant to Rule 144 or other applicable provision of the Securities Act. The Company shall include all information provided by such Holder pursuant hereto in the Registration Statement, substantially in the form supplied, except to the extent such information is not permitted by law.

     9. Expenses. All expenses, other than commissions and fees and expenses of counsel to the selling Holders, incurred in connection with registrations, filings or qualifications pursuant hereto, including (without limitation) all registration, filing and qualification fees, printers' and accounting fees, fees and disbursements of counsel for the Company, shall be borne by the Company.

     10.  Indemnification.  In the event any Registrable
Securities are included in a Registration Statement under this
Agreement:

          (a) To the extent permitted by law, the Company will indemnify and hold harmless each Holder, the officers, directors, partners, legal counsel, and accountants of each Holder, any underwriter (as defined in the Securities Act, or as deemed by the Securities Exchange Commission, or as indicated in a registration statement) for such Holder and each person, if any, who controls such Holder or underwriter within the meaning of
Section 15 of the Securities Act or the Exchange Act, against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements or omissions: (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, or (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, and the Company will reimburse each such Holder, officer or director, underwriter or controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this subsection 9(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable in any such case for any such loss, claim, damage, liability, or action to the extent that it arises out of or is based upon a violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by any such Holder, officer, director, underwriter or controlling person; provided however, that the above shall not relieve the Company from any other liabilities which it might otherwise have.

          (b) Each Holder of any securities included in such registration being effected shall indemnify and hold harmless the Company, its directors and officers, each underwriter and each other person, if any, who controls (within the meaning of the Securities Act) the Company or such other indemnified party, against any liability, joint or several, to which any such indemnified party may become subject under the Securities Act or any other statute or at common law, insofar as such liability (or actions in respect thereof) arises out of or is based upon (i) any untrue statement or alleged untrue statement of any material fact contained, on the effective date thereof, in any registration statement under which securities were registered under the Securities Act at the request of such Holder, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereto, or (ii) any omission or alleged omission by such Holder to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in such registration statement, preliminary or final prospectus, amendment or supplement thereto in reliance upon and in conformity with information furnished in writing to the Company by such Holder specifically for use therein. Such Holder shall reimburse any indemnified party for any legal fees incurred in investigating or defending any such liability; provided, however, that such Holder's obligations hereunder shall be limited to an amount equal to the proceeds to such Holder of the securities sold in any such registration; and provided further, that no Holder shall be required to indemnify any party against any liability arising from any untrue or misleading statement or omission contained in any preliminary prospectus if such deficiency is corrected in the final prospectus or for any liability which arises out of the failure of such party to deliver a prospectus as required by the Securities Act.

          (c) Promptly after receipt by an indemnified party under this Section 9 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 9, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume, the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party shall have the right to retain its own counsel, with the reasonably incurred fees and expenses of one such counsel to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential conflicting interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if materially prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this
Section 9, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this
Section 9.

          (d) In the event that the indemnity provided in paragraphs (a) and/or (b) of this Section 9 is unavailable to or insufficient to hold harmless an indemnified party for any reason, the Company and each Holder agree to contribute to the aggregate claims, losses, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending same) (collectively "Losses") to which the Company and one or more of the Holders may be subject in such proportion as is appropriate to reflect the relative fault of the Company and the Holders in connection with the statements or omissions which resulted in such Losses. Relative fault shall be determined by reference to whether any alleged untrue statement or omission relates to information provided by the Company or by the Holders. The Company and the Holders agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation that does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph (d), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 9, each person who controls a Holder of Registrable Securities within the meaning of either the Securities Act or the Exchange Act and each director, officer, partner, employee and agent of a Holder shall have the same rights to contribution as such holder, and each person who controls the Company within the meaning of either the Securities Act or the Exchange Act and each director and officer of the Company shall have the same rights to contribution as the Company, subject in each case to the applicable terms and conditions of this paragraph (d).

          (e) The obligations of the Company and Holders under this Section 9 shall survive the resale, if any, of the Common Stock, the completion of any offering of Registrable Securities in a Registration Statement under this Agreement, and otherwise.

     11. Reports Under Exchange Act. With a view to making available to the Holders the benefits of Rule 144 promulgated under the Securities Act and any other rule or regulation of the SEC that may at any time permit a Holder to sell securities of the Company to the public without registration, the Company agrees to:

          (a) make and keep public information available, as those terms are understood and defined in Rule 144; and

          (b) use its best efforts to file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act.

     12. Amendments to Registration Rights. Any provision of this Agreement may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the written consent of each Holder affected thereby. Any amendment or waiver effected in accordance with this paragraph shall be binding upon each Holder, each future Holder, and the Company. The Company will provide the Holder five (5) business days notice prior to filing any amendment to the Registration Statement or any amendment or supplement to the Prospectus and shall give the Holder the opportunity to review and comment on any such amendment or supplement. Failure of the Purchaser to comment within five (5) business days shall not preclude the Company from filing such amendment or supplement after such notice period has expired.

     13. Notices. All notices required or permitted under this Agreement shall be made in writing signed by the party making the same, shall specify the section under this Agreement pursuant to which it is given, and shall be addressed if to (i) the Company at: Mentor On Call, Inc.; Attn: James N. Rodgers, President, Scotia Plaza, 40 King Street West, Suite 4900, Toronto Ontario, Canada M5H 4A2; Telephone: (604) 532-5357, Facsimile: (604) 532-5662 (or at such other location as directed by the Company in writing) and (ii) the Holders at their respective last address as the party as shown on the records of the Company. Any notice, except as otherwise provided in this Agreement, shall be made by fax and shall be deemed given at the time of transmission of the fax.

     14. Termination. This Agreement shall terminate on the date all Registrable Securities cease to exist (as that term is defined in Section 2.1 hereof); but without prejudice to (i) the parties' rights and obligations arising from breaches of this Agreement occurring prior to such termination (ii) other indemnification obligations under this Agreement.

     15. Assignment. No assignment, transfer or delegation, whether by operation of law or otherwise, of any rights or obligations under this Agreement by the Company or any Holder, respectively, shall be made without the prior written consent of the majority in interest of the Holders or the Company, respectively; provided that the rights of a Holder may be transferred to a subsequent holder of the Holder's Registrable Securities (provided such transferee shall provide to the Company, together with or prior to such transferee's request to have such Registrable Securities included in a Registration, a writing executed by such transferee agreeing to be bound as a Holder by the terms of this Agreement), and the Company hereby agrees to file an amended registration statement including such transferee or a selling security holder thereunder; and provided further that the Company may transfer its rights and obligations under this Agreement to a purchaser of all or a substantial portion of its business if the obligations of the Company under this Agreement are assumed in connection with such transfer, either by merger or other operation of law (which may include without limitation a transaction whereby the Registrable Securities are converted into securities of the successor in interest) or by specific assumption executed by the transferee.

     16. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Georgia applicable to agreements made in and wholly to be performed in that jurisdiction, except for matters arising under the Securities Act or the Exchange Act, which matters shall be construed and interpreted in accordance with such laws. Any dispute arising out of or relating to this Agreement or the breach, termination or validity hereof shall be finally settled by the federal or state courts located in Fulton County, Georgia.

     17. Execution in Counterparts Permitted. This Agreement may be executed in any number of counterparts, each of which shall be enforceable against the parties actually executing such counterparts, and all of which together shall constitute one (1) instrument.

     18. Specific Performance. The Holder shall be entitled to the remedy of specific performance in the event of the Company's breach of this Agreement, the parties agreeing that a remedy at law would be inadequate.

     19. Indemnity. Each party shall indemnify each other party against any and all claims, damages (including reasonable attorney's fees), and expenses arising out of the first party's breach of any of the terms of this Agreement.

     20. Entire Agreement; Written Amendments Required. This Agreement, including the Exhibits attached hereto, the Investment Agreement, the Common Stock certificates, and the other documents delivered pursuant hereto constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof, and no party shall be liable or bound to any other party in any manner by any warranties, representations or covenants except as specifically set forth herein or therein. Except as expressly provided herein, neither this Agreement nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument signed by the party against whom enforcement of any such amendment, waiver, discharge or termination is sought.


     IN WITNESS WHEREOF, the undersigned have executed this Agreement as of this 8th day of September, 2000.

                         MENTOR ON CALL, INC.


                         By:________________________________
                              James N. Rodgers, President

                         Address:  Scotia Plaza
                              40 King Street, West, Suite 4900
                              Toronto Ontario, Canada M5H 4A2
                              Telephone: (604) 532-5357
                              Facsimile: (604) 532-5662


                         SUBSCRIBER:
                         SWARTZ PRIVATE EQUITY, LLC.


                         By:________________________________
                              Eric S. Swartz, Manager


                         Address:  1080 Holcomb Bridge Road
                              Bldg. 200, Suite 285
                              Roswell, GA  30076
                              Telephone: (770) 640-8130
                              Facsimile:  (770) 640-7150

EXHIBIT 5.1    OPINION OF DIETERICH & ASSOCIATES REGARDING THE
               VALIDITY OF THE COMMON STOCK.


               [DIETERICH & ASSOCIATES LETTERHEAD]



                                   January 10, 2001


Mentor On Call, Inc.
40 King Street, West, Suite 4900
Toronto Ontario, Canada M5H 4A2


       Re:   Registration Statement on Form SB-2
             -----------------------------------


Ladies and Gentlemen:

     At your request, we have examined the Registration Statement on Form SB-2 to be filed by Mentor On Call, Inc. (the "Company") with the Securities and Exchange Commission in connection with the registration under the Securities Act of 1933, as amended, of certain shares of the Company's common stock, par value $0.001 per share, including 20,000,000 shares of the Company's common stock underlying the Swartz warrant and equity line (the "Company Shares").

     As your counsel, we are familiar with the proceedings taken in connection with the authorization, issuance and delivery of the Company Shares, and we have examined such matters of fact and law as we have deemed relevant in connection with this opinion.

     Based upon the foregoing, we are of the opinion that the Company Shares when issued upon the exercise of the warrants and in accordance with the Investment Agreement, dated September 8, 2000, by and between the Company and Swartz, and upon payment of the purchase price as set forth therein, will be legally and validly issued, fully paid and non-assessable.

     We consent to the use of this opinion as an exhibit to the Registration Statement and the reference to our firm under the caption "Legal Matters" in the Prospectus that is a part thereof.



                                   Respectfully submitted,


                                   DIETERICH & ASSOCIATES

EXHIBIT 10.8   SWARTZ INVESTMENT AGREEMENT, dated September 8,
               2000


                       MENTOR ON CALL, INC.

                       INVESTMENT AGREEMENT

     THE SECURITIES OFFERED HEREBY HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE OR OTHER SECURITIES AUTHORITIES. THEY MAY NOT BE SOLD OR TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT OR AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE FEDERAL AND STATE SECURITIES LAWS.

     THIS INVESTMENT AGREEMENT DOES NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO PURCHASE, ANY OF THE SECURITIES DESCRIBED HEREIN BY OR TO ANY PERSON IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION WOULD BE UNLAWFUL. THESE SECURITIES HAVE NOT BEEN RECOMMENDED BY ANY FEDERAL OR STATE SECURITIES AUTHORITIES, NOR HAVE SUCH AUTHORITIES CONFIRMED THE ACCURACY OR DETERMINED THE ADEQUACY OF THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

     AN INVESTMENT IN THESE SECURITIES INVOLVES A HIGH DEGREE OF RISK. THE INVESTOR MUST RELY ON ITS OWN ANALYSIS OF THE INVESTMENT AND ASSESSMENT OF THE RISKS INVOLVED. SEE THE RISK FACTORS SET FORTH IN THE ATTACHED DISCLOSURE DOCUMENTS AS EXHIBIT J.

     SEE ADDITIONAL LEGENDS AT SECTIONS 4.7.


          THIS INVESTMENT AGREEMENT (this "Agreement" or "Investment Agreement") is made as of the 8th day of September, 2000, by and between Mentor On Call, Inc., a corporation duly organized and existing under the laws of the State of Nevada (the "Company"), and the undersigned Investor executing this Agreement ("Investor").

                            RECITALS:

     WHEREAS, the parties desire that, upon the terms and subject to the conditions contained herein, the Company shall issue to the Investor, and the Investor shall purchase from the Company, from time to time as provided herein, shares of the Company's Common Stock, as part of an offering of Common Stock by the Company to Investor, for a maximum aggregate offering amount of Thirty Five Million Dollars ($35,000,000) (the "Maximum Offering Amount"); and

     WHEREAS, the solicitation of this Investment Agreement and, if accepted by the Company, the offer and sale of the Common Stock are being made in reliance upon the provisions of Regulation D ("Regulation D") promulgated under the Act, Section 4(2) of the Act, and/or upon such other exemption from the registration requirements of the Act as may be available with respect to any or all of the purchases of Common Stock to be made hereunder.

                              TERMS:

     NOW, THEREFORE, the parties hereto agree as follows:

     1.   Certain Definitions.  As used in this Agreement
(including the recitals above), the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

     "20% Approval" shall have the meaning set forth in Section
5.25.

     "9.9% Limitation" shall have the meaning set forth in
Section 2.3.1(f).

     "Accredited Investor" shall have the meaning set forth in
Section 3.1.

     "Act" shall mean the Securities Act of 1933, as amended.

     "Advance Put Notice" shall have the meaning set forth in
Section 2.3.1(a), the form of which is attached hereto as Exhibit
E.

     "Advance Put Notice Confirmation" shall have the meaning set forth in Section 2.3.1(a), the form of which is attached hereto as Exhibit F.

     "Advance Put Notice Date" shall have the meaning set forth in Section 2.3.1(a).

     "Affiliate" shall have the meaning as set forth Section 6.4.

     "Aggregate Issued Shares" equals the aggregate number of shares of Common Stock issued to Investor pursuant to the terms of this Agreement or the Registration Rights Agreement as of a given date, including Put Shares and Warrant Shares.

     "Agreed Upon Procedures Report" shall have the meaning set forth in Section 2.5.3(b).

     "Agreement" shall mean this Investment Agreement.

     "Automatic Termination" shall have the meaning set forth in
Section 2.3.2.

     "Bring Down Cold Comfort Letters" shall have the meaning set forth in Section 2.3.6(b).

     "Business Day" shall mean any day during which the Principal
Market is open for trading.

     "Calendar Month" shall mean the period of time beginning on the numeric day in question in a calendar month and for Calendar Months thereafter, beginning on the earlier of (i) the same numeric day of the next calendar month or (ii) the last day of the next calendar month. Each Calendar Month shall end on the day immediately preceding the beginning of the next succeeding Calendar Month.

     "Cap Amount" shall have the meaning set forth in Section
2.3.10.

     "Capital Raising Limitations" shall have the meaning set forth in Section 6.5.1.

     "Capitalization Schedule" shall have the meaning set forth in Section 3.2.4, attached hereto as Exhibit K.

     "Change in Control" shall have the meaning set forth within the definition of Major Transaction, below.

     "Closing" shall mean one of (i) the Investment Commitment
Closing and (ii) each closing of a purchase and sale of Common
Stock pursuant to Section 2.

     "Closing Bid Price" means, for any security as of any date, the last closing bid price for such security during Normal Trading on the O.T.C. Bulletin Board, or, if the O.T.C. Bulletin Board is not the principal securities exchange or trading market for such security, the last closing bid price during Normal Trading of such security on the principal securities exchange or trading market where such security is listed or traded as reported by such principal securities exchange or trading market, or if the foregoing do not apply, the last closing bid price during Normal Trading of such security in the over-the-counter market on the electronic bulletin board for such security, or, if no closing bid price is reported for such security, the average of the bid prices of any market makers for such security as reported in the "pink sheets" by the National Quotation Bureau, Inc. If the Closing Bid Price cannot be calculated for such security on such date on any of the foregoing bases, the Closing Bid Price of such security on such date shall be the fair market value as mutually determined by the Company and the Investor in this Offering. If the Company and the Investor in this Offering are unable to agree upon the fair market value of the Common Stock, then such dispute shall be resolved by an investment banking firm mutually acceptable to the Company and the Investor in this offering and any fees and costs associated therewith shall be paid by the Company.

     "Commitment Evaluation Period" shall have the meaning set forth in Section 2.6.

     "Commitment Warrants" shall have the meaning set forth in
Section 2.4.1, the form of which is attached hereto as Exhibit U.

     "Commitment Warrant Exercise Price" shall have the meaning set forth in Section 2.4.1.

     "Common Shares" shall mean the shares of Common Stock of the Company.

     "Common Stock" shall mean the common stock of the Company.

     "Company" shall mean Mentor On Call, Inc., a corporation duly organized and existing under the laws of the State of Nevada.

     "Company Designated Maximum Put Dollar Amount" shall have the meaning set forth in Section 2.3.1(a).

     "Company Designated Minimum Put Share Price" shall have the meaning set forth in Section 2.3.1(a).

     "Company Termination" shall have the meaning set forth in
Section 2.3.12.

     "Conditions to Investor's Obligations" shall have the meaning as set forth in Section 2.2.2.

      "Delisting Event" shall mean any time during the term of this Investment Agreement, that the Company's Common Stock is not listed for and actively trading on the O.T.C. Bulletin Board, the Nasdaq Small Cap Market, the Nasdaq National Market, the American Stock Exchange, or the New York Stock Exchange or is suspended or delisted with respect to the trading of the shares of Common Stock on such market or exchange.

     "Disclosure Documents" shall have the meaning as set forth in Section 3.2.4.

     "Due Diligence Review" shall have the meaning as set forth in Section 2.5.

     "Effective Date" shall have the meaning set forth in Section
2.3.1.

     "Equity Securities" shall have the meaning set forth in
Section 6.5.1.

     "Evaluation Day" shall have the meaning set forth in Section
2.3.1(b).

     "Exchange Act" shall mean the Securities Exchange Act of
1934, as amended.

     "Excluded Day" shall have the meaning set forth in Section
2.3.1(b).

     "Extended Put Period" shall mean the period of time between the Advance Put Notice Date until the Pricing Period End Date.

     "Impermissible Put Cancellation" shall have the meaning set forth in Section 2.3.1(e).

     "Indemnified Liabilities" shall have the meaning set forth in Section 9.

     "Indemnities" shall have the meaning set forth in Section 9.

     "Indemnitor" shall have the meaning set forth in Section 9.

     "Individual Put Limit" shall have the meaning set forth in
Section 2.3.1 (b).

     "Ineffective Period" shall have the meaning given to it in the Registration Rights Agreement.

     "Intended Put Share Amount" shall have the meaning set forth in Section 2.3.1(a).

     "Investment Commitment Closing" shall have the meaning set forth in Section 2.2.1.

     "Investment Agreement" shall mean this Investment Agreement.

     "Investment Commitment Opinion of Counsel" shall mean an opinion from Company's independent counsel, substantially in the form attached as Exhibit B, or such other form as agreed upon by the parties, as to the Investment Commitment Closing.

     "Investment Date" shall mean the date of the Investment
Commitment Closing.

     "Investor" shall have the meaning set forth in the preamble hereto.

     "Key Employee" shall have the meaning set forth in Section
5.17, as set forth in Exhibit N.

     "Late Payment Amount" shall have the meaning set forth in
Section 2.3.8.

     "Legend" shall have the meaning set forth in Section 4.7.

     "Major Transaction" shall mean and shall be deemed to have occurred at such time upon any of the following events:

          (i) a consolidation, merger or other business combination or event or transaction following which the holders of Common Stock of the Company immediately preceding such consolidation, merger, combination or event either (i) no longer hold a majority of the shares of Common Stock of the Company or
(ii) no longer have the ability to elect the board of directors of the Company (a "Change of Control");

          (ii) the sale or transfer of a portion of the Company's assets not in the ordinary course of business;

          (iii) the purchase of assets by the Company not in the ordinary course of business; or

          (iv) a purchase, tender or exchange offer made to the holders of outstanding shares of Common Stock.

     "Market Price" shall equal the lowest Closing Bid Price for the Common Stock on the Principal Market during the Pricing
Period for the applicable Put.

     "Material Facts" shall have the meaning set forth in Section
2.3.6(a).

     "Maximum Put Dollar Amount" shall mean the lesser of (i) the Company Designated Maximum Put Dollar Amount, if any, specified by the Company in a Put Notice, and (ii) $2 million.

     "Maximum Offering Amount" shall mean have the meaning set forth in the recitals hereto.

     "NASD" shall have the meaning set forth in Section 6.9.

     "Nasdaq 20% Rule" shall have the meaning set forth in
Section 2.3.10.

     "Normal Trading" shall mean trading that occurs between 9:30
AM and 4:00 PM, New York City Time, on any Business Day, and shall expressly exclude "after hours" trading.

     "Numeric Day" shall mean the numerical day of the month of the Investment Date or the last day of the calendar month in question, whichever is less.

     "NYSE" shall have the meaning set forth in Section 6.9.

     "Offering" shall mean the Company's offering of Common Stock and Warrants issued under this Investment Agreement.

     "Officer's Certificate" shall mean a certificate, signed by an officer of the Company, to the effect that the representations and warranties of the Company in this Agreement required to be true for the applicable Closing are true and correct in all material respects and all of the conditions and limitations set forth in this Agreement for the applicable Closing are satisfied.

     "Opinion of Counsel" shall mean, as applicable, the Investment Commitment Opinion of Counsel, the Put Opinion of
Counsel, and the Registration Opinion.

     "Payment Due Date" shall have the meaning set forth in
Section 2.3.8.

"Pricing Period" shall mean, unless otherwise shortened under the terms of this Agreement, the period beginning on the Business Day immediately following the Put Date and ending on and including the date which is 20 Business Days after such Put Date.

"Pricing Period End Date" shall mean the last Business Day of any Pricing Period.

     "Principal Market" shall mean the O.T.C. Bulletin Board, the Nasdaq Small Cap Market, the Nasdaq National Market, the American Stock Exchange or the New York Stock Exchange, whichever is at the time the principal trading exchange or market for the Common Stock.

     "Proceeding" shall have the meaning as set forth Section
5.1.

     "Purchase" shall have the meaning set forth in Section
2.3.7.

     "Purchase Warrant Exercise Price" shall have the meaning set forth in Section 2.4.2.

     "Purchase Warrants" shall have the meaning set forth in
Section 2.4.2, the form of which is attached hereto as Exhibit D.

     "Put" shall have the meaning set forth in Section 2.3.1(d).

     "Put Cancellation" shall have the meaning set forth in
Section 2.3.11(a).

     "Put Cancellation Date" shall have the meaning set forth in
Section 2.3.11(a).

     "Put Cancellation Notice" shall have the meaning set forth in Section 2.3.11(a), the form of which is attached hereto as Exhibit Q.

     "Put Cancellation Notice Confirmation" shall have the meaning set forth in Section 2.3.11(c), the form of which is attached hereto as Exhibit S.

     "Put Closing" shall have the meaning set forth in Section
2.3.8.

     "Put Closing Date" shall have the meaning set forth in
Section 2.3.8.

     "Put Date" shall mean the date that is specified by the Company in any Put Notice for which the Company intends to exercise a Put under Section 2.3.1, unless the Put Date is postponed pursuant to the terms hereof, in which case the "Put Date" is such postponed date.

     "Put Dollar Amount" shall be determined by multiplying the Put Share Amount by the respective Put Share Prices with respect to such Put Shares, subject to the limitations herein.

     "Put Notice" shall have the meaning set forth in Section
2.3.1(d), the form of which is attached hereto as Exhibit G.

     "Put Notice Confirmation" shall have the meaning set forth in Section 2.3.1(d), the form of which is attached hereto as Exhibit H.

     "Put Opinion of Counsel" shall mean an opinion from Company's independent counsel, in the form attached as Exhibit I, or such other form as agreed upon by the parties, as to any Put
Closing.

     "Put Share Amount" shall have the meaning as set forth
Section 2.3.1(b).

     "Put Share Price" shall have the meaning set forth in
Section 2.3.1(c).

     "Put Shares" shall mean shares of Common Stock that are purchased by the Investor pursuant to a Put.

     "Registrable Securities" shall have the meaning as set forth in the Registration Rights Agreement.

     "Registration Opinion" shall have the meaning set forth in
Section 2.3.6(a), the form of which is attached hereto as Exhibit
R.

     "Registration Opinion Deadline" shall have the meaning set forth in Section 2.3.6(a).

     "Registration Rights Agreement" shall mean that certain registration rights agreement entered into by the Company and Investor on even date herewith, in the form attached hereto as Exhibit A, or such other form as agreed upon by the parties.

     "Registration Statement" shall have the meaning as set forth in the Registration Rights Agreement.

     "Regulation D" shall have the meaning set forth in the recitals hereto.

     "Reporting Issuer" shall have the meaning set forth in
Section 6.2.

     "Restrictive Legend" shall have the meaning set forth in
Section 4.7.

     "Required Put Documents" shall have the meaning set forth in
Section 2.3.5.

     "Right of First Refusal" shall have the meaning set forth in
Section 6.5.2.

     "Risk Factors" shall have the meaning set forth in Section
3.2.4, attached hereto as Exhibit J.

     "Schedule of Exceptions" shall have the meaning set forth in
Section 5, and is attached hereto as Exhibit C.

     "SEC" shall mean the Securities and Exchange Commission.

     "Securities" shall mean this Investment Agreement, together with the Common Stock of the Company, the Warrants and the Warrant Shares issuable pursuant to this Investment Agreement.

     "Semi-Annual Non-Usage Fee" shall have the meaning set forth in Section 2.6.

     "Share Authorization Increase Approval" shall have the meaning set forth in Section 5.25.

     "Stockholder 20% Approval" shall have the meaning set forth in Section 6.11.

     "Supplemental Registration Statement" shall have the meaning set forth in the Registration Rights Agreement.

     "Term" shall mean the term of this Agreement, which shall be a period of time beginning on the date of this Agreement and ending on the Termination Date.

     "Termination Date" shall mean the earlier of (i) the date that is three (3) years after the Effective Date, or (ii) the date that is thirty (30) Business Days after the later of (a) the Put Closing Date on which the sum of the aggregate Put Share Price for all Put Shares equal the Maximum Offering Amount, (b) the date that the Company has delivered a Termination Notice to the Investor, (c) the date of an Automatic Termination, and (d) the date that all of the Warrants have been exercised.

     "Termination Fee" shall have the meaning as set forth in
Section 2.6.

     "Termination Notice" shall have the meaning as set forth in
Section 2.3.12.

     "Third Party Report" shall have the meaning set forth in
Section 3.2.4.

     "Trading Volume " shall mean the volume of shares of the Company's Common Stock that trade between 9:30 AM and 4:00 PM, New York City Time, on any Business Day, and shall expressly exclude any shares trading during "after hours" trading.

     "Transaction Documents" shall have the meaning set forth in
Section 9.

     "Transfer Agent" shall have the meaning set forth in Section
6.10.

     "Transfer Agent Instructions" shall mean the Company's instructions to its transfer agent, substantially in the form attached as Exhibit T, or such other form as agreed upon by the parties.

     "Trigger Price" shall have the meaning set forth in Section
2.3.1(b).

     "Truncated Pricing Period" shall have the meaning set forth in Section 2.3.11(d).

     "Truncated Put Share Amount" shall have the meaning set forth in Section 2.3.11(b).

     "Unlegended Share Certificates" shall mean a certificate or certificates (or electronically delivered shares, as appropriate) (in denominations as instructed by Investor) representing the shares of Common Stock to which the Investor is then entitled to receive, registered in the name of Investor or its nominee (as instructed by Investor) and not containing a restrictive legend or stop transfer order, including but not limited to the Put Shares for the applicable Put and Warrant Shares.

     "Use of Proceeds Schedule" shall have the meaning as set forth in Section 3.2.4, attached hereto as Exhibit L.

     "Volume Limitations" shall have the meaning set forth in
Section 2.3.1(b).

     "Warrant Shares" shall mean the Common Stock issued or issuable upon exercise of the Warrants.

     "Warrants" shall mean Purchase Warrants and Commitment
Warrants.

     2.   Purchase and Sale of Common Stock.

          2.1  Offer to Subscribe.

          Subject to the terms and conditions herein and the satisfaction of the conditions to closing set forth in Sections
2.2 and 2.3 below, Investor hereby agrees to purchase such amounts of Common Stock and accompanying Warrants as the Company may, in its sole and absolute discretion, from time to time elect to issue and sell to Investor according to one or more Puts pursuant to Section 2.3 below.

          2.2  Investment Commitment.

               2.2.1 Investment Commitment Closing. The closing of this Agreement (the "Investment Commitment Closing") shall be deemed to occur when this Agreement and the Registration Rights Agreement have been executed by both Investor and the Company, the Transfer Agent Instructions have been executed by both the Company and the Transfer Agent, and the other Conditions to Investor's Obligations set forth in Section 2.2.2 below have been met.

               2.2.2     Conditions to Investor's Obligations.
As a prerequisite to the Investment Commitment Closing and the Investor's obligations hereunder, all of the following (the "Conditions to Investor's Obligations") shall have been satisfied prior to or concurrently with the Company's execution and delivery of this Agreement:

          (a) the following documents shall have been delivered to the Investor: (i) the Registration Rights Agreement (executed by the Company and Investor), (ii) the Investment Commitment Opinion of Counsel (signed by the Company's counsel), (iii) the Transfer Agent Instructions (executed by the Company and the Transfer Agent), and (iv) a Secretary's Certificate as to (A) the resolutions of the Company's board of directors authorizing this transaction, (B) the Company's Certificate of Incorporation, and
(C) the Company's Bylaws;

          (b) this Investment Agreement, accepted by the Company, shall have been received by the Investor;

          (c) the Company's Common Stock shall be listed for trading and actually trading on the O.T.C. Bulletin Board, the Nasdaq Small Cap Market, the Nasdaq National Market, the American
Stock Exchange or the New York Stock Exchange;

          (d) other than continuing losses described in the Risk Factors set forth in the Disclosure Documents (provided for in Section 3.2.4), as of the Closing there have been no material adverse changes in the Company's business prospects or financial condition since the date of the last balance sheet included in the Disclosure Documents, including but not limited to incurring material liabilities; and

          (e) the representations and warranties of the Company in this Agreement shall be true and correct in all material respects and the conditions to Investor's obligations set forth in this Section 2.2.2 shall have been satisfied as of such Closing; and the Company shall deliver an Officer's Certificate, signed by an officer of the Company, to such effect to the Investor.

          2.3  Puts of Common Shares to the Investor.

               2.3.1 Procedure to Exercise a Put. Subject to the Individual Put Limit, the Maximum Offering Amount and the Cap Amount (if applicable), and the other conditions and limitations set forth in this Agreement, at any time beginning on the date on which the Registration Statement is declared effective by the SEC (the "Effective Date"), the Company may, in its sole and absolute discretion, elect to exercise one or more Puts according to the following procedure, provided that each subsequent Put Date after the first Put Date shall be no sooner than five (5) Business Days following the preceding Pricing Period End Date:

                         (a)  Delivery of Advance Put Notice.  At
least ten (10) Business Days but not more than twenty (20) Business Days prior to any intended Put Date (unless otherwise agreed in writing by the Investor), the Company shall deliver advance written notice (the "Advance Put Notice," the form of which is attached hereto as Exhibit E, the date of such Advance Put Notice being the "Advance Put Notice Date") to Investor stating the Put Date for which the Company shall, subject to the limitations and restrictions contained herein, exercise a Put and stating the number of shares of Common Stock (subject to the Individual Put Limit and the Maximum Put Dollar Amount) which the Company intends to sell to the Investor for the Put (the "Intended Put Share Amount").

     The Company may, at its option, also designate in any Advance Put Notice (i) a maximum dollar amount of Common Stock, not to exceed $2,000,000, which it shall sell to Investor during the Put (the "Company Designated Maximum Put Dollar Amount") and/or (ii) a minimum purchase price per Put Share at which the Investor may purchase shares of Common Stock pursuant to such Put Notice (a "Company Designated Minimum Put Share Price"). The Company Designated Minimum Put Share Price, if applicable, shall be no greater than the lesser of (i) 80% of the Closing Bid Price of the Company's common stock on the Business Day immediately preceding the Advance Put Notice Date, or (ii) the Closing Bid Price of the Company's common stock on the Business Day immediately preceding the Advance Put Notice Date minus $0.15. The Company may decrease (but not increase) the Company Designated Minimum Put Share Price for a Put at any time by giving the Investor written notice of such decrease not later than 12:00 Noon, New York City time, on the Business Day immediately preceding the Business Day that such decrease is to take effect. A decrease in the Company Designated Minimum Put Share Price shall have no retroactive effect on the determination of Trigger Prices and Excluded Days for days preceding the Business Day that such decrease takes effect.

     Notwithstanding the above, if, at the time of delivery of an Advance Put Notice, more than two (2) Calendar Months have passed since the date of the previous Put Closing, such Advance Put Notice shall provide at least twenty (20) Business Days notice of the intended Put Date, unless waived in writing by the Investor. In order to effect delivery of the Advance Put Notice, the Company shall (i) send the Advance Put Notice by facsimile on such date so that such notice is received by the Investor by 6:00 p.m., New York, NY time, and (ii) surrender such notice on such date to a courier for overnight delivery to the Investor (or two
(2) day delivery in the case of an Investor residing outside of the U.S.). Upon receipt by the Investor of a facsimile copy of the Advance Put Notice, the Investor shall, within two (2) Business Days, send, via facsimile, a confirmation of receipt (the "Advance Put Notice Confirmation," the form of which is attached hereto as Exhibit F) of the Advance Put Notice to the Company specifying that the Advance Put Notice has been received and affirming the intended Put Date and the Intended Put Share Amount.

                    (b) Put Share Amount. The "Put Share Amount" is the number of shares of Common Stock that the Investor shall be obligated to purchase in a given Put, and shall equal the lesser of (i) the Intended Put Share Amount, and (ii) the Individual Put Limit. The "Individual Put Limit" shall equal the lesser of (i) 1,500,000 shares, (ii) 15% of the sum of the aggregate daily reported Trading Volumes in the outstanding Common Stock on the Company's Principal Market, excluding any block trades of 20,000 or more shares of Common Stock, for all Evaluation Days (as defined below) in the Pricing Period, (iii) the number of Put Shares which, when multiplied by their respective Put Share Prices, equals the Maximum Put Dollar Amount, and (iv) the 9.9% Limitation, but in no event shall the Individual Put Limit exceed 15% of the sum of the aggregate daily reported Trading Volumes in the outstanding Common Stock on the Company's Principal Market, excluding any block trades of 20,000 or more shares of Common Stock, for the twenty (20) Business Days immediately preceding the Put Date (this limitation, together with the limitation in (i) immediately above, are collectively referred to herein as the "Volume Limitations"). Company agrees not to trade Common Stock or arrange for Common Stock to be traded for the purpose of artificially increasing the Volume Limitations.

     For purposes of this Agreement:

          "Trigger Price" for any Pricing Period shall mean the greater of (i) the Company Designated Minimum Put Share Price, plus $0.15, or (ii) the Company Designated Minimum Put Share
Price divided by .91.

          An "Excluded Day" shall mean each Business Day during a Pricing Period where the lowest intra-day trading price of the Common Stock is less than the Trigger Price.

          An "Evaluation Day" shall mean each Business Day during a Pricing Period that is not an Excluded Day.

                    (c) Put Share Price. The purchase price for the Put Shares (the "Put Share Price") shall equal the lesser of
(i) the Market Price for such Put, minus $0.15, or (ii) 91% of the Market Price for such Put, but shall in no event be less than the Company Designated Minimum Put Share Price for such Put, if applicable.

                    (d)  Delivery of Put Notice.  After delivery
of an Advance Put Notice, on the Put Date specified in the Advance Put Notice the Company shall deliver written notice (the "Put Notice," the form of which is attached hereto as Exhibit G) to Investor stating (i) the Put Date, (ii) the Intended Put Share Amount as specified in the Advance Put Notice (such exercise a "Put"), (iii) the Company Designated Maximum Put Dollar Amount (if applicable), and (iv) the Company Designated Minimum Put
Share Price (if applicable).   In order to effect delivery of the
Put Notice, the Company shall (i) send the Put Notice by facsimile on the Put Date so that such notice is received by the Investor by 6:00 p.m., New York, NY time, and (ii) surrender such notice on the Put Date to a courier for overnight delivery to the Investor (or two (2) day delivery in the case of an Investor residing outside of the U.S.). Upon receipt by the Investor of a facsimile copy of the Put Notice, the Investor shall, within two
(2) Business Days, send, via facsimile, a confirmation of receipt (the "Put Notice Confirmation," the form of which is attached hereto as Exhibit H) of the Put Notice to Company specifying that the Put Notice has been received and affirming the Put Date and the Intended Put Share Amount.

                    (e)  Delivery of Required Put Documents. On
or before the Put Date for such Put, the Company shall deliver the Required Put Documents (as defined in Section 2.3.5 below) to the Investor (or to an agent of Investor, if Investor so directs). Unless otherwise specified by the Investor, the delivery of the Put Shares of Common Stock shall be in the form of physical certificates. If specifically requested by the Investor, the Put Shares shall be transmitted electronically pursuant to such electronic delivery system as the Investor shall request. If the Company has not delivered all of the Required Put Documents to the Investor on or before the Put Date, the Put shall be automatically cancelled, unless the Investor agrees to delay the Put Date by up to three (3) Business Days, in which case the Pricing Period begins on the Business Day following such new Put Date. If the Company has not delivered all of the Required Put Documents to the Investor on or before the Put Date (or new Put Date, if applicable), and the Investor has not agreed in writing to delay the Put Date, the Put is automatically canceled (an "Impermissible Put Cancellation") and, unless the Put was otherwise canceled in accordance with the terms of
Section 2.3.11, the Company shall pay the Investor $5,000 for its reasonable due diligence expenses incurred in preparation for the canceled Put and the Company may deliver an Advance Put Notice for the subsequent Put no sooner than ten (10) Business Days after the date that such Put was canceled, unless otherwise agreed by the Investor.

                    (f)  Limitation on Investor's Obligation to
Purchase Shares. Notwithstanding anything to the contrary in this Agreement, in no event shall the Investor be required to purchase, and an Intended Put Share Amount may not include, an amount of Put Shares, which when added to the number of Put Shares acquired by the Investor pursuant to this Agreement during the 31 days preceding the Put Date with respect to which this determination of the permitted Intended Put Share Amount is being made, would exceed 9.99% of the number of shares of Common Stock outstanding (on a fully diluted basis, to the extent that inclusion of unissued shares is mandated by Section 13(d) of the Exchange Act) on the Put Date for such Pricing Period, as determined in accordance with Section 13(d) of the Exchange Act (the "Section 13(d) Outstanding Share Amount"). Each Put Notice shall include a representation of the Company as to the Section 13(d) Outstanding Share Amount on the related Put Date. In the event that the Section 13(d) Outstanding Share Amount is different on any date during a Pricing Period than on the Put Date associated with such Pricing Period, then the number of shares of Common Stock outstanding on such date during such Pricing Period shall govern for purposes of determining whether the Investor, when aggregating all purchases of Shares made pursuant to this Agreement in the 31 calendar days preceding such date, would have acquired more than 9.99% of the Section 13(d) Outstanding Share Amount. The limitation set forth in this
Section 2.3.1(f) is referred to as the "9.9% Limitation."

               2.3.2     Termination of Right to Put.   The
Company's right to require the Investor to purchase any subsequent Put Shares shall terminate permanently (each, an "Automatic Termination") upon the occurrence of any of the following:

                    (a)  the Company shall not exercise a Put or
any Put thereafter if, at any time, either the Company or any director or executive officer of the Company has engaged in a transaction or conduct related to the Company that has resulted in (i) a Securities and Exchange Commission enforcement action, or (ii) a civil judgment or criminal conviction for fraud or misrepresentation, or for any other offense that, if prosecuted criminally, would constitute a felony under applicable law;

                    (b)  the Company shall not exercise a Put or
any Put thereafter, on any date after a cumulative time period or series of time periods, consisting only of Ineffective Periods and Delisting Events, that lasts for an aggregate of four (4) months;

                    (c)  the Company shall not exercise a Put or
any Put thereafter if at any time the Company has filed for and/or is subject to any bankruptcy, insolvency, reorganization or liquidation proceedings or other proceedings for relief under any bankruptcy law or any law for the relief of debtors instituted by or against the Company or any subsidiary of the Company;

                    (d)  the Company shall not exercise a Put
after the sooner of (i) the date that is three (3) years after the Effective Date, or (ii) the Put Closing Date on which the aggregate of the Put Dollar Amounts for all Puts equal the Maximum Offering Amount; and

                    (e)  the Company shall not exercise a Put
after the Company has breached any covenant in Section 2.6,
Section 6, or Section 9 hereof.

                    (f)  if no Registration Statement has been
declared effective by the date that is one (1) year after the date of this Agreement, the Automatic Termination shall occur on the date that is one (1) year after the date of this Agreement.


               2.3.3 Put Limitations. The Company's right to exercise a Put shall be limited as follows:

                    (a)  notwithstanding the amount of any Put,
the Investor shall not be obligated to purchase any additional
Put Shares once the aggregate Put Dollar Amount paid by Investor equals the Maximum Offering Amount;

                    (b)  the Investor shall not be obligated to
acquire and pay for the Put Shares with respect to any Put for which the Company has announced a subdivision or combination, including a reverse split, of its Common Stock or has subdivided or combined its Common Stock during the Extended Put Period;

                    (c)  the Investor shall not be obligated to
acquire and pay for the Put Shares with respect to any Put for which the Company has paid a dividend of its Common Stock or has made any other distribution of its Common Stock during the Extended Put Period;

                    (d)  the Investor shall not be obligated to
acquire and pay for the Put Shares with respect to any Put for which the Company has made, during the Extended Put Period, a distribution of all or any portion of its assets or evidences of indebtedness to the holders of its Common Stock;

                    (e)  the Investor shall not be obligated to
acquire and pay for the Put Shares with respect to any Put for which a Major Transaction has occurred during the Extended Put
Period.

               2.3.4 Conditions Precedent to the Right of the Company to Deliver an Advance Put Notice or a Put Notice and the Obligation of the Investor to Purchase Put Shares. The right of the Company to deliver an Advance Put Notice or a Put Notice and the obligation of the Investor hereunder to acquire and pay for the Put Shares incident to a Closing is subject to the satisfaction, on (i) the date of delivery of such Advance Put Notice or Put Notice and (ii) the applicable Put Closing Date, of each of the following conditions:

          (a) the Company's Common Stock shall be listed for and actively trading on the O.T.C. Bulletin Board, the Nasdaq Small Cap Market, the Nasdaq National Market or the New York Stock Exchange and the Put Shares shall be so listed, and to the Company's knowledge there is no notice of any suspension or delisting with respect to the trading of the shares of Common Stock on such market or exchange;

          (b) the Company shall have satisfied any and all obligations pursuant to the Registration Rights Agreement, including, but not limited to, the filing of the Registration Statement with the SEC with respect to the resale of all Registrable Securities and the requirement that the Registration Statement shall have been declared effective by the SEC for the resale of all Registrable Securities and the Company shall have satisfied and shall be in compliance with any and all obligations pursuant to this Agreement and the Warrants;

          (c) the representations and warranties of the Company are true and correct in all material respects as if made on such date and the conditions to Investor's obligations set forth in this Section
               2.3.4 are satisfied as of such Closing, and the Company shall deliver a certificate, signed by an officer of the Company, to such effect to the Investor;

          (d) the Company shall have reserved for issuance a sufficient number of Common Shares for the purpose of enabling the Company to satisfy any obligation to issue Common Shares pursuant to any Put and to effect exercise of the Warrants;

          (e) the Registration Statement is not subject to an Ineffective Period as defined in the Registration Rights Agreement, the prospectus included therein is current and deliverable, and to the Company's knowledge there is no notice of any investigation or inquiry concerning any stop order with respect to the Registration Statement; and

          (f) if the Aggregate Issued Shares after the Closing of the Put would exceed the Cap Amount, the Company shall have obtained the Stockholder 20% Approval as specified in Section 6.11, if the Company's Common Stock is listed on the NASDAQ Small Cap Market or the NASDAQ National Market System (the "NMS"), and such approval is required by the rules of the NASDAQ.

          (g) the Company shall have no knowledge of any event more likely than not to have the effect of causing any Registration Statement to be suspended or otherwise ineffective (which event is more likely than not to occur within the twenty Business Days following the date on which such Advance Put Notice or Put Notice is deemed delivered).

          (h) there is not then in effect any law, rule or regulation prohibiting or restricting the transactions contemplated hereby, or requiring any consent or approval which shall not have been obtained, nor is there any pending or threatened proceeding or investigation which may have the effect of prohibiting or adversely affecting any of the transactions contemplated by this Agreement.

               2.3.5 Documents Required to be Delivered on the Put Date as Conditions to Closing of any Put. The Closing of any Put and Investor's obligations hereunder shall additionally be conditioned upon the delivery to the Investor of each of the following (the "Required Put Documents") on or before the applicable Put Date:

                    (a)  a number of Unlegended Share
Certificates equal to the Intended Put Share Amount, in denominations of not more than 50,000 shares per certificate;

                    (b)  the following documents: Put Opinion of
Counsel, Officer's Certificate, Put Notice, Registration Opinion, and any report or disclosure required under Section 2.3.6 or
Section 2.5;

                    (c)  all documents, instruments and other
writings required to be delivered on or before the Put Date pursuant to any provision of this Agreement in order to implement and effect the transactions contemplated herein.

               2.3.6     Accountant's Letter and Registration
Opinion.

                    (a)  The Company shall have caused to be
delivered to the Investor, (i) whenever required by Section 2.3.6(b) or by Section 2.5.3, and (ii) on the date that is three
(3) Business Days prior to each Put Date (the "Registration Opinion Deadline"), an opinion of the Company's independent counsel, in substantially the form of Exhibit R (the "Registration Opinion"), addressed to the Investor stating, inter alia, that no facts ("Material Facts") have come to such counsel's attention that have caused it to believe that the Registration Statement is subject to an Ineffective Period or to believe that the Registration Statement, any Supplemental Registration Statement (as each may be amended, if applicable), and any related prospectuses, contain an untrue statement of material fact or omits a material fact required to make the statements contained therein, in light of the circumstances under which they were made, not misleading. If a Registration Opinion cannot be delivered by the Company's independent counsel to the Investor on the Registration Opinion Deadline due to the existence of Material Facts or an Ineffective Period, the Company shall promptly notify the Investor and as promptly as possible amend each of the Registration Statement and any Supplemental Registration Statements, as applicable, and any related prospectus or cause such Ineffective Period to terminate, as the case may be, and deliver such Registration Opinion and updated prospectus as soon as possible thereafter. If at any time after a Put Notice shall have been delivered to Investor but before the related Pricing Period End Date, the Company acquires knowledge of such Material Facts or any Ineffective Period occurs, the Company shall promptly notify the Investor and shall deliver a Put Cancellation Notice to the Investor pursuant to Section
2.3.11 by facsimile and overnight courier by the end of that Business Day.

                    (b)  (i)  the Company shall engage its
independent auditors to perform the procedures in accordance with the provisions of Statement on Auditing Standards No. 71, as amended, as agreed to by the parties hereto, and reports thereon (the "Bring Down Cold Comfort Letters") as shall have been reasonably requested by the Investor with respect to certain financial information contained in the Registration Statement and shall have delivered to the Investor such a report addressed to the Investor, on the date that is three (3) Business Days prior to each Put Date.

                         (ii)  in the event that the Investor
shall have requested delivery of an Agreed Upon Procedures Report pursuant to Section 2.5.3, the Company shall engage its independent auditors to perform certain agreed upon procedures and report thereon as shall have been reasonably requested by the Investor with respect to certain financial information of the Company and the Company shall deliver to the Investor a copy of such report addressed to the Investor. In the event that the report required by this Section 2.3.6(b) cannot be delivered by the Company's independent auditors, the Company shall, if necessary, promptly revise the Registration Statement and the Company shall not deliver a Put Notice until such report is delivered.

               2.3.7     Investor's Obligation and Right to
Purchase Shares.    Subject to the conditions set forth in this
Agreement, following the Investor's receipt of a validly delivered Put Notice, the Investor shall be required to purchase (each a "Purchase") from the Company a number of Put Shares equal to the Put Share Amount, in the manner described below.

               2.3.8     Mechanics of Put Closing. Each of the
Company and the Investor shall deliver all documents, instruments and writings required to be delivered by either of them pursuant to this Agreement at or prior to each Closing. Subject to such delivery and the satisfaction of the conditions set forth in Sections 2.3.4 and 2.3.5, the closing of the purchase by the Investor of Shares shall occur by 5:00 PM, New York City Time, on the date which is five (5) Business Days following the applicable Pricing Period End Date (the "Payment Due Date") at the offices
of Investor.   On each or before each Payment Due Date, the
Investor shall deliver to the Company, in the manner specified in
Section 8 below, the Put Dollar Amount to be paid for such Put Shares, determined as aforesaid. The closing (each a "Put Closing") for each Put shall occur on the date that both (i) the Company has delivered to the Investor all Required Put Documents, and (ii) the Investor has delivered to the Company such Put Dollar Amount and any Late Payment Amount, if applicable (each a "Put Closing Date").

     If the Investor does not deliver to the Company the Put Dollar Amount for such Put Closing on or before the Payment Due Date, then the Investor shall pay to the Company, in addition to the Put Dollar Amount, an amount (the "Late Payment Amount") at a rate of X% per month, accruing daily, multiplied by such Put Dollar Amount, where "X" equals one percent (1%) for the first month following the date in question, and increases by an additional one percent (1%) for each month that passes after the date in question, up to a maximum of five percent (5%) per month; provided, however, that in no event shall the amount of interest that shall become due and payable hereunder exceed the maximum amount permissible under applicable law.

               2.3.9 Limitation on Short Sales. The Investor and its affiliates shall not engage in short sales of the Company's Common Stock; provided, however, that the Investor may enter into any short exempt sale or any short sale or other hedging or similar arrangement it deems appropriate with respect to Put Shares after it receives a Put Notice with respect to such Put Shares so long as such sales or arrangements do not involve more than the number of such Put Shares specified in the Put Notice.

               2.3.10    Cap Amount.   If the Company becomes
listed on the Nasdaq Small Cap Market or the Nasdaq National Market, then, unless the Company has obtained Stockholder 20% Approval as set forth in Section 6.11 or unless otherwise permitted by Nasdaq, in no event shall the Aggregate Issued Shares exceed the maximum number of shares of Common Stock (the "Cap Amount") that the Company can, without stockholder approval, so issue pursuant to Nasdaq Rule 4460(i)(1)(d)(ii) (or any other applicable Nasdaq Rules or any successor rule) (the "Nasdaq 20% Rule").

               2.3.11    Put Cancellation.

                    (a) Mechanics of Put Cancellation. If at any time during a Pricing Period the Company discovers the existence of Material Facts or any Ineffective Period or Delisting Event occurs, the Company shall cancel the Put (a "Put Cancellation"), by delivering written notice to the Investor (the "Put Cancellation Notice"), attached as Exhibit Q, by facsimile and overnight courier. The "Put Cancellation Date" shall be the date that the Put Cancellation Notice is first received by the Investor, if such notice is received by the Investor by 6:00 p.m., New York, NY time, and shall be the following date, if such notice is received by the Investor after 6:00 p.m., New York, NY time.

                    (b)  Effect of Put Cancellation. Anytime a
Put Cancellation Notice is delivered to Investor after the Put
Date, the Put, shall remain effective with respect to a number of Put Shares (the "Truncated Put Share Amount") equal to the
Individual Put Limit for the Truncated Pricing Period.

                    (c)  Put Cancellation Notice Confirmation.
Upon receipt by the Investor of a facsimile copy of the Put Cancellation Notice, the Investor shall promptly send, via facsimile, a confirmation of receipt (the "Put Cancellation Notice Confirmation," a form of which is attached as Exhibit S) of the Put Cancellation Notice to the Company specifying that the Put Cancellation Notice has been received and affirming the Put Cancellation Date.

                    (d)  Truncated Pricing Period.      If a Put
Cancellation Notice has been delivered to the Investor after the Put Date, the Pricing Period for such Put shall end at on the close of trading on the last full trading day on the Principal Market that ends prior to the moment of initial delivery of the Put Cancellation Notice (a "Truncated Pricing Period") to the Investor.

               2.3.12    Investment Agreement Cancellation.   The
Company may terminate (a "Company Termination") its right to initiate future Puts by providing written notice ("Termination Notice") to the Investor, by facsimile and overnight courier, at any time other than during an Extended Put Period, provided that such termination shall have no effect on the parties' other rights and obligations under this Agreement, the Registration Rights Agreement or the Warrants. Notwithstanding the above, any cancellation occurring during an Extended Put Period is governed by Section 2.3.11.

               2.3.13 Return of Excess Common Shares. In the event that the number of Shares purchased by the Investor pursuant to its obligations hereunder is less than the Intended Put Share Amount, the Investor shall promptly return to the Company any shares of Common Stock in the Investor's possession that are not being purchased by the Investor.

          2.4  Warrants.

               2.4.1     Commitment Warrants. In partial
consideration hereof, following the execution of the Letter of Agreement dated on or about July 5, 2000 between the Company and the Investor, the Company issued and delivered to Investor or its designated assignees, warrants (the "Commitment Warrants") in the form attached hereto as Exhibit U, or such other form as agreed upon by the parties, to purchase 800,000 shares of Common Stock. Each Commitment Warrant shall be immediately exercisable in accordance with its terms, and shall have a term beginning on the date of issuance and ending on date that is five (5) years thereafter. The Warrant Shares shall be registered for resale pursuant to the Registration Rights Agreement. The Investment Commitment Opinion of Counsel shall cover the issuance of the Commitment Warrant and the issuance of the common stock upon exercise of the Commitment Warrant.

     Notwithstanding any Termination or Automatic Termination of this Agreement, regardless of whether or not the Registration Statement is or is not filed, and regardless of whether or not the Registration Statement is approved or denied by the SEC, the Investor shall retain full ownership of the Commitment Warrant as partial consideration for its commitment hereunder.

               2.4.2 Purchase Warrants. Within five (5) Business Days of the end of each Pricing Period, the Company shall issue and deliver to the Investor a warrant ("Purchase Warrant"), in the form attached hereto as Exhibit D, or such other form as agreed upon by the parties, to purchase a number of shares of Common Stock equal to 10% of the Put Share Amount for that Put. Each Purchase Warrant shall be exerciseable at a price (the "Purchase Warrant Exercise Price") which shall initially equal 110% of the Market Price for the applicable Put, and shall have semi-annual reset provisions. Each Purchase Warrant shall be immediately exercisable at the Purchase Warrant Exercise Price, and shall have a term beginning on the date of issuance and ending on the date that is five (5) years thereafter. The Warrant Shares shall be registered for resale pursuant to the Registration Rights Agreement.

          2.5  Due Diligence Review.   The Company shall make
available for inspection and review by the Investor (the "Due Diligence Review"), advisors to and representatives of the Investor (who may or may not be affiliated with the Investor and who are reasonably acceptable to the Company), any underwriter participating in any disposition of Common Stock on behalf of the Investor pursuant to the Registration Statement, any Supplemental Registration Statement, or amendments or supplements thereto or any blue sky, NASD or other filing, all financial and other records, all filings with the SEC, and all other corporate documents and properties of the Company as may be reasonably necessary for the purpose of such review, and cause the Company's officers, directors and employees to supply all such information reasonably requested by the Investor or any such representative, advisor or underwriter in connection with such Registration Statement (including, without limitation, in response to all questions and other inquiries reasonably made or submitted by any of them), prior to and from time to time after the filing and effectiveness of the Registration Statement for the sole purpose of enabling the Investor and such representatives, advisors and underwriters and their respective accountants and attorneys to conduct initial and ongoing due diligence with respect to the Company and the accuracy of the Registration Statement.

               2.5.1 Treatment of Nonpublic Information. The Company shall not disclose nonpublic information to the Investor or to its advisors or representatives unless prior to disclosure of such information the Company identifies such information as being nonpublic information and provides the Investor and such advisors and representatives with the opportunity to accept or refuse to accept such nonpublic information for review. The Company may, as a condition to disclosing any nonpublic information hereunder, require the Investor and its advisors and representatives to enter into a confidentiality agreement (including an agreement with such advisors and representatives prohibiting them from trading in Common Stock during such period of time as they are in possession of nonpublic information) in form reasonably satisfactory to the Company and the Investor.

        Nothing herein shall require the Company to disclose nonpublic information to the Investor or its advisors or representatives, and the Company represents that it does not disseminate nonpublic information to any investors who purchase stock in the Company in a public offering, to money managers or to securities analysts, provided, however, that notwithstanding anything herein to the contrary, the Company will, as hereinabove provided, immediately notify the advisors and representatives of the Investor and, if any, underwriters, of any event or the existence of any circumstance (without any obligation to disclose the specific event or circumstance) of which it becomes aware, constituting nonpublic information (whether or not requested of the Company specifically or generally during the course of due diligence by and such persons or entities), which, if not disclosed in the Prospectus included in the Registration Statement, would cause such Prospectus to include a material misstatement or to omit a material fact required to be stated therein in order to make the statements therein, in light of the circumstances in which they were made, not misleading. Nothing contained in this Section 2.5 shall be construed to mean that such persons or entities other than the Investor (without the written consent of the Investor prior to disclosure of such information) may not obtain nonpublic information in the course of conducting due diligence in accordance with the terms of this Agreement; provided, however, that in no event shall the Investor's advisors or representatives disclose to the Investor the nature of the specific event or circumstances constituting any nonpublic information discovered by such advisors or representatives in the course of their due diligence without the written consent of the Investor prior to disclosure of such information.

               2.5.2     Disclosure of Misstatements and
Omissions. The Investor's advisors or representatives shall make complete disclosure to the Investor's counsel of all events or circumstances constituting nonpublic information discovered by such advisors or representatives in the course of their due diligence upon which such advisors or representatives form the opinion that the Registration Statement contains an untrue statement of a material fact or omits a material fact required to be stated in the Registration Statement or necessary to make the statements contained therein, in the light of the circumstances in which they were made, not misleading. Upon receipt of such disclosure, the Investor's counsel shall consult with the Company's independent counsel in order to address the concern raised as to the existence of a material misstatement or omission and to discuss appropriate disclosure with respect thereto; provided, however, that such consultation shall not constitute the advice of the Company's independent counsel to the Investor as to the accuracy of the Registration Statement and related Prospectus.

               2.5.3     Procedure if Material Facts are
Reasonably Believed to be Untrue or are Omitted. In the event after such consultation the Investor or the Investor's counsel reasonably believes that the Registration Statement contains an untrue statement of a material fact or omits a material fact required to be stated in the Registration Statement or necessary to make the statements contained therein, in light of the circumstances in which they were made, not misleading,

                         (a)  the Company shall file with the SEC
an amendment to the Registration Statement responsive to such alleged untrue statement or omission and provide the Investor, as promptly as practicable, with copies of the Registration
Statement and related Prospectus, as so amended, or

                         (b)  if the Company disputes the
existence of any such material misstatement or omission, (i) the Company's independent counsel shall provide the Investor's counsel with a Registration Opinion and (ii) in the event the dispute relates to the adequacy of financial disclosure and the Investor shall reasonably request, the Company's independent auditors shall provide to the Company a letter ("Agreed Upon Procedures Report") outlining the performance of such "agreed upon procedures" as shall be reasonably requested by the Investor and the Company shall provide the Investor with a copy of such letter.


          2.6  Commitment Payments.

     On the last Business Day of each six (6) Calendar Month period following the Effective Date (each such period a "Commitment Evaluation Period"), if the Company has not Put at least $1,000,000 in aggregate Put Dollar Amount during that Commitment Evaluation Period, the Company, in consideration of Investor's commitment costs, including, but not limited to, due diligence expenses, shall pay to the Investor an amount (the "Semi-Annual Non-Usage Fee") equal to the difference of (i) $100,000, minus (ii) 10% of the aggregate Put Dollar Amount of the Put Shares put to Investor during that Commitment Evaluation Period. In the event that the Company delivers a Termination Notice to the Investor or an Automatic Termination occurs, the Company shall pay to the Investor (the "Termination Fee") the greater of (i) the Semi-Annual Non-Usage Fee for the applicable Commitment Evaluation Period, or (ii) the difference of (x) $200,000, minus (y) 10% of the aggregate Put Dollar Amount of the Put Shares put to Investor during all Puts to date, and the Company shall not be required to pay the Semi-Annual Non-Usage Fee thereafter.

     Each Semi Annual Non-Usage Fee or Termination Fee is payable, in cash, within five (5) business days of the date it accrued. The Company shall not be required to deliver any payments to Investor under this subsection until Investor has paid all Put Dollar Amounts that are then due.

     3.   Representations, Warranties and Covenants of Investor.
Investor hereby represents and warrants to and agrees with the Company as follows:

          3.1 Accredited Investor. Investor is an accredited investor ("Accredited Investor"), as defined in Rule 501 of Regulation D, and has checked the applicable box set forth in
Section 10 of this Agreement.

          3.2  Investment Experience; Access to Information;
Independent Investigation.

               3.2.1 Access to Information. Investor or Investor's professional advisor has been granted the opportunity to ask questions of and receive answers from representatives of the Company, its officers, directors, employees and agents concerning the terms and conditions of this Offering, the Company and its business and prospects, and to obtain any additional information which Investor or Investor's professional advisor deems necessary to verify the accuracy and completeness of the information received.

               3.2.2 Reliance on Own Advisors. Investor has relied completely on the advice of, or has consulted with, Investor's own personal tax, investment, legal or other advisors and has not relied on the Company or any of its affiliates, officers, directors, attorneys, accountants or any affiliates of any thereof and each other person, if any, who controls any of the foregoing, within the meaning of Section 15 of the Act for any tax or legal advice (other than reliance on information in the Disclosure Documents as defined in Section 3.2.4 below and on the Opinion of Counsel). The foregoing, however, does not limit or modify Investor's right to rely upon covenants, representations and warranties of the Company in this Agreement.

               3.2.3 Capability to Evaluate. Investor has such knowledge and experience in financial and business matters so as to enable such Investor to utilize the information made available to it in connection with the Offering in order to evaluate the merits and risks of the prospective investment, which are substantial, including without limitation those set forth in the Disclosure Documents (as defined in Section 3.2.4 below).

               3.2.4 Disclosure Documents. Investor, in making Investor's investment decision to subscribe for the Investment Agreement hereunder, represents that (a) Investor has received and had an opportunity to review (i) the Company's Annual Report on Form 10-KSB for the year ended December 31, 1999, (ii) the Company's quarterly report on Form 10-QSB for the quarters ended September 30, 1999, and March 31, 2000, (iii) the Risk Factors, attached as Exhibit J, (the "Risk Factors") (iv) the Capitalization Schedule, attached as Exhibit K, (the "Capitalization Schedule") and (v) the Use of Proceeds Schedule, attached as Exhibit L, (the "Use of Proceeds Schedule"); (b) Investor has read, reviewed, and relied solely on the documents described in (a) above, the Company's representations and warranties and other information in this Agreement, including the exhibits, documents prepared by the Company which have been specifically provided to Investor in connection with this Offering (the documents described in this Section 3.2.4 (a) and (b) are collectively referred to as the "Disclosure Documents"), and an independent investigation made by Investor and Investor's representatives, if any; (c) Investor has, prior to the date of this Agreement, been given an opportunity to review material contracts and documents of the Company which have been filed as exhibits to the Company's filings under the Act and the Exchange Act and has had an opportunity to ask questions of and receive answers from the Company's officers and directors; and (d) is not relying on any oral representation of the Company or any other person, nor any written representation or assurance from the Company other than those contained in the Disclosure Documents or incorporated herein or therein. The foregoing, however, does not limit or modify Investor's right to rely upon covenants, representations and warranties of the Company in Sections 5 and 6 of this Agreement. Investor acknowledges and agrees that the Company has no responsibility for, does not ratify, and is under no responsibility whatsoever to comment upon or correct any reports, analyses or other comments made about the Company by any third parties, including, but not limited to, analysts' research reports or comments (collectively, "Third Party Reports"), and Investor has not relied upon any Third Party Reports in making the decision to invest.

               3.2. Investment Experience; Fend for Self.
Investor has substantial experience in investing in securities and it has made investments in securities other than those of the Company. Investor acknowledges that Investor is able to fend for Investor's self in the transaction contemplated by this Agreement, that Investor has the ability to bear the economic risk of Investor's investment pursuant to this Agreement and that Investor is an "Accredited Investor" by virtue of the fact that Investor meets the investor qualification standards set forth in
Section 3.1 above. Investor has not been organized for the purpose of investing in securities of the Company, although such investment is consistent with Investor's purposes.

          3.3  Exempt Offering Under Regulation D.

               3.3.1 No General Solicitation. The Investment Agreement was not offered to Investor through, and Investor is not aware of, any form of general solicitation or general advertising, including, without limitation, (i) any advertisement, article, notice or other communication published in any newspaper, magazine or similar media or broadcast over television or radio, and (ii) any seminar or meeting whose attendees have been invited by any general solicitation or general advertising.

               3.3.2     Restricted Securities.  Investor
understands that the Investment Agreement is, the Common Stock and Warrants issued at each Put Closing will be, and the Warrant Shares will be, characterized as "restricted securities" under the federal securities laws inasmuch as they are being acquired from the Company in a transaction exempt from the registration requirements of the federal securities laws and that under such laws and applicable regulations such securities may not be transferred or resold without registration under the Act or pursuant to an exemption therefrom. In this connection, Investor represents that Investor is familiar with Rule 144 under the Act, as presently in effect, and understands the resale limitations imposed thereby and by the Act.

               3.3.3     Disposition.  Without in any way
limiting the representations set forth above, Investor agrees that until the Securities are sold pursuant to an effective Registration Statement or an exemption from registration, they will remain in the name of Investor and will not be transferred
to or assigned to any broker, dealer or depositary.   Investor
further agrees not to sell, transfer, assign, or pledge the Securities (except for any bona fide pledge arrangement to the extent that such pledge does not require registration under the Act or unless an exemption from such registration is available and provided further that if such pledge is realized upon, any transfer to the pledgee shall comply with the requirements set forth herein), or to otherwise dispose of all or any portion of the Securities unless and until:

                    (a)  There is then in effect a registration
statement under the Act and any applicable state securities laws covering such proposed disposition and such disposition is made in accordance with such registration statement and in compliance with applicable prospectus delivery requirements; or

                    (b)  (i) Investor shall have notified the
Company of the proposed disposition and shall have furnished the Company with a statement of the circumstances surrounding the proposed disposition to the extent relevant for determination of the availability of an exemption from registration, and (ii) if reasonably requested by the Company, Investor shall have furnished the Company with an opinion of counsel, reasonably satisfactory to the Company, that such disposition will not require registration of the Securities under the Act or state securities laws. It is agreed that the Company will not require the Investor to provide opinions of counsel for transactions made pursuant to Rule 144 provided that Investor and Investor's broker, if necessary, provide the Company with the necessary representations for counsel to the Company to issue an opinion with respect to such transaction.

          The Investor is entering into this Agreement for its own account and the Investor has no present arrangement (whether or not legally binding) at any time to sell the Common Stock to or through any person or entity; provided, however, that by making the representations herein, the Investor does not agree to hold the Common Stock for any minimum or other specific term and reserves the right to dispose of the Common Stock at any time in accordance with federal and state securities laws applicable to such disposition.

          3.4  Due Authorization.

               3.4.1 Authority. The person executing this Investment Agreement, if executing this Agreement in a representative or fiduciary capacity, has full power and authority to execute and deliver this Agreement and each other document included herein for which a signature is required in such capacity and on behalf of the subscribing individual, partnership, trust, estate, corporation or other entity for whom or which Investor is executing this Agreement. Investor has reached the age of majority (if an individual) according to the laws of the state in which he or she resides.

               3.4.2 Due Authorization. Investor is duly and validly organized, validly existing and in good standing as a limited liability company under the laws of Georgia with full power and authority to purchase the Securities to be purchased by Investor and to execute and deliver this Agreement.

               3.4.3     Partnerships.  If Investor is a
partnership, the representations, warranties, agreements and understandings set forth above are true with respect to all partners of Investor (and if any such partner is itself a partnership, all persons holding an interest in such partnership, directly or indirectly, including through one or more partnerships), and the person executing this Agreement has made due inquiry to determine the truthfulness of the representations and warranties made hereby.

               3.4.4     Representatives.  If Investor is
purchasing in a representative or fiduciary capacity, the representations and warranties shall be deemed to have been made on behalf of the person or persons for whom Investor is so purchasing.

     4.   Acknowledgments     Investor is aware that:

          4.1 Risks of Investment. Investor recognizes that an investment in the Company involves substantial risks, including the potential loss of Investor's entire investment herein. Investor recognizes that the Disclosure Documents, this Agreement and the exhibits hereto do not purport to contain all the information, which would be contained in a registration statement under the Act;

          4.2 No Government Approval. No federal or state agency has passed upon the Securities, recommended or endorsed the Offering, or made any finding or determination as to the fairness of this transaction;

          4.3 No Registration, Restrictions on Transfer. As of the date of this Agreement, the Securities and any component thereof have not been registered under the Act or any applicable state securities laws by reason of exemptions from the registration requirements of the Act and such laws, and may not be sold, pledged (except for any limited pledge in connection with a margin account of Investor to the extent that such pledge does not require registration under the Act or unless an exemption from such registration is available and provided further that if such pledge is realized upon, any transfer to the pledgee shall comply with the requirements set forth herein), assigned or otherwise disposed of in the absence of an effective registration of the Securities and any component thereof under the Act or unless an exemption from such registration is available;

          4.4 Restrictions on Transfer. Investor may not attempt to sell, transfer, assign, pledge or otherwise dispose of all or any portion of the Securities or any component thereof in the absence of either an effective registration statement or an exemption from the registration requirements of the Act and applicable state securities laws;

          4.5 No Assurances of Registration. There can be no assurance that any registration statement will become effective at the scheduled time, or ever, or remain effective when required, and Investor acknowledges that it may be required to bear the economic risk of Investor's investment for an indefinite period of time;

          4.6 Exempt Transaction. Investor understands that the Securities are being offered and sold in reliance on specific exemptions from the registration requirements of federal and state law and that the representations, warranties, agreements, acknowledgments and understandings set forth herein are being relied upon by the Company in determining the applicability of such exemptions and the suitability of Investor to acquire such Securities.

          4.7 Legends. The certificates representing the Put Shares shall not bear a legend restricting the sale or transfer thereof ("Restrictive Legend"). The certificates representing the Warrant Shares shall not bear a Restrictive Legend unless they are issued at a time when the Registration Statement is not effective for resale. It is understood that the certificates evidencing any Warrant Shares issued at a time when the Registration Statement is not effective for resale, subject to legend removal under the terms of Section 6.8 below, shall bear the following legend (the "Legend"):

     "The securities represented hereby have not been registered under the Securities Act of 1933, as amended, or applicable state securities laws, nor the securities laws of any other jurisdiction. They may not be sold or transferred in the absence of an effective registration statement under those securities laws or pursuant to an exemption therefrom."

     5.   Representations and Warranties of the Company.  The
Company hereby makes the following representations and warranties to Investor (which shall be true at the signing of this Agreement, and as of any such later date as contemplated hereunder) and agrees with Investor that, except as set forth in the "Schedule of Exceptions" attached hereto as Exhibit C:

          5.1 Organization, Good Standing, and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada, USA and has all requisite corporate power and authority to carry on its business as now conducted and as proposed to be conducted. The Company is duly qualified to transact business and is in good standing in each jurisdiction in which the failure to so qualify would have a material adverse effect on the business or properties of the Company and its subsidiaries taken as a whole. The Company is not the subject of any pending, threatened or, to its knowledge, contemplated investigation or administrative or legal proceeding (a "Proceeding") by the Internal Revenue Service, the taxing authorities of any state or local jurisdiction, or the Securities and Exchange Commission, The National Association of Securities Dealer, Inc., The Nasdaq Stock Market, Inc. or any state securities commission, or any other governmental entity, which have not been disclosed in the Disclosure Documents. None of the disclosed Proceedings, if any, will have a material adverse effect upon the Company or the market for the Common Stock. The Company has the following subsidiaries:

          5.2 Corporate Condition. The Company's condition is, in all material respects, as described in the Disclosure Documents (as further set forth in any subsequently filed Disclosure Documents, if applicable), except for changes in the ordinary course of business and normal year-end adjustments that are not, in the aggregate, materially adverse to the Company. Except for continuing losses, there have been no material adverse changes to the Company's business, financial condition, or prospects since the dates of such Disclosure Documents. The financial statements as contained in the 10-KSB and 10-QSB have been prepared in accordance with generally accepted accounting principles, consistently applied (except as otherwise permitted by Regulation S-X of the Exchange Act), subject, in the case of unaudited interim financial statements, to customary year end adjustments and the absence of certain footnotes, and fairly present the financial condition of the Company as of the dates of the balance sheets included therein and the consolidated results of its operations and cash flows for the periods then ended,. Without limiting the foregoing, there are no material liabilities, contingent or actual, that are not disclosed in the Disclosure Documents (other than liabilities incurred by the Company in the ordinary course of its business, consistent with its past practice, after the period covered by the Disclosure Documents). The Company has paid all material taxes that are due, except for taxes that it reasonably disputes. There is no material claim, litigation, or administrative proceeding pending or, to the best of the Company's knowledge, threatened against the Company, except as disclosed in the Disclosure Documents. This Agreement and the Disclosure Documents do not contain any untrue statement of a material fact and do not omit to state any material fact required to be stated therein or herein necessary to make the statements contained therein or herein not misleading in the light of the circumstances under which they were made. No event or circumstance exists relating to the Company which, under applicable law, requires public disclosure but which has not been so publicly announced or disclosed.

          5.3 Authorization. All corporate action on the part of the Company by its officers, directors and stockholders necessary for the authorization, execution and delivery of this Agreement, the performance of all obligations of the Company hereunder and the authorization, issuance and delivery of the Common Stock being sold hereunder and the issuance (and/or the reservation for issuance) of the Warrants and the Warrant Shares have been taken, and this Agreement and the Registration Rights Agreement constitute valid and legally binding obligations of the Company, enforceable in accordance with their terms, except insofar as the enforceability may be limited by applicable bankruptcy, insolvency, reorganization, or other similar laws affecting creditors' rights generally or by principles governing the availability of equitable remedies. The Company has obtained all consents and approvals required for it to execute, deliver and perform each agreement referenced in the previous sentence.

          5.4 Valid Issuance of Common Stock. The Common Stock and the Warrants, when issued, sold and delivered in accordance with the terms hereof, for the consideration expressed herein, will be validly issued, fully paid and nonassessable and, based in part upon the representations of Investor in this Agreement, will be issued in compliance with all applicable U.S. federal and state securities laws. The Warrant Shares, when issued in accordance with the terms of the Warrants, shall be duly and validly issued and outstanding, fully paid and nonassessable, and based in part on the representations and warranties of Investor, will be issued in compliance with all applicable U.S. federal and state securities laws. The Put Shares, the Warrants and the Warrant Shares will be issued free of any preemptive rights.

          5.5 Compliance with Other Instruments. The Company is not in violation or default of any provisions of its Certificate of Incorporation or Bylaws, each as amended and in effect on and as of the date of the Agreement, or of any material provision of any material instrument or material contract to which it is a party or by which it is bound or of any provision of any federal or state judgment, writ, decree, order, statute, rule or governmental regulation applicable to the Company, which would have a material adverse effect on the Company's business or prospects, or on the performance of its obligations under this Agreement or the Registration Rights Agreement. The execution, delivery and performance of this Agreement and the other agreements entered into in conjunction with the Offering and the consummation of the transactions contemplated hereby and thereby will not (a) result in any such violation or be in conflict with or constitute, with or without the passage of time and giving of notice, either a default under any such provision, instrument or contract or an event which results in the creation of any lien, charge or encumbrance upon any assets of the Company, which would have a material adverse effect on the Company's business or prospects, or on the performance of its obligations under this Agreement, the Registration Rights Agreement, or (b) violate the Company's Certificate of Incorporation or By-Laws or (c) violate any statute, rule or governmental regulation applicable to the Company which violation would have a material adverse effect on the Company's business or prospects.

          5.6 Reporting Company. The Company is subject to the reporting requirements of the Exchange Act, has a class of securities registered under Section 12 of the Exchange Act, and has filed all reports required by the Exchange Act since the date the Company first became subject to such reporting obligations. The Company undertakes to furnish Investor with copies of such reports as may be reasonably requested by Investor prior to consummation of this Offering and thereafter, to make such reports available, for the full term of this Agreement, including any extensions thereof, and for as long as Investor holds the Securities. The Common Stock is duly listed or approved for quotation on the O.T.C. Bulletin Board. The Company is not in violation of the listing requirements of the O.T.C. Bulletin Board and does not reasonably anticipate that the Common Stock will be delisted by the O.T.C. Bulletin Board for the foreseeable future. The Company has filed all reports required under the Exchange Act. The Company has not furnished to the Investor any material nonpublic information concerning the Company.

          5.7 Capitalization. The capitalization of the Company as of the date hereof is, and the capitalization as of the Closing, subject to exercise of any outstanding warrants and/or exercise of any outstanding stock options, after taking into account the offering of the Securities contemplated by this Agreement and all other share issuances occurring prior to this Offering, will be, as set forth in the Capitalization Schedule as set forth in Exhibit K. There are no securities or instruments containing anti-dilution or similar provisions that will be triggered by the issuance of the Securities. Except as disclosed in the Capitalization Schedule, as of the date of this Agreement,
(i) there are no outstanding options, warrants, scrip, rights to subscribe for, calls or commitments of any character whatsoever relating to, or securities or rights convertible into or exercisable or exchangeable for, any shares of capital stock of the Company or any of its subsidiaries, or arrangements by which the Company or any of its subsidiaries is or may become bound to issue additional shares of capital stock of the Company or any of its subsidiaries, and (ii) there are no agreements or arrangements under which the Company or any of its subsidiaries is obligated to register the sale of any of its or their securities under the Act (except the Registration Rights Agreement).

          5.8 Intellectual Property. The Company has valid, unrestricted and exclusive ownership of or rights to use the patents, trademarks, trademark registrations, trade names, copyrights, know-how, technology and other intellectual property necessary to the conduct of its business. Exhibit M lists all patents, trademarks, trademark registrations, trade names and copyrights of the Company. The Company has granted such licenses or has assigned or otherwise transferred a portion of (or all of) such valid, unrestricted and exclusive patents, trademarks, trademark registrations, trade names, copyrights, know-how, technology and other intellectual property necessary to the conduct of its business as set forth in Exhibit M. The Company has been granted licenses, know-how, technology and/or other intellectual property necessary to the conduct of its business as set forth in Exhibit M. To the best of the Company's knowledge after due inquiry, the Company is not infringing on the intellectual property rights of any third party, nor is any third party infringing on the Company's intellectual property rights. There are no restrictions in any agreements, licenses, franchises, or other instruments that preclude the Company from engaging in its business as presently conducted.

          5.9 Use of Proceeds. As of the date hereof, the Company expects to use the proceeds from this Offering (less fees and expenses) for the purposes and in the approximate amounts set forth on the Use of Proceeds Schedule set forth as Exhibit L hereto. These purposes and amounts are estimates and are subject to change without notice to any Investor.

          5.10 No Rights of Participation. No person or entity, including, but not limited to, current or former stockholders of the Company, underwriters, brokers, agents or other third parties, has any right of first refusal, preemptive right, right of participation, or any similar right to participate in the financing contemplated by this Agreement which has not been waived.

          5.11 Company Acknowledgment. The Company hereby acknowledges that Investor may elect to hold the Securities for various periods of time, as permitted by the terms of this Agreement, the Warrants, and other agreements contemplated hereby, and the Company further acknowledges that Investor has made no representations or warranties, either written or oral, as to how long the Securities will be held by Investor or regarding Investor's trading history or investment strategies.

          5.12 No Advance Regulatory Approval. The Company acknowledges that this Investment Agreement, the transaction contemplated hereby and the Registration Statement contemplated hereby have not been approved by the SEC, or any other regulatory body and there is no guarantee that this Investment Agreement, the transaction contemplated hereby and the Registration Statement contemplated hereby will ever be approved by the SEC or any other regulatory body. The Company is relying on its own analysis and is not relying on any representation by Investor that either this Investment Agreement, the transaction contemplated hereby or the Registration Statement contemplated hereby has been or will be approved by the SEC or other appropriate regulatory body.

          5.13 Underwriter's Fees and Rights of First Refusal. The Company is not obligated to pay any compensation or other fees, costs or related expenditures in cash or securities to any underwriter, broker, agent or other representative other than the Investor in connection with this Offering.

          5.14 Availability of Suitable Form for Registration. The Company is currently eligible and agrees to maintain its eligibility to register the resale of its Common Stock on a registration statement on a suitable form under the Act.

          5.15 No Integrated Offering. Neither the Company, nor any of its affiliates, nor any person acting on its or their behalf, has directly or indirectly made any offers or sales of any of the Company's securities or solicited any offers to buy any security under circumstances that would prevent the parties hereto from consummating the transactions contemplated hereby pursuant to an exemption from registration under Regulation D of the Act or would require the issuance of any other securities to be integrated with this Offering under the Rules of the SEC. The Company has not engaged in any form of general solicitation or advertising in connection with the offering of the Common Stock or the Warrants.

          5.16 Foreign Corrupt Practices. Neither the Company, nor any of its subsidiaries, nor any director, officer, agent, employee or other person acting on behalf of the Company or any subsidiary has, in the course of its actions for, or on behalf of, the Company, used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended; or made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee.

          5.17 Key Employees. Each "Key Employee" (as defined in Exhibit N) is currently serving the Company in the capacity disclosed in Exhibit N. No Key Employee, to the best knowledge of the Company and its subsidiaries, is, or is now expected to be, in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement, non-competition agreement, or any other contract or agreement or any restrictive covenant, and the continued employment of each Key Employee does not subject the Company or any of its subsidiaries to any liability with respect to any of the foregoing matters. No Key Employee has, to the best knowledge of the Company and its subsidiaries, any intention to terminate his employment with, or services to, the Company or any of its subsidiaries.

          5.18 Representations Correct. The foregoing representations, warranties and agreements are true, correct and complete in all material respects, and shall survive any Put
Closing and the issuance of the shares of Common Stock thereby.

          5.19 Tax Status. The Company has made or filed all federal and state income and all other tax returns, reports and declarations required by any jurisdiction to which it is subject (unless and only to the extent that the Company has set aside on its books provisions reasonably adequate for the payment of all unpaid and unreported taxes) and has paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and as set aside on its books provision reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company know of no basis for any such claim.

          5.20 Transactions With Affiliates. Except as set forth in the Disclosure Documents, none of the officers, directors, or employees of the Company is presently a party to any transaction with the Company (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Company, any corporation, partnership, trust or other entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner.

          5.21 Application of Takeover Protections. The Company and its board of directors have taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination or other similar anti-takeover provision under Nevada law which is or could become applicable to the Investor as a result of the transactions contemplated by this Agreement, including, without limitation, the issuance of the Common Stock, any exercise of the Warrants and ownership of the Common Shares and Warrant Shares. The Company has not adopted and will not adopt any "poison pill" provision that will be applicable to Investor as a result of transactions contemplated by this Agreement.

          5.22 Other Agreements. The Company has not, directly or indirectly, made any agreements with the Investor under a subscription in the form of this Agreement for the purchase of Common Stock, relating to the terms or conditions of the transactions contemplated hereby or thereby except as expressly set forth herein, respectively, or in exhibits hereto or thereto.

          5.23 Major Transactions.  There are no other Major
Transactions currently pending or contemplated by the Company.

          5.24 Financings. There are no other financings currently pending or contemplated by the Company.

          5.25 Shareholder Authorization. The Company shall, at its next annual shareholder meeting following its listing on either the Nasdaq Small Cap Market or the Nasdaq National Market, or at a special meeting to be held as soon as practicable thereafter, use its best efforts to obtain approval of its shareholders to (i) authorize the issuance of the full number of shares of Common Stock which would be issuable under this Agreement and eliminate any prohibitions under applicable law or the rules or regulations of any stock exchange, interdealer quotation system or other self-regulatory organization with jurisdiction over the Company or any of its securities with respect to the Company's ability to issue shares of Common Stock in excess of the Cap Amount (such approvals being the "20% Approval") and (ii) the increase in the number of authorized shares of Common Stock of the Company (the "Share Authorization Increase Approval") such that at least 20,000,000 shares can be reserved for this Offering. In connection with such shareholder vote, the Company shall use its best efforts to cause all officers and directors of the Company to promptly enter into irrevocable agreements to vote all of their shares in favor of
eliminating such prohibitions.   As soon as practicable after the
20% Approval and the Share Authorization Increase Approval, the Company agrees to use its best efforts to reserve 20,000,000 shares of Common Stock for issuance under this Agreement.

          5.26 Acknowledgment of Limitations on Put Amounts. The Company understands and acknowledges that the amounts available under this Investment Agreement are limited, among other things, based upon the liquidity of the Company's Common Stock traded on its Principal Market.

     6.   Covenants of the Company

          6.1 Independent Auditors. The Company shall, until at least the Termination Date, maintain as its independent auditors an accounting firm authorized to practice before the SEC.

          6.2 Corporate Existence and Taxes; Change in Corporate Entity. The Company shall, until at least the Termination Date, maintain its corporate existence in good standing and, once it becomes a "Reporting Issuer" (defined as a Company which files periodic reports under the Exchange Act), remain a Reporting Issuer and shall pay all its taxes when due except for taxes which the Company disputes. The Company shall not, at any time after the date hereof, enter into any merger, consolidation or corporate reorganization of the Company with or into, or transfer all or substantially all of the assets of the Company to, another entity unless the resulting successor or acquiring entity in such transaction, if not the Company (the "Surviving Entity"), (i) has Common Stock listed for trading on Nasdaq or on another national stock exchange and is a Reporting Issuer, (ii) assumes by written instrument the Company's obligations with respect to this Investment Agreement, the Warrants, and the other agreements referred to herein, including but not limited to the obligations to deliver to the Investor shares of Common Stock and/or securities that Investor is entitled to receive pursuant to this Investment Agreement and upon exercise of the Warrants and agrees by written instrument to reissue, in the name of the Surviving Entity, any Commitment Warrants and Purchase Warrants (each in the same terms, including but not limited to the same reset provisions, as the Commitment Warrants and/or Purchase Warrants originally issued or required to be issued by the Company) that are outstanding immediately prior to such transaction, making appropriate proportional adjustments to the number of shares represented by such Warrants and the exercise prices of such Warrants to accurately reflect the exchange represented by the transaction.

          6.3 Registration Rights. The Company will enter into a registration rights agreement covering the resale of the Common
Shares and the Warrant Shares substantially in the form of the Registration Rights Agreement attached as Exhibit A.

          6.4 Asset Transfers. The Company shall not (i) transfer, sell, convey or otherwise dispose of any of its material assets to any subsidiary except for a cash or cash equivalent consideration and for a proper business purpose or
(ii) transfer, sell, convey or otherwise dispose of any of its material assets to any Affiliate, as defined below, during the Term of this Agreement. For purposes hereof, "Affiliate" shall mean any officer of the Company, director of the Company or owner of twenty percent (20%) or more of the Common Stock or other securities of the Company.

          6.5  Rights of First Refusal.

               6.5.1 Capital Raising Limitations. During the period from the date of this Agreement until the date that is one year after the Termination Date, the Company shall not issue or sell, or agree to issue or sell Equity Securities (as defined below), for cash in private capital raising transactions without obtaining the prior written approval of the Investor of the Offering (the limitations referred to in this subsection 6.5.1 are collectively referred to as the "Capital Raising Limitations"). For purposes hereof, the following shall be collectively referred to herein as, the "Equity Securities": (i) Common Stock or any other equity securities, (ii) any debt or equity securities which are convertible into, exercisable or exchangeable for, or carry the right to receive additional shares of Common Stock or other equity securities, or (iii) any securities of the Company pursuant to an equity line structure or format similar in nature to this Offering.
               6.5.2 Investor's Right of First Refusal. For any private capital raising transactions of Equity Securities which close after the date hereof and on or prior to the date that is one (1) year after the Termination Date of this Agreement, not including any warrants issued in conjunction with this Investment Agreement, the Company agrees to deliver to Investor, at least ten (10) days prior to the closing of such transaction, written notice describing the proposed transaction, including the terms and conditions thereof, and providing the Investor and its affiliates an option (the "Right of First Refusal") during the ten (10) day period following delivery of such notice to purchase the securities being offered in such transaction on the same terms as contemplated by such transaction.

               6.5.3     Exceptions to Capital Raising
Limitations and Rights of First Refusal. Notwithstanding the above, neither the Capital Raising Limitations nor the Rights of First Refusal shall apply to any transaction involving issuances of securities in connection with a merger, consolidation, acquisition or sale of assets, or in connection with any strategic partnership or joint venture (the primary purpose of which is not to raise equity capital), or in connection with the disposition or acquisition of a business, product or license by the Company or exercise of options by employees, consultants or directors, or a primary underwritten offering of the Company's Common Stock, or the transactions set forth on Schedule 6.5.1. The Capital Raising Limitations and Rights of First Refusal also shall not apply to (a) the issuance of securities upon exercise or conversion of the Company's options, warrants or other convertible securities outstanding as of the date hereof, (b) the grant of additional options or warrants, or the issuance of additional securities, under any Company stock option or restricted stock plan for the benefit of the Company's employees, directors or consultants, or (c) the issuance of debt securities, with no equity feature, incurred solely for working capital purposes. If the Investor, at any time, is more than five (5) business days late in paying any Put Dollar Amounts that are then due, the Investor shall not be entitled to the benefits of Sections 6.5.1 and 6.5.2 above until the date that the Investor has paid all Put Dollar Amounts that are then due.

          6.6 Financial 10-KSB Statements, Etc. and Current Reports on Form 8-K. The Company shall deliver to the Investor copies of its annual reports on Form 10-KSB, and quarterly reports on Form 10-QSB and shall deliver to the Investor current reports on Form 8-K within two (2) days of filing for the Term of this Agreement.

          6.7 Opinion of Counsel. Investor shall, concurrent with the Investment Commitment Closing, receive an opinion letter from the Company's legal counsel, in the form attached as Exhibit B, or in such form as agreed upon by the parties, and shall, concurrent with each Put Date, receive an opinion letter from the Company's legal counsel, in the form attached as Exhibit I or in such form as agreed upon by the parties.

          6.8  Removal of Legend. If the certificates
representing any Securities are issued with a restrictive Legend in accordance with the terms of this Agreement, the Legend shall be removed and the Company shall issue a certificate without such Legend to the holder of any Security upon which it is stamped, and a certificate for a security shall be originally issued without the Legend, if (a) the sale of such Security is registered under the Act, or (b) such holder provides the Company with an opinion of counsel, in form, substance and scope customary for opinions of counsel in comparable transactions (the reasonable cost of which shall be borne by the Investor), to the effect that a public sale or transfer of such Security may be made without registration under the Act, or (c) such holder provides the Company with reasonable assurances that such Security can be sold pursuant to Rule 144. Each Investor agrees to sell all Securities, including those represented by a certificate(s) from which the Legend has been removed, or which were originally issued without the Legend, pursuant to an effective registration statement and to deliver a prospectus in connection with such sale or in compliance with an exemption from the registration requirements of the Act.

          6.9 Listing. Subject to the remainder of this Section 6.9, the Company shall ensure that its shares of Common Stock (including all Warrant Shares and Put Shares) are listed and available for trading on the O.T.C. Bulletin Board. Thereafter, the Company shall (i) use its best efforts to continue the listing and trading of its Common Stock on the O.T.C. Bulletin Board or to become eligible for and listed and available for trading on the Nasdaq Small Cap Market, the NMS, or the New York Stock Exchange ("NYSE"); and (ii) comply in all material respects with the Company's reporting, filing and other obligations under the By-Laws or rules of the National Association of Securities Dealers ("NASD") and such exchanges, as applicable.

          6.10 The Company's Instructions to Transfer Agent. The Company will instruct the Transfer Agent of the Common Stock (the "Transfer Agent"), by delivering instructions in the form of Exhibit T hereto, to issue certificates, registered in the name of each Investor or its nominee, for the Put Shares and Warrant Shares in such amounts as specified from time to time by the Company upon any exercise by the Company of a Put and/or exercise of the Warrants by the holder thereof. Such certificates shall not bear a Legend unless issuance with a Legend is permitted by the terms of this Agreement and Legend removal is not permitted by Section 6.8 hereof and the Company shall cause the Transfer Agent to issue such certificates without a Legend. Nothing in this Section shall affect in any way Investor's obligations and agreement set forth in Sections 3.3.2 or 3.3.3 hereof to resell the Securities pursuant to an effective registration statement and to deliver a prospectus in connection with such sale or in compliance with an exemption from the registration requirements of applicable securities laws. If (a) an Investor provides the Company with an opinion of counsel, which opinion of counsel shall be in form, substance and scope customary for opinions of counsel in comparable transactions, to the effect that the Securities to be sold or transferred may be sold or transferred pursuant to an exemption from registration or (b) an Investor transfers Securities, pursuant to Rule 144, to a transferee which is an accredited investor, the Company shall permit the transfer, and, in the case of Put Shares and Warrant Shares, promptly instruct its transfer agent to issue one or more certificates in such name and in such denomination as specified by such Investor. The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to an Investor by vitiating the intent and purpose of the transaction contemplated hereby. Accordingly, the Company acknowledges that the remedy at law for a breach of its obligations under this Section 6.10 will be inadequate and agrees, in the event of a breach or threatened breach by the Company of the provisions of this Section 6.10, that an Investor shall be entitled, in addition to all other available remedies, to an injunction restraining any breach and requiring immediate issuance and transfer, without the necessity of showing economic loss and without any bond or other security being required.

          6.11 Stockholder 20% Approval. Prior to the closing of any Put that would cause the Aggregate Issued Shares to exceed the Cap Amount, if required by the rules of NASDAQ because the Company's Common Stock is listed on NASDAQ, the Company shall obtain approval of its stockholders to authorize (i) the issuance of the full number of shares of Common Stock which would be issuable pursuant to this Agreement but for the Cap Amount and eliminate any prohibitions under applicable law or the rules or regulations of any stock exchange, interdealer quotation system or other self-regulatory organization with jurisdiction over the Company or any of its securities with respect to the Company's ability to issue shares of Common Stock in excess of the Cap Amount (such approvals being the "Stockholder 20% Approval").

          6.12 Press Release. The Company agrees that the Investor shall have the right to review and comment upon any press release issued by the Company in connection with the Offering which approval shall not be unreasonably withheld by Investor.

          6.13 Change in Law or Policy. In the event of a change in law, or policy of the SEC, as evidenced by a No-Action letter or other written statements of the SEC or the NASD which causes the Investor to be unable to perform its obligations hereunder, this Agreement shall be automatically terminated and no Termination Fee shall be due, provided that notwithstanding any termination under this section 6.13, the Investor shall retain full ownership of the Commitment Warrant as partial consideration for its commitment hereunder.

          6.14 Notice of Certain Events Affecting Registration; Suspension of Right to Make a Put. The Company shall immediately notify the Investor, but in no event later than two (2) business days by facsimile and by overnight courier, upon the occurrence of any of the following events in respect of a Registration Statement or related prospectus in respect of an offering of Registrable Securities: (i) receipt of any request for additional information by the SEC or any other federal or state governmental authority during the period of effectiveness of the Registration Statement for amendments or supplements to the Registration Statement or related prospectus; (ii) the issuance by the SEC or any other deferral or state governmental authority of any stop order suspending the effectiveness of a Registration Statement or the initiation of any proceedings for that purpose; (iii) receipt of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose;
(iv) the happening of any event that makes any statement made in such Registration Statement or related prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires the making of any changes in the Registration Statement, related prospectus or documents so that, in the case of a Registration Statement, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and that in the case of the related prospectus, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; (v) the declaration by the SEC of the effectiveness of a Registration Statement; and (vi) the Company's reasonable determination that a post-effective amendment to the Registration Statement would be appropriate, and the Company shall promptly make available to the Investor any such supplement or amendment to the related prospectus. The Company shall not deliver to the Investor any Put Notice during the continuation of any of the foregoing events.

     7.   Investor Covenant/Miscellaneous.

          7.1 Representations and Warranties Survive the Closing; Severability. Investor's and the Company's representations and warranties shall survive the Investment Date and any Put Closing contemplated by this Agreement notwithstanding any due diligence investigation made by or on behalf of the party seeking to rely thereon. In the event that any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, or is altered by a term required by the Securities Exchange Commission to be included in the Registration Statement, this Agreement shall continue in full force and effect without said provision; provided that if the removal of such provision materially changes the economic benefit of this Agreement to the Investor, this Agreement shall terminate.

          7.2 Successors and Assigns. This Agreement shall not be assignable without the Company's written consent. If assigned, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement. Investor may assign Investor's rights hereunder, in connection with any private sale of the Common Stock of such Investor, so long as, as a condition precedent to such transfer, the transferee executes an acknowledgment agreeing to be bound by the applicable provisions of this Agreement in a form acceptable to the Company and provides an original copy of such acknowledgment to the Company.

          7.3  Execution in Counterparts Permitted.  This
Agreement may be executed in any number of counterparts, each of which shall be enforceable against the parties actually executing such counterparts, and all of which together shall constitute one
(1) instrument.

          7.4 Titles and Subtitles; Gender. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement. The use in this Agreement of a masculine, feminine or neuter pronoun shall be deemed to include a reference to the others.

          7.5 Written Notices, Etc. Any notice, demand or request required or permitted to be given by the Company or Investor pursuant to the terms of this Agreement shall be in writing and shall be deemed given when delivered personally, or by facsimile or upon receipt if by overnight or two (2) day courier, addressed to the parties at the addresses and/or facsimile telephone number of the parties set forth at the end of this Agreement or such other address as a party may request by notifying the other in writing; provided, however, that in order for any notice to be effective as to the Investor such notice shall be delivered and sent, as specified herein, to all the addresses and facsimile telephone numbers of the Investor set forth at the end of this Agreement or such other address and/or facsimile telephone number as Investor may request in writing.

          7.6 Expenses. Except as set forth in the Registration Rights Agreement, each of the Company and Investor shall pay all costs and expenses that it respectively incurs, with respect to the negotiation, execution, delivery and performance of this Agreement.

          7.7 Entire Agreement; Written Amendments Required. This Agreement, including the Exhibits attached hereto, the Common Stock certificates, the Warrants, the Registration Rights Agreement, and the other documents delivered pursuant hereto constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof, and no party shall be liable or bound to any other party in any manner by any warranties, representations or covenants, whether oral, written, or otherwise except as specifically set forth herein or therein. Except as expressly provided herein, neither this Agreement nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument signed by the party against whom enforcement of any such amendment, waiver, discharge or termination is sought.

          7.8 Actions at Law or Equity; Jurisdiction and Venue. The parties acknowledge that any and all actions, whether at law or at equity, and whether or not said actions are based upon this Agreement between the parties hereto, shall be filed in any state or federal court sitting in Atlanta, Georgia. Georgia law shall govern both the proceeding as well as the interpretation and construction of the Transaction Documents and the transaction as a whole. In any litigation between the parties hereto, the prevailing party, as found by the court, shall be entitled to an award of all attorney's fees and costs of court. Should the court refuse to find a prevailing party, each party shall bear its own legal fees and costs.

          7.9  Reporting Entity for the Common Stock.  The
reporting entity relied upon for the determination of the trading price or trading volume of the Common Stock on the Principal
Market on any given Trading Day for the purposes of this
Agreement shall be the Bloomberg L.P.   The written mutual
consent of the Investor and the Company shall be required to employ any other reporting entity.

     8.   Subscription and Wiring Instructions; Irrevocability.

          (a) Wire transfer of Subscription Funds. Investor shall deliver Put Dollar Amounts (as payment towards any Put Share Price) by wire transfer, to the Company pursuant to a wire instruction letter to be provided by the Company, and signed by the Company.

          (b) Irrevocable Subscription. Investor hereby acknowledges and agrees, subject to the provisions of any applicable laws providing for the refund of subscription amounts submitted by Investor, that this Agreement is irrevocable and that Investor is not entitled to cancel, terminate or revoke this Agreement or any other agreements executed by such Investor and delivered pursuant hereto, and that this Agreement and such other agreements shall survive the death or disability of such Investor and shall be binding upon and inure to the benefit of the parties and their heirs, executors, administrators, successors, legal representatives and assigns. If the Securities subscribed for are to be owned by more than one person, the obligations of all such owners under this Agreement shall be joint and several, and the agreements, representations, warranties and acknowledgments herein contained shall be deemed to be made by and be binding upon each such person and his heirs, executors, administrators, successors, legal representatives and assigns.

     9.   Indemnification and Reimbursement.

          (a) Indemnification. In consideration of the Investor's execution and delivery of the Investment Agreement, the Registration Rights Agreement and the Warrants (the "Transaction Documents") and acquiring the Securities thereunder and in addition to all of the Company's other obligations under the Transaction Documents, the Company shall defend, protect, indemnify and hold harmless Investor and all of its stockholders, officers, directors, employees and direct or indirect investors and any of the foregoing person's agents, members, partners or other representatives (including, without limitation, those retained in connection with the transactions contemplated by this Agreement) (collectively, the "Indemnitees") from and against any and all actions, causes of action, suits, claims, losses, costs, penalties, fees, liabilities and damages, and expenses in connection therewith (irrespective of whether any such Indemnitee is a party to the action for which indemnification hereunder is sought), and including reasonable attorney's fees and disbursements (the "Indemnified Liabilities"), incurred by any Indemnitee as a result of, or arising out of, or relating to (a) any misrepresentation or breach of any representation or warranty made by the Company in the Transaction Documents or any other certificate, instrument or documents contemplated hereby or thereby, (b) any breach of any covenant, agreement or obligation of the Company contained in the Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby, (c) any cause of action, suit or claim, derivative or otherwise, by any stockholder of the Company based on a breach or alleged breach by the Company or any of its officers or directors of their fiduciary or other obligations to the stockholders of the Company, or (d) claims made by third parties against any of the Indemnitees based on a violation of Section 5 of the Securities Act caused by the integration of the private sale of common stock to the Investor and the public offering pursuant to the Registration Statement.

     To the extent that the foregoing undertaking by the Company may be unenforceable for any reason, the Company shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which it would be required to make if such foregoing undertaking was enforceable which is permissible under applicable law.

     Promptly after receipt by an Indemnified Party of notice of the commencement of any action pursuant to which indemnification may be sought, such Indemnified Party will, if a claim in respect thereof is to be made against the other party (hereinafter "Indemnitor") under this Section 9, deliver to the Indemnitor a written notice of the commencement thereof and the Indemnitor shall have the right to participate in and to assume the defense thereof with counsel reasonably selected by the Indemnitor, provided, however, that an Indemnified Party shall have the right to retain its own counsel, with the reasonably incurred fees and expenses of such counsel to be paid by the Indemnitor, if representation of such Indemnified Party by the counsel retained by the Indemnitor would be inappropriate due to actual or potential conflicts of interest between such Indemnified Party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the Indemnitor within a reasonable time of the commencement of any such action, if prejudicial to the Indemnitor's ability to defend such action, shall relieve the Indemnitor of any liability to the Indemnified Party under this Section 9, but the omission to so deliver written notice to the Indemnitor will not relieve it of any liability that it may have to any Indemnified Party other than under this Section 9 to the extent it is prejudicial.

          (b) Reimbursement. If (i) Investor, other than by reason of its gross negligence or willful misconduct, becomes involved in any capacity in any action, proceeding or investigation brought by any stockholder of the Company, in connection with or as a result of the consummation of the transactions contemplated by the Transaction Documents, or if Investor is impleaded in any such action, proceeding or investigation by any Person, or (ii) Investor, other than by reason of its gross negligence or willful misconduct, becomes involved in any capacity in any action, proceeding or investigation brought by the SEC against or involving the Company or in connection with or as a result of the consummation of the transactions contemplated by the Transaction Documents, or if Investor is impleaded in any such action, proceeding or investigation by any Person, then in any such case, the Company will reimburse Investor for its reasonable legal and other expenses (including the cost of any investigation and preparation ) incurred in connection therewith, as such expenses are incurred. In addition, other than with respect to any matter in which Investor is a named party, the Company will pay Investor the charges, as reasonably determined by Investor, for the time of any officers or employees of Investor devoted to appearing and preparing to appear as witnesses, assisting in preparation for hearing, trials or pretrial matters, or otherwise with respect to inquiries, hearing, trials, and other proceedings relating to the subject matter of this Agreement. The reimbursement obligations of the Company under this paragraph shall be in addition to any liability which the Company may otherwise have, shall extend upon the same terms and conditions to any affiliates of Investor ("Affiliates") who are actually named in such action, proceeding or investigation, and partners, directors, agents, employees and controlling persons (if any), as the case may be, of Investor and any such Affiliate, and shall be binding upon and inure to the benefit of any successors, assigns, heirs and personal representatives of the Company, Investor and any such Affiliate and any such Person. The Company also agrees that neither any Investor nor any such Affiliate, partners, directors, agents, employees or controlling persons shall have any liability to the Company or any person asserting claims on behalf of or in right of the Company in connection with or as a result of the consummation of the Transaction Documents except to the extent that any losses, claims, damages, liabilities or expenses incurred by the Company result from the gross negligence or willful misconduct of Investor or any inaccuracy in any representation or warranty of Investor contained herein or any breach by Investor of any of the provisions hereof.




[INTENTIONALLY LEFT BLANK]




     10.  Accredited Investor.   Investor is an "accredited
investor" because (check all applicable boxes):

          (a) [ ] it is an organization described in Section 501(c)(3) of the Internal Revenue Code, or a corporation, limited duration company, limited liability company, business trust, or partnership not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $5,000,000.

          (b) [ ] any trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a sophisticated person who has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of the prospective investment.

          (c)  [  ] a natural person, who

               [  ] is a director, executive officer or general
                    partner of the issuer of the securities being offered or sold or a director, executive officer or general partner of a general partner of that issuer.

               [  ] has an individual net worth, or joint net
                    worth with that person's spouse, at the time of his purchase exceeding $1,000,000.

               [  ] had an individual income in excess of
                    $200,000 in each of the two most recent years or joint income with that person's spouse in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year.

          (d) [ ] an entity each equity owner of which is an entity described in a - b above or is an individual who could check one (1) of the last three (3) boxes under subparagraph (c) above.

          (e)  [  ] other [specify]_____________________________.


     The undersigned hereby subscribes the Maximum Offering
Amount and acknowledges that this Agreement and the subscription represented hereby shall not be effective unless accepted by the Company as indicated below.

     IN WITNESS WHEREOF, the undersigned Investor does represent and certify under penalty of perjury that the foregoing statements are true and correct and that Investor by the following signature(s) executed this Agreement.

Dated this 8th day of September, 2000.


SWARTZ PRIVATE EQUITY, LLC


By: ____________________________________
          Eric S. Swartz, Manager


SECURITY DELIVERY INSTRUCTIONS:
Swartz Private Equity, LLC
C/o Eric S. Swartz
200 Roswell Summit, Suite 285
1080 Holcomb Bridge Road
Roswell, GA 30076
Telephone: (770) 640-8130


THIS AGREEMENT IS ACCEPTED BY THE COMPANY IN THE AMOUNT OF THE
MAXIMUM OFFERING AMOUNT ON THE 8TH DAY OF SEPTEMBER, 2000.


                              MENTOR ON CALL, INC.


                              By:_______________________________
                                   James N. Rodgers, President


                    Address:  Attn: James N. Rodgers, President
                              Scotia Plaza, 40 King Street West
                              Suite 4900
                              Telephone (604) 532-5357
                              Facsimile  (604) 532-5662

                        ADVANCE PUT NOTICE



MENTOR ON CALL, INC. (the "Company") hereby intends, subject to the Individual Put Limit (as defined in the Investment Agreement), to elect to exercise a Put to sell the number of shares of Common Stock of the Company specified below, to _____________________________, the Investor, as of the Intended
Put Date written below, all pursuant to that certain Investment Agreement (the "Investment Agreement") by and between the Company and Swartz Private Equity, LLC dated on or about September 8, 2000.


                    Date of Advance Put Notice: _________________


                    Intended Put Date: __________________________


                    Intended Put Share Amount: __________________

                    Company Designation Maximum Put Dollar Amount
                    (Optional):_________________________________.

                    Company Designation Minimum Put Share Price
                    (Optional):_________________________________.



                              MENTOR ON CALL, INC.



                              By:________________________________
                                   James N. Rodgers, President


                    Address:  Attn: James N. Rodgers, President
                              Scotia Plaza, 40 King Street West
                              Suite 4900
                              Telephone (604) 532-5357
                              Facsimile  (604) 532-5662

                CONFIRMATION of ADVANCE PUT NOTICE


_________________________________, the Investor, hereby confirms receipt of MENTOR ON CALL, INC.'s (the "Company") Advance Put Notice on the Advance Put Date written below, and its intention to elect to exercise a Put to sell shares of common stock ("Intended Put Share Amount") of the Company to the Investor, as of the intended Put Date written below, all pursuant to that certain Investment Agreement (the "Investment Agreement") by and between the Company and Swartz Private Equity, LLC dated on or about September 8, 2000.


                    Date of Confirmation: ____________________

                    Date of Advance Put Notice: _______________

                    Intended Put Date: ________________________

                    Intended Put Share Amount: ________________

                    Company Designation Maximum Put Dollar Amount
                    (Optional):_________________________________.

                    Company Designation Minimum Put Share Price
                    (Optional):_________________________________.

                              INVESTOR(S)

                              ___________________________________
                              Investor's Name

                              By: _______________________________
                                   (Signature)
                    Address:  ___________________________________

                              ___________________________________

                              ___________________________________

                    Telephone No.:_______________________________

                    Facsimile No.:_______________________________

                            PUT NOTICE

MENTOR ON CALL, INC. (the "Company") hereby elects to exercise a Put to sell shares of common stock ("Common Stock") of the Company to _____________________________, the Investor, as of the
Put Date, at the Put Share Price and for the number of Put Shares written below, all pursuant to that certain Investment Agreement (the "Investment Agreement") by and between the Company and Swartz Private Equity, LLC dated on or about September 8, 2000.

                    Put Date: _________________

                    Intended Put Share Amount (from Advance Put
                    Notice): _________________ Common Shares


                    Company Designation Maximum Put Dollar Amount
                    (Optional):_________________________________.

                    Company Designation Minimum Put Share Price
                    (Optional):_________________________________.



Note: Capitalized terms shall have the meanings ascribed to them in this Investment Agreement.




                              MENTOR ON CALL, INC.


                              By:________________________________
                                   James N. Rodgers, President



                    Address:  Attn: James N. Rodgers, President
                              Scotia Plaza, 40 King Street West
                              Suite 4900
                              Telephone (604) 532-5357
                              Facsimile  (604) 532-5662

                    CONFIRMATION of PUT NOTICE


_________________________________, the Investor, hereby confirms receipt of Mentor On Call, Inc. (the "Company") Put Notice and election to exercise a Put to sell ___________________________ shares of common stock ("Common Stock") of the Company to Investor, as of the Put Date, all pursuant to that certain Investment Agreement (the "Investment Agreement") by and between the Company and Swartz Private Equity, LLC dated on or about September 8, 2000.


                         Date of this Confirmation:______________


                         Put Date: ______________________________


                         Number of Put Shares of
                         Common Stock to be Issued: _____________


                         Volume Evaluation Period: _____ Business
                         Days

                         Pricing Period: _____ Business Days



                         INVESTOR(S)

                         ________________________________________
                         Investor's Name

                         By: ____________________________________
                                   (Signature)

               Address:  ________________________________________

                         ________________________________________

                         ________________________________________

               Telephone No.: ___________________________________

               Facsimile No.:____________________________________

                     PUT CANCELLATION NOTICE


MENTOR ON CALL, INC. (the "Company") hereby cancels the Put specified below, pursuant to that certain Investment Agreement (the "Investment Agreement") by and between the Company and Swartz Private Equity, LLC dated on or about September 8, 2000, as of the close of trading on the date specified below (the "Cancellation Date," which date must be on or after the date that this notice is delivered to the Investor), provided that such cancellation shall not apply to the number of shares of Common Stock equal to the Truncated Put Share Amount (as defined in the Investment Agreement).




                    Cancellation Date: __________________________

                    Put Date of Put Being Canceled:______________

                    Number of Shares Put on Put Date:____________

                    Reason for Cancellation (check one):

                         [   ]     Material Facts, Ineffective
                                   Registration Period.

                         [    ]    Delisting Event


The Company understands that, by canceling this Put, it must give twenty (20) Business Days advance written notice to the Investor before effecting the next Put.




                              MENTOR ON CALL, INC.


                              By:________________________________
                                   James N. Rodgers, President

                    Address:  Attn: James N. Rodgers, President
                              Scotia Plaza, 40 King Street West
                              Suite 4900
                              Telephone (604) 532-5357
                              Facsimile  (604) 532-5662

               PUT CANCELLATION NOTICE CONFIRMATION


The undersigned Investor to that certain Investment Agreement (the "Investment Agreement") by and between the Mentor On Call, Inc.'s, and Swartz Private Equity, LLC dated on or about September 8, 2000, hereby confirms receipt of Mentor On Call, Inc.'s (the "Company") Put Cancellation Notice, and confirms the following:


                         Date of this Confirmation:______________


                         Put Cancellation Date:__________________






                              INVESTOR(S)

                              ___________________________________
                              Investor's Name

                              By:________________________________
                                   (Signature)

                    Address:  ___________________________________

                              ___________________________________

                              ___________________________________

                    Telephone No.:_______________________________

                    Facsimile No.:_______________________________

EXHIBIT 10.9   ACKNOWLEDGMENT AND AGREEMENT, dated
               September 8, 2000


                   ACKNOWLEDGMENT AND AGREEMENT


     With respect to the Investment Agreement entered into as of September 8, 2000, by and among Mentor On Call, Inc., a corporation duly incorporated and existing under the laws of the State of Nevada (the "Company") and Swartz Private Equity, LLC (hereinafter referred to as "Swartz"), the Company hereby agrees and acknowledges the following:


     The Company acknowledges that the Investor may sell the Put Shares any time, and from time to time, after the Put Date for such shares, and that such sales may occur during a Pricing Period or Pricing Periods and may have the effect of reducing the Purchase Price.

     Furthermore, the Company agrees to present the proposed final registration statement to be filed pursuant to the terms of the Registration Rights Agreement entered into in conjunction with the Investment Agreement to Swartz for its review at least five (5) business days prior to the proposed filing date, and to obtain Swartz's final comments to the registration statement before filing it with the SEC.

     IN WITNESS WHEREOF, the undersigned have executed this Agreement as of this 8th day of September, 2000.


MENTOR ON CALL, INC.               INVESTOR:
                                   SWARTZ PRIVATE EQUITY, LLC.





By: ____________________________   By: __________________________
     James N. Rodgers, President        Eric S. Swartz, Manager


Mentor On Call, Inc.
Scotia Plaza, 40 King Street West,      1080 Holcomb Bridge Road
Suite 4900                              Bldg. 200, Suite 285
Toronto Ontario, Canada M5H 4A2         Roswell, GA  30076
Telephone: (604) 532-5357               Telephone: (770) 640-8130
Facsimile:  (604) 532-5662              Facsimile: (770) 640-7150

EXHIBIT 23.2        CONSENT OF ROBISON, HILL & CO.


       CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


We have issued our report dated April 11, 2000, accompanying the financial statements of Mentor On Call, Inc. (formerly PSM Corp.) (a development stage company) as of and for the year ended December 31, 1999, contained in the Registration Statement and Prospectus. We consent to the use of the aforementioned report in the Registration Statement and Prospectus, and to the use of our name as it appears under the caption "Experts."


                                     Respectfully submitted


                                     /s/ ROBISON, HILL & CO
                                     Certified Public Accountants

Salt Lake City, Utah
January 11, 2001